SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 14, 2014

among

SOUTHWEST CONVENIENCE STORES, LLC,
a Texas limited liability company,
and
SKINNY'S, LLC,
a Texas limited liability company,
as the Borrowers,
and
ALON BRANDS, INC.,
a Delaware corporation,
as a Guarantor
and
GTS LICENSING COMPANY, INC.,
a Texas corporation,
as a Guarantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, LC Issuer, Syndication Agent and Sole Lead Arranger
and
The Other Lenders Party Hereto

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

TABLE OF CONTENTS
Section    Page
ARTICLE IDEFINITIONS AND ACCOUNTING TERMS    1
Section 1.01.Defined Terms    1
Section 1.02.Other Interpretive Provisions    33
Section 1.03.Accounting Terms    34
Section 1.04.Rounding    34
Section 1.05.References to Agreements and Laws    34
Section 1.06.Times of Day    34
Section 1.07.Letter of Credit Amounts    35
ARTICLE IITHE COMMITMENTS AND BORROWINGS    35
Section 2.01.Commitment to Make Revolving Credit Loans    35
Section 2.02.Commitment to Make Term Loans    35
Section 2.03.Borrowings of Revolving Credit Loans and Term Loans    36
Section 2.04.Prepayments    36
Section 2.05.Repayment of Loans    39
Section 2.06.Interest    40
Section 2.07.Fees    40
Section 2.08.Evidence of Debt    41
Section 2.09.Payments Generally    42
Section 2.10.Sharing of Payments    43
Section 2.11.Letters of Credit    44
Section 2.12.Cash Collateral    51
Section 2.13.Swingline Loans    52
Section 2.14.Incremental Term Loans    56
ARTICLE IIITAXES, YIELD PROTECTION AND ILLEGALITY    59
Section 3.01.Taxes    59
Section 3.02.Illegality    62
Section 3.03.Inability to Determine Rates    63
Section 3.04.Increased Cost and Reduced Return; Capital Adequacy    63
Section 3.05.Funding Losses    64
Section 3.06.Matters Applicable to all Requests for Compensation    64
Section 3.07.Defaulting Lenders    64
Section 3.08.Mitigation Obligations; Replacement of Lenders    66

i

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

Section 3.09.Survival    67
ARTICLE IVCONDITIONS PRECEDENT TO CREDIT EXTENSIONS    67
Section 4.01.Conditions of Borrowing    67
Section 4.02.Conditions to all Credit Extensions    70
ARTICLE VREPRESENTATIONS AND WARRANTIES    70
Section 5.01.Existence, Qualification and Power    70
Section 5.02.Authorization; No Contravention    71
Section 5.03.No Consent or Other Action    71
Section 5.04.Binding Effect    71
Section 5.05.Financial Statements; No Material Adverse Effect    71
Section 5.06.Litigation    72
Section 5.07.No Default    72
Section 5.08.Ownership of Property; Liens    72
Section 5.09.Environmental Compliance    73
Section 5.10.Insurance    73
Section 5.11.Taxes    73
Section 5.12.ERISA Compliance    73
Section 5.13.Loan Party Information; Subsidiaries, Etc    74
Section 5.14.Purpose of Borrowings; Margin Regulations; Investment Company Act    74
Section 5.15.Disclosure    74
Section 5.16.Compliance with Laws    75
Section 5.17.Business and Location    75
Section 5.18.Transactions with Affiliates    75
Section 5.19.Financing Statements; Perfected Security Interest    75
Section 5.20.[Reserved]    75
Section 5.21.No Further Disposition    75
Section 5.22.Principal Agreements    76
Section 5.23.Capitalization; Solvency    76
Section 5.24.Intellectual Property; Licenses, Etc    76
Section 5.25.[Reserved]    76
Section 5.26.Compliance with OFAC Rules and Regulations    76
Section 5.27.Foreign Assets Control Regulations, Etc    77
Section 5.28.Employee Relations    77
Section 5.29.Burdensome Provisions    77

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

ARTICLE VIAFFIRMATIVE COVENANTS    77
Section 6.01.Financial Statements    77
Section 6.02.Certificates; Other Information    79
Section 6.03.Notices    80
Section 6.04.Payment of Obligations    81
Section 6.05.Preservation of Existence, Etc    81
Section 6.06.Maintenance of Properties    81
Section 6.07.Maintenance of Insurance    81
Section 6.08.Compliance with Laws    82
Section 6.09.Books and Records    82
Section 6.10.Inspection Rights    82
Section 6.11.Conduct of Business    82
Section 6.12.Capitalization; Solvency    82
Section 6.13.[Reserved]    82
Section 6.14.Banks and Payments    82
Section 6.15.[Reserved]    83
Section 6.16.Escrows    83
Section 6.17.Taxes    83
Section 6.18.Primary Depository Accounts and Treasury Management Relationship    83
Section 6.19.Transfers of Interests in Borrowers, etc    83
Section 6.20.Principal Agreements    84
Section 6.21.[Reserved.]    84
Section 6.22.Appraisals    84
Section 6.23.Further Assurances    84
Section 6.24.[Reserved.]    85
Section 6.25.[Reserved.]    85
Section 6.26.Required Derivative Contracts    85
Section 6.27.Keepwell    85
ARTICLE VIINEGATIVE COVENANTS    86
Section 7.01.Liens    86
Section 7.02.Investments    87
Section 7.03.Indebtedness    88
Section 7.04.Fundamental Changes; Subsidiaries    89
Section 7.05.Dispositions    89
Section 7.06.Restricted Payments    90

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

Section 7.07.Change in Nature of Business    91
Section 7.08.Transactions with Affiliates    91
Section 7.09.Use of Proceeds    91
Section 7.10.Sale-Leaseback Transactions    91
Section 7.11.Acquisition    91
Section 7.12.Principal Agreements    91
Section 7.13.Restrictive Agreements    91
Section 7.14.Derivative Contracts    92
Section 7.15.Prepayment of Indebtedness; Subordinated Indebtedness    92
Section 7.16.Accounting Changes; Organizational Documents    92
ARTICLE VIIISECURITY FOR OBLIGATIONS    92
Section 8.01.Mortgages    92
Section 8.02.Security Agreement of the Borrowers and their Subsidiaries    93
Section 8.03.Grant of Security in the Collateral    93
Section 8.04.Guaranties of the Guarantors    93
ARTICLE IXSPECIAL PROVISIONS CONCERNING RIGHTS AND
DUTIES WHILE IN POSSESSION OF COLLATERAL    93
Section 9.01.Borrowers' Possession    93
Section 9.02.Administrative Agent's Possession    93
ARTICLE XEVENTS OF DEFAULT AND REMEDIES    94
Section 10.01.Events of Default    94
Section 10.02.Remedies Upon Event of Default    96
Section 10.03.Application of Funds    98
Section 10.04.Required Notice of Sale    100
ARTICLE XIRIGHT TO CURE; POST‑DEFAULT POWER OF ATTORNEY    100
Section 11.01.Right to Cure    100
Section 11.02.Power of Attorney    100
ARTICLE XIIADMINISTRATIVE AGENT    101
Section 12.01.Appointment and Authorization of the Administrative Agent    101
Section 12.02.Delegation of Duties    102
Section 12.03.Liability of Administrative Agent    102
Section 12.04.Reliance by Administrative Agent    102
Section 12.05.Notice of Default    103
Section 12.06.Credit Decision; Disclosure of Information by Administrative Agent    103

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

Section 12.07.Indemnification of Administrative Agent    103
Section 12.08.Administrative Agent in its Individual Capacity    104
Section 12.09.Successor Administrative Agent    104
Section 12.10.Administrative Agent May File Proofs of Claim    105
Section 12.11.Collateral Matters    106
Section 12.12.Duties in the Case of Enforcement    106
Section 12.13.Other Agents; Lead Arranger and Syndication Agent    107
ARTICLE XIIIJoint and SEVERAL liability    107
Section 13.01.Joint and Several Liability    107
ARTICLE XIVFINANCIAL COVENANTS    109
Section 14.01.Maximum Lease Adjusted Leverage Ratio    109
Section 14.02.Maximum Total Debt to Appraised Real Estate Value Ratio    110
Section 14.03.Minimum Fixed Charge Coverage Ratio    110
Section 14.04.Minimum Adjusted Fixed Charge Coverage Ratio    110
ARTICLE XVMISCELLANEOUS    110
Section 15.01.Amendments, Etc    110
Section 15.02.Notices and Other Communications; Facsimile Copies    111
Section 15.03.No Waiver; Cumulative Remedies    113
Section 15.04.Attorney Costs, Expenses and Taxes    113
Section 15.05.Indemnification by the Loan Parties    113
Section 15.06.Payments Set Aside    114
Section 15.07.Successors and Assigns    114
Section 15.08.Confidentiality    118
Section 15.09.Set Off    119
Section 15.10.Interest Rate Limitation    120
Section 15.11.Counterparts    120
Section 15.12.Integration    120
Section 15.13.Survival of Representations and Warranties    120
Section 15.14.Severability    120
Section 15.15.[Reserved.]    120
Section 15.16.[Reserved.]    120
Section 15.17.Estoppel Certificates    121
Section 15.18.Recourse    121
Section 15.19.Governing Law; Consent to Jurisdiction    121

v

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

Section 15.20.Waiver of Right to Trial by Jury and Other Rights    122
Section 15.21.Time of the Essence    124
Section 15.22.Patriot Act Notice    124
Section 15.23.Amendment and Restatement; No Novation    124

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

SCHEDULES

1.01	Existing Letters of Credit

2.01	Commitments and Pro Rata Shares

5.05	Indebtedness as of the Closing Date

5.06	Litigation

5.13	Mergers, etc., Subsidiaries and Other Equity Investments

5.17	Other Businesses

5.18	Transactions with Affiliates

5.22	Principal Agreements

5.24	IP Rights

5.25	[Reserved]

5.28	Employee Relations

6.07	Insurance Requirements

6.14	Banks

7.01	Existing Liens

7.03	Permitted Indebtedness

15.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

A	Allocated Loan Amounts

B	Form of Assignment and Assumption

C	Form of Compliance Certificate

D	Equity Ownership

E	List of Fee Properties

F	Filing Offices

G	List of Leasehold Properties

H	Form of Loan Notice

I‑1	Form of Revolving Credit Note

I‑2	Form of Term Loan Note

I‑3	Form of Swingline Note

J	[Reserved]

K-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

K-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

K-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

K-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

L	Opinion Matters

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
42575.100083 EMF_US 48981686v14

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 14, 2014, among SOUTHWEST CONVENIENCE STORES, LLC, a Texas limited liability company ("Southwest"), SKINNY'S, LLC, a Texas limited liability company ("Skinny's" and, together with Southwest, collectively the "Borrowers" and each a "Borrower"), ALON BRANDS, INC., a Delaware corporation (the "Parent"), GTS LICENSING COMPANY, INC., a Texas corporation ("GTS"), the additional Subsidiaries of any Borrower which may become a party to this Agreement from time to time pursuant to the terms hereof, each lender from time to time party hereto (collectively the "Lenders" and each a "Lender"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, LC Issuer, Syndication Agent and sole Lead Arranger.
STATEMENT OF PURPOSE
The Borrowers, GTS, Wells Fargo Bank, National Association, Bank Leumi USA and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 20, 2012 (as so amended prior to the date hereof, the "Existing Credit Agreement").
As of March 21, 2014 (which date is the Closing Date) and prior to giving effect to any additional Borrowings requested by the Borrowers to be made on the Closing Date, the outstanding principal balance of the "Revolving Credit Loans" (as defined in the Existing Credit Agreement) is $10,000,000 (the "Existing Revolving Credit Loans"), the outstanding principal balance of the "Swing Line Loans" (as defined in the Existing Credit Agreement) is $-0- (the "Existing Swingline Loans"), the outstanding face amount of all "Letters of Credit" (as defined in the Existing Credit Agreement) is $-0- (the "Existing Letters of Credit") and the outstanding principal amount of the "Term Loans" (as defined in the Existing Credit Agreement) is $62,688,888.86 (the "Existing Term Loans").
The Borrowers and the Guarantors have requested, and, subject to the terms and conditions hereof, the Administrative Agent, the Swingline Lender, the LC Issuer and the Lenders have agreed, that certain amendments be made to the existing credit facilities under the Existing Credit Agreement, including but not limited to an increase in the amount of certain of such credit facilities and the extension of the maturity thereof, and that the Existing Credit Agreement be amended and restated to provide for such amended credit facilities to the Borrowers on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 1
42575.100083 EMF_US 48981686v14

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
"Accessions" shall have the meaning accorded to such term in the UCC.
"Account" or "Accounts" shall have the meaning accorded to such term in the UCC.
"Accounting Changes" means: (a) changes in accounting principles required by GAAP consistently applied and implemented by the Parent and the Borrowers and (b) changes in accounting principles recommended by the Parent's certified public accountants and implemented by the Parent and the Borrowers.
"Actual/360 Basis" means on the basis of a 360‑day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.
"Adjusted Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDAR, minus (ii) dividends or distributions paid in cash (exclusive of the Closing Date Special Dividend), minus (iii) the greater of (A) maintenance Capital Expenditures and (B) $4,000,000, minus taxes paid in cash, to (b) the sum of (i) Consolidated Financial Obligations plus (ii) Consolidated Rental Expense.
"Adjusted LIBO Rate" means the rate of interest per annum, rounded upward to the nearest whole multiple of one‑hundredth of one percent (0.01%), obtained by dividing (a) the LIBO Rate, by (b) a percentage equal to 100% minus the Reserve Percentage.
"Administrative Agent" means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
"Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 15.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
"Affiliate" means, with respect to any Person, (a) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) any Person who is a manager, director or officer of, partner in, trustee of, or blood or legal relative, guardian or representative of the specified Person, or any Person who acts or serves in a similar capacity with respect to the specified Person, (c) any Person of which or whom the specified Person is a manager, director or officer, partner, trustee, or blood or legal relative, guardian or representative, or with respect to which or whom, the specified Person acts or serves in a similar capacity; and (d) any Person who, directly or indirectly, is the legal or beneficial owner of or Controls 25% or more of any class of equity securities of the specified Person.
"Agent‑Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys‑in‑fact of such Persons and Affiliates.
"Aggregate Commitments" means the sum of the Commitments of all the Lenders.
"Agreement" means this Second Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 2
42575.100083 EMF_US 48981686v14

"Allocated Loan Amount" means the amount set forth on Exhibit A for each Fee Property which constitutes Collateral. For the avoidance of doubt, the Non‑Mortgaged Properties do not have an Allocated Loan Amount.
"Alon Distributor Sales Agreement" means that certain Distributor Sales Agreement dated effective as of November 26, 2012, between Alon USA, LP and Southwest.
"Alon USA" means Alon USA Energy, Inc., a Delaware corporation (and, as of the Closing Date, the indirect owner of all Equity Interests issued by the Parent).
"Amortization Payment Amount" means an amount equal to 1/60th of each Term Loan.
"Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to any Loan Party or Alon USA or its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Anti‑Terrorism Order" means the Executive Order 13224 issued on September 24, 2001.
"Applicable Margin" means the corresponding percentages per annum as set forth below based on the Lease Adjusted Leverage Ratio:

Pricing Level	Lease Adjusted Leverage Ratio	Applicable Margin for Eurodollar Rate Loans and Letter of Credit Fees	Applicable Margin for Base Rate Loans
I	Greater than or equal to 4.00 to 1.00	2.75%	1.75%
II	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	2.50%	1.50%
III	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	2.25%	1.25%
IV	Less than 3.00 to 1.00	2.00%	1.00%
The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the day by which the Borrowers are required to provide a Compliance Certificate pursuant to Section 6.01(c) for the most recently ended fiscal quarter of the Borrowers; provided that (a) the Applicable Margin shall be based on Pricing Level I until the first Calculation Date occurring after the completion of the first full fiscal quarter after the Closing Date (which Calculation Date, for the avoidance of doubt, is ten (10) Business Days after August 14, 2014) and, thereafter, the Pricing Level shall be determined by reference to the Lease Adjusted Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, and (b) if the Borrowers fail to provide the Compliance Certificate as required by Section 6.01(c) for the most recently ended fiscal quarter of the Borrowers preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Lease Adjusted Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrowers preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Credit Extensions then existing or subsequently made or issued.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 3
42575.100083 EMF_US 48981686v14

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 6.01(a), (b) or (c) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Loan Commitments are in effect, or (iii) any Credit Extension is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (A) the Borrowers shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Lease Adjusted Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.10. Nothing in this paragraph shall limit the rights of the Administrative Agent and the Lenders with respect to Sections 2.06(b) and 10.02 or any of their other rights under this Agreement. The Borrowers' obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
"Applicable Percentage" shall have the meaning set forth in Section 13.01(d).
"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Approved Providers" means providers of insurance rated not less than A/X by A.M. Best Company Inc. or otherwise approved by the Administrative Agent.
"Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit B.
"Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel.
"Audited Financial Statements" means the audited consolidated balance sheet of Alon USA and its Subsidiaries (which Subsidiaries include, without limitation, the Parent and the Borrowers and their Subsidiaries) for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Alon USA and its Subsidiaries (which Subsidiaries include, without limitation, the Parent and the Borrowers and their Subsidiaries), including the notes thereto.
"Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, and (b) the date of termination of the Revolving Credit Loan Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions pursuant to Section 10.02.
"Base Rate" means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its "prime rate" and (c) the daily LIBO Rate for a one month Interest Period plus 1.50%. The "prime rate" is a rate set by Wells Fargo based upon various factors including Wells Fargo's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 4
42575.100083 EMF_US 48981686v14

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.
"Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereto.
"Borrowing" means a Swingline Borrowing, a borrowing under the Term Loan Commitment or a borrowing under the Revolving Credit Loan Commitment, as the context may require.
"Business" means the business of owning, leasing and/or operating a Convenience and Gas Station at each Property and the distribution and sale of motor fuels.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Texas, New York or California.
"Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP consistently applied.
"Capital Expenditures" means amounts paid or Indebtedness incurred by any Borrower or any of its Subsidiaries in connection with (a) the purchase or lease by any Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP consistently applied, including, without limitation or duplication, maintenance capital, build‑out and new store expenditures, and (b) the lease of any assets by any Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.
"Capital Stock" means any common stock, partnership interest, membership interest or other equity interest.
"Capitalized Leases" mean leases under which any Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP consistently applied.
"Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, LC Issuer or Swingline Lender (as applicable) and the Lenders, as collateral for LC Obligations or Obligations in respect of Swingline Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the LC Issuer or Swingline Lender benefiting from such collateral shall agree in its Sole Discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the LC Issuer or Swingline Lender (as applicable). "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
"Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof which mature within ninety (90) calendar days from the date of acquisition, (b) money market securities and (c) time deposits and certificates of deposit which mature within ninety (90) calendar days from the date of acquisition of any domestic commercial bank having capital and surplus in excess of Two Hundred Million Dollars ($200,000,000), which has, or the holding company of which has, a commercial paper rating of at least A‑1 or the equivalent thereof by Standard & Poors Corporation or P‑1 or the equivalent thereof by Moody's Investor Services.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 5
42575.100083 EMF_US 48981686v14

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
"Cash Management Bank" means Wells Fargo and its Affiliates and any other Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.
"Cash Management Obligations" means all obligations, indebtedness and liabilities of the Borrowers and their Subsidiaries arising under any Secured Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and other amounts that accrue after the commencement by or against any Borrower or any of its Subsidiaries of any proceeding under any Debtor Relief Law naming such Borrower or any such Subsidiary as the debtor in such proceeding, regardless of whether such interest, fees or other amounts are allowed claims in such proceeding.
"Certificate of Title" means any certificate or document evidencing title.
"Certificated and Uncertificated Securities" shall have the meaning accorded to such terms in the UCC.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Change of Control" means any act or event (including any assignment, sale, disposition, other Transfer or issuance) which results in, or with the passage of time will (or in the case of any pledge, hypothecation or encumbrance would upon realization thereon) result in (a) Alon USA owning, directly or indirectly, less than 51% of each class of Capital Stock of the Parent issued and outstanding, (b) the Parent owning directly less than 70% of each class of Equity Interests of any Borrower issued and outstanding, or (c) the Borrowers collectively owning, directly or indirectly, less than 100% of each class of Equity Interests of GTS or any other Subsidiary of any Borrower issued and outstanding.
"Chattel Paper" shall have the meaning accorded to such term in the UCC.
"Closing Date" means the initial date upon which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 15.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).
"Closing Date Special Dividend" means dividends in the aggregate amount not to exceed $40,000,000 declared and paid by the Borrowers to the Parent in cash on the Closing Date.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 6
42575.100083 EMF_US 48981686v14

"Code" means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
"Collateral" means (a) all Fee Property, other than Store No. 218, (b) all personal property, including, without limitation, Equipment, Inventory, Fixtures, Accessions, General Intangibles (including Principal Agreements, franchise agreements, Licenses and Leases), goods (as defined in the UCC), Accounts, Certificates of Title, Money, Instruments, Capital Stock, Investment Property, Documents, Chattel Paper, Deposit Accounts, letters of credit (as defined in the UCC), Commodity Accounts, Commodity Contracts, Commercial Tort Claims, Promissory Notes, Certificated and Uncertificated Securities, Financial Assets, Securities Accounts, Securities Entitlements, Payment Intangibles and Software, credit balances, deposits, bankers' acceptances, guaranties, supporting obligations, letter‑of‑credit‑rights, credits, claims, chooses in action, demands, liens, security interests, rights, insurance, awards, compensation, remedies, title and interest in, to and in respect of other Collateral, (c) all Collateral Revenues and (d) all other personal and real property, in each case of any kind, wherever located, whether now owned or hereafter acquired, including, without limitation, any of the same now or hereafter existing, arising, held, sold, used or consumed in connection with the Business or any Property and any other property, rights and interests which at any time relate to, arise out of or in connection with the foregoing or which come into the possession, custody or control of the Administrative Agent, on behalf of the Secured Parties, or any of its agents, representatives, associates or correspondents, for any purpose, and all products and Proceeds of the foregoing.
"Collateral Assignment of Derivative Contract" means a collateral assignment of interest rate protection agreement executed by any Borrower or Subsidiary, for the benefit of the Administrative Agent, as agent for the Secured Parties, and each other Person party thereto, with respect to any Derivative Contract.
"Collateral Documents" means the Guaranty, the Security Agreement, the Mortgages, any Joinder Agreement, any other agreement, document or instrument creating or perfecting rights in Cash Collateral pursuant to the provisions of this Agreement or otherwise, any Collateral Assignment of Derivative Contract, and any other security agreement, pledge agreement, Guarantee, mortgage, deed of trust, deed to secure debt, assignment, collateral assignment, control agreement, pledge, affirmation, consent, certificate, filing or other agreement, document or instrument entered into from time to time to grant a Lien to secure the Obligations (or any part thereof), and all other agreements, documents and instruments, including, without limitation, UCC financing statements, required to be executed or delivered from time to time pursuant to any Collateral Document.
"Collateral Revenues" means, with respect to any Collateral, all interest, income, dividends, distributions, rents, revenues, profits and earnings thereon or other monies or revenues derived therefrom, including any such property received in connection with any disposition of any Principal Agreement, franchise agreement, License or Leases and all moneys which may become payable or received under any policy insuring the Collateral or otherwise required to be maintained under the Loan Documents (including return of unearned premium).
"Collected Balance" means the remainder of (a) the balance in the Operating Account at the end of each Business Day after all debits and credits for that Business Day have been posted minus (b) any amounts deposited in the Operating Account that have not yet, based on the collection schedule used by Wells Fargo from time to time, been credited.
"Commercial Tort Claims" shall have the meaning accorded to such term in the UCC.
"Commitment" means, as to each Lender, its (a) Revolving Credit Loan Commitment, if any, and (b) Term Loan Commitment, if any, in an aggregate principal amount at any one time outstanding not to

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 7
42575.100083 EMF_US 48981686v14

exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Commodity Account" shall have the meaning accorded to such term in the UCC.
"Commodity Contract" shall have the meaning accorded to such term in the UCC.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time.
"Compensation Period" shall have the meaning set forth in Section 2.09(c)(ii).
"Compliance Certificate" means a certificate substantially in the form of Exhibit C.
"Condemnation" means any taking of any property of any Borrower or Subsidiary by any Governmental Authority.
"Conflict" or "Conflicting" means, with respect to any Contractual Obligation, Organizational Document, Requirement of Law, Consent or Other Action or any other item, any conflict with, breach of or default under, or any triggering of rights, benefits or obligations under or in connection with (but only if and to the extent that such triggering of rights, benefits or obligations is the functional equivalent of the provision of a remedy as a result of any such conflict, breach or default), any such item.
"Consent(s) and/or Other Action" means any consent, authorization, Judgment, directive, approval, license, certificate, registration, permit, exception, exemption, filing, notice, declaration or other action by, with or to any Person.
"Consolidated" or "consolidated" means, with reference to any term defined herein, that term as applied to the accounts of the Parent, the Borrowers and their Subsidiaries, consolidated in accordance with GAAP consistently applied.
"Consolidated EBITDA" means, with respect to any Reference Period, an amount equal to the sum of (a) Consolidated Pre‑Tax Income of the Borrowers and their Subsidiaries for such period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Pre‑Tax Income and without duplication, (i) depreciation and amortization for such period, plus (ii) other noncash charges for such period, plus (iii) Consolidated Total Interest Expense for such period, plus (iv) extraordinary losses for such period, plus (v) other non‑recurring cash expenses (to the extent reasonably approved by the Administrative Agent) for such period, plus (vi) expenses incurred as part of the financing contemplated by this Agreement for such period, plus (vii) minority equity interest holders' interest in income of Subsidiaries, minus (c) extraordinary gains for such period.
"Consolidated EBITDAR" means, for any Reference Period, the sum of (a) the Consolidated EBITDA for such period, plus (b) Consolidated Rental Expense for such period.
"Consolidated Financial Obligations" means, for any period, the sum of (a) all scheduled payments of principal or mandatory redemption amounts and fees on Indebtedness of the Borrowers and their Subsidiaries, excluding required and permitted prepayments, but including Capitalized Leases and including Synthetic Leases, due and payable during such period, plus (b) Consolidated Total Interest Expense for such

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 8
42575.100083 EMF_US 48981686v14

period. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.
"Consolidated Funded Indebtedness" means, with respect to the Borrowers and their Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrowers and their Subsidiaries, on a consolidated basis, to the extent relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds or Indebtedness issued in connection with the conversion of any Capital Stock, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) Synthetic Leases and Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by any Borrower or any of its Subsidiaries; provided that, for the avoidance of doubt, clause (a)(i) above shall not include any Derivative Contracts or operating leases.
"Consolidated Net Income (or Deficit)" means, for any Reference Period, the consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP consistently applied, after eliminating therefrom all extraordinary non‑recurring items of income.
"Consolidated Pre‑Tax Income" means, for any Reference Period, Consolidated Net Income (or Deficit) for such period plus, to the extent deducted from the calculation of Consolidated Net Income (or Deficit), income tax paid or payable for such period, determined in accordance with GAAP consistently applied.
"Consolidated Rental Expense" means, for any Reference Period, the sum of all actual cash rental expense of the Borrowers and their Subsidiaries for such period, determined on a consolidated basis, incurred under any Leases or other rental agreements or leases of real or personal property, including space leases and ground leases, other than obligations in respect of any Capitalized Leases or any Synthetic Leases, less the sum of all actual cash rental income received by the Borrowers and their Subsidiaries for such period.
"Consolidated Total Interest Expense" means, for any Reference Period, the aggregate amount of cash interest accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized (excluding interest expense accrued but not due or payable or paid on Subordinated Debt payable to the Parent or Alon USA), including (a) payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, (b) commitment fees and letter of credit fees incurred in connection with the borrowing of money (including, without limitation, amounts due under Section 2.07) and (c) facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, document, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, and shall include, without limitation, any obligation under or in connection with any Principal Agreement, Instrument, Document or General Intangible.
"Contribution Agreement" means that certain Amended and Restated Contribution and Indemnification Agreement, dated as of the date hereof, among the Borrowers and GTS.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 9
42575.100083 EMF_US 48981686v14

or otherwise. "Controlling", "Controlled by" and "under common Control with" have meanings correlative thereto.
"Convenience and Gas Station" means a particular convenience store, gas station and or food restaurant or counter at a particular location that is owned or operated by any of the Borrowers or its Subsidiaries.
"Credit Extension" means each of the following: (a) a Borrowing and (b) an LC Credit Extension.
"Current Filings" shall have the meaning accorded to such term in Section 5.20.
"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Default" means (a) any event or condition that, with the giving of any notice, the passage of time or both, would be an Event of Default or (b) any Event of Default.
"Default Rate" means an interest rate equal to the Interest Rate plus 2.00%.
"Defaulting Lender" means, subject to Section 3.07(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, the Term Loans, participations in LC Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the LC Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the LC Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation, in form and substance satisfactory to the Administrative Agent and the Borrowers, by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 10
42575.100083 EMF_US 48981686v14

such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.07(b)) upon delivery of written notice of such determination to the Borrowers, the LC Issuer, the Swingline Lender and each Lender.
"Deposit Account" or "Deposit Accounts" shall have the meaning accorded to such term in the UCC.
"Derivative Contracts" means, with respect to any Person, every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.
"Designated Account" means the Borrowers' account no. xxx-xxx7241 maintained at Wells Fargo.
"Disposition" or "Dispose" means, with respect to any property, assets, obligations or other items, the sale, assignment, conveyance, pledge, Grant, encumbrance, transfer, license, lease, gift, abandonment or other disposition (including any sale and leaseback transaction) thereof by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Document" shall have the meaning accorded to such term in the UCC.
"Dollar" and the sign "$" mean lawful money of the United States.
"Eligible Contract Participant" means an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder.
"Environmental Laws" means all present and future Laws or Requirements of Law, in each case relating to the protection of human health and safety or the environment, including, without limitation, (a) all Laws or Requirements of Law pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of hazardous materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the presence, generation, discharge, release, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, emissions, contaminants or hazardous, radioactive or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (b) all Laws or Requirements of Law pertaining to the protection of the health and safety of employees of the public.
"Environmental Liabilities Agreement" means the Environmental Liabilities Agreement by and among the Borrowers and the Administrative Agent, dated as of the date hereof, as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b)  the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 11
42575.100083 EMF_US 48981686v14

"Equipment" shall have the meaning accorded to such term in the UCC.
"Equity Interests" means, with respect to any Person, all of the shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
"Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the LIBO Rate.
"Event of Default" shall have the meaning specified in Section 10.01.
"Excluded Swap Obligation" means, with respect to any Guarantor individually determined by the Administrative Agent on a Guarantor by Guarantor basis, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor's failure for any reason to constitute an Eligible Contract Participant at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
"Excluded Taxes" means, with respect to the Administrative Agent, the LC Issuer, the Swingline Lender, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or Alon USA, (a) taxes imposed on or measured by its overall net income (however

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 12
42575.100083 EMF_US 48981686v14

denominated), and franchise or margin taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party or Alon USA is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party or Alon USA with respect to such withholding tax pursuant to Section 3.01(a), and (d) any U.S. federal withholding Taxes imposed as a result of a Lender or the LC Issuer failing to comply with FATCA.
"Existing Credit Agreement" has the meaning assigned thereto in the Statement of Purpose.
"Existing Letters of Credit" means those letters of credit existing on the Closing Date and identified on Schedule 1.01.
"Existing Revolving Credit Loans" has the meaning assigned thereto in the Statement of Purpose.
"Existing Term Loans" has the meaning assigned thereto in the Statement of Purpose.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
"Fee Letter" means the letter agreement, dated as of January 24, 2014, among the Borrowers and Wells Fargo, as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Fee Property" means each of the real properties in which any Borrower or any of its Subsidiaries owns a fee interest at any time on or after the Closing Date and upon which any Borrower operates any portion of the Business, each such Fee Property owned as of the Closing Date being listed on Exhibit E (as such Exhibit E may be amended from time to time in accordance with this Agreement).
"Filing Collateral" means all Collateral and all other property with respect to which a security interest may be perfected by the filing of a financing statement under the UCC.
"Filing Offices" means the filing offices listed on Exhibit F.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 13
42575.100083 EMF_US 48981686v14

"Financial Assets" shall have the meaning accorded to such term in the UCC.
"Financing Statements" means financing statements on form UCC‑1 naming each Borrower or Subsidiary, as applicable, as debtor, and the Administrative Agent, for the benefit of the Secured Parties, as secured party and describing the applicable collateral.
"Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDAR, divided by (b) the sum of (i) Consolidated Financial Obligations plus (ii) Consolidated Rental Expense.
"Fixtures" shall have the meaning accorded to such term in the UCC.
"Flood Insurance Laws" shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto,  (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
"Flow‑Through Entity" means an entity that (a) for U.S. federal income tax purposes constitutes an "S corporation" (within the meaning of Section 1361 of the Code), a "partnership" (within the meaning of Section 7701(a)(2) of the Code) or an entity treated as a partnership or treated as "disregarded entity" for U.S. federal income tax purposes or a member of an affiliated group of corporations which files a consolidated federal income tax return, other than a "publicly traded partnership" (as defined in Section 7704 of the Code) (a "Federal Flow‑Through Entity") and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow‑Through Entity.
"Foreign Lender" means a Lender that is resident or organized under the Laws of a jurisdiction other than the United States.
"FRB" means the Board of Governors of the Federal Reserve System of the United States, or any Governmental Authority that succeeds to any of its principal functions.
"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to the LC Issuer, such Defaulting Lender's Pro Rata Share of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender's Pro Rata Share of the Swingline Loans other than Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
"GAAP" or "generally accepted accounting principles" means generally accepted accounting principles in effect in the United States of America from time to time and subject to Section 1.03.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 14
42575.100083 EMF_US 48981686v14

"General Intangible" or "General Intangibles" shall have the meaning accorded to such term in the UCC.
"Governmental Authority" means the government of the United States or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union of the European Central Bank).
"Grant" or "Grants" or "Granting" shall include to grant, assign, pledge, transfer, convey, set over and dispose.
"GTS" has the meaning specified in introductory paragraph hereto.
"Guarantee" means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such primary obligor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.
"Guarantors" means, collectively, Alon USA, the Parent, GTS and each other present or future Subsidiary of any Borrower.
"Guaranty" means that certain Amended and Restated Guaranty executed by the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, dated as of the date hereof, as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Hazardous Material" means any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now and hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.
"Hedge Bank" means Wells Fargo or any of its Affiliates or any other Person that, at the time it enters into a Derivate Contract permitted under this Agreement, is a Lender or an Affiliate of a Lender or the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 15
42575.100083 EMF_US 48981686v14

Administrative Agent or any Affiliate of the Administrative Agent, in each case in its capacity as a party to such Derivative Contract.
"Hedge Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include a Lender or any Affiliate of a Lender).
"Honor Date" has the meaning specified in Section 2.11(c)(i).
"Incremental Term Loan" has the meaning specified in Section 2.14(a).
"Incremental Term Loan Commitment" has the meaning specified in Section 2.14(a).
"Incremental Term Loan Effective Date" has the meaning specified in Section 2.14(a).
"Incremental Term Loan Lender" has the meaning specified in Section 2.14(a).
"Indebtedness" means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:
(a)    every obligation of such Person for money borrowed,
(b)    every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
(c)    every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,
(d)    every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and for which such Person maintains sufficient reserves in accordance with GAAP consistently applied),
(e)    every obligation of such Person under any Capitalized Lease,
(f)    every obligation of such Person under any Synthetic Lease,
(g)    all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of receivables as a non-recourse financing arrangement, and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 16
42575.100083 EMF_US 48981686v14

together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,
(h)    every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person or any rights measured by the value of such Capital Stock,
(i)    every obligation of such Person under any Derivative Contract,
(j)    every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable Law, and
(k)    every Guarantee.
The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP consistently applied, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than any Borrower or any of its wholly‑owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any Derivative Contract shall be Hedge Termination Value, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (vii) any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
"Indemnified Liabilities" shall have the meaning set forth in Section 15.05.
"Indemnified Taxes" means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or Alon USA under any Loan Document and (b) to the extent not otherwise described in clause (a) preceding, Other Taxes.
"Indemnitees" shall have the meaning set forth in Section 15.05.
"Information" shall have the meaning set forth in Section 15.08.
"Initial Term Loan" means the Term Loans made, or to be made, to the Borrowers on the Closing Date pursuant to Section 2.02 (and shall include the Existing Term Loans).
"Instrument" or "Instruments" shall have the meaning accorded to such term in the UCC.
"Insurance Proceeds" means, at any time, all insurance proceeds or payments to which any Loan Party may be or become entitled under the insurance policies required to be maintained pursuant to the Loan

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 17
42575.100083 EMF_US 48981686v14

Documents, including pursuant to title insurance or by reason of any casualty or otherwise with respect to a Property, in each case plus (a) the amounts of any deductibles paid under such insurance policies and (b) if any Loan Party fails to maintain any of the insurance policies required under the Loan Documents, the amounts that would have been available with respect to such casualty had such Loan Party maintained such insurance policies.
"Insurance Requirements" means the insurance requirements set forth in Section 6.07 and Schedule 6.07.
"Interest Payment Date" means, (a) as to any Revolving Credit Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, (b) as to any Base Rate Loan (including Swingline Loans), each Payment Date, and (c) as to any Term Loan, each Payment Date.
"Interest Period" means, as to each Loan that is a Eurodollar Rate Loan, the period commencing on the date such Loan is disbursed and ending on the date one, three or six months thereafter as specified in the applicable Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Loan that is a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a Loan that is a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
"Interest Rate" means (a) with respect to Revolving Credit Loans and Term Loans, a variable interest rate per annum equal to the Applicable Margin plus the Adjusted LIBO Rate, or a variable interest rate per annum equal to the Base Rate plus the Applicable Margin; and (b) with respect to Swingline Loans, a variable interest rate per annum equal to the Base Rate plus the Applicable Margin.
"Inventory" shall have the meaning accorded to such term in the UCC.
"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantially all of the assets of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"Investment Property" shall have the meaning accorded to such term in the UCC.
"IP Rights" shall have the meaning set forth in Section 5.24.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 18
42575.100083 EMF_US 48981686v14

"IPO" means an initial public offering of Capital Stock of the Parent registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.
"IRS" means the United States Internal Revenue Service.
"ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998," published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
"Issuer Documents" means, with respect to any Letter of Credit, the Letter of Credit Application and any other agreement, document or instrument entered into by the LC Issuer and the applicable Borrower (or any Subsidiary) or in favor of the LC Issuer and relating to such Letter of Credit.
"Joinder Agreement" means a joinder agreement in form and substance satisfactory to the Administrative Agent pursuant to which, among other things, each Subsidiary of a Borrower formed or acquired after the Closing Date becomes a party to and obligated under this Agreement, the Guaranty and the Security Agreement, guarantees the payment and performance of the Obligations and Grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on all of its real and personal property as security for the payment and performance of the Obligations.
"Judgment" means any order, decision, decree, award or injunction of any Governmental Authority.
"Late Payment Charge" shall have the meaning accorded to such term in Section 2.06(b).
"Laws" means, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
"LC Advance" means, with respect to each Lender with a Revolving Credit Loan Commitment, such Lender's funding of its participation in any LC Borrowing in accordance with its Pro Rata Share.
"LC Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Loan.
"LC Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
"LC Issuer" means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, Wells Fargo, in its capacity as issuer thereof, or any successor thereto and (b) with respect to the Existing Letters of Credit, Wells Fargo, in its capacity as issuer thereof.
"LC Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 19
42575.100083 EMF_US 48981686v14

may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.
"Lead Arranger" means Wells Fargo, in its capacity as lead arranger and syndication agent.
"Lease" or "Leases" means any lease covering all or a portion of any Property and any other leases to which any Borrower or Subsidiary is a party or in which any Borrower or Subsidiary owns an interest, other than a Personal Property Lease.
"Lease Adjusted Leverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) the remainder of (A) Consolidated Funded Indebtedness outstanding on such date, minus (B) the lesser of (1) unencumbered cash and Cash Equivalents in excess of $5,000,000 and (2) $12,000,000, plus (ii) Consolidated Rental Expense multiplied by eight (8), to (b) Consolidated EBITDAR.
"Leasehold Property" means each of the real properties in which any Borrower or Subsidiary owns a leasehold or subleasehold interest and upon which any Borrower or Subsidiary operates any portion of the Business, each such Leasehold Property as of the Closing Date being listed on Exhibit G (as such Exhibit G may be amended from time to time in accordance with this Agreement).
"Lender" and "Lenders" have the meanings specified in the introductory paragraph hereto and include the Swingline Lender. Unless otherwise specified, the term "Lenders" also includes the LC Issuer.
"Lender Joinder Agreement" means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with an Incremental Term Loan Lender making an Incremental Term Loan in accordance with Section 2.14.
"Lending Office" means, as to any Lender, the office or offices of such Lender designated by such Lender in writing to the Borrowers and the Administrative Agent from time to time.
"Letter of Credit" means any standby letter of credit issued hereunder and the Existing Letters of Credit.
"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the LC Issuer.
"Letter of Credit Expiration Date" means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
"Letter of Credit Fee" has the meaning specified in Section 2.11(h).
"Letter of Credit Sublimit" means Five Million Dollars ($5,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Loan Commitments.
"LIBO Rate" means, for any Interest Period, the rate of interest, rounded upward to the nearest whole multiple of one‑hundredth of one percent (0.01%), quoted by the Administrative Agent for LIBOR‑based loans as the London Inter‑Bank Offered Rate for deposits in U.S. Dollars for Interest Periods of one (1) month at approximately 9:00 a.m. two (2) Business Days prior to commencement of such Interest Period.
"License" or "Licenses" means any license, permit, directive, authorization, approval or stipulation required to operate the Business at any location.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 20
42575.100083 EMF_US 48981686v14

"Lien" means any interest in property, in each case securing an obligation owed to, or a claim by, a Person other than the owner of the property subject thereto (including, without limitation, any lien (statutory or other), security interest, encumbrance, charge, right of set off or offset or other preferential arrangement of any kind or nature, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
"Litigation" means any action, proceeding, litigation, investigation, arbitration, mediation, claim or Judgment.
"Loan" or "Loans" means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swingline Loan, and, collectively, all of the foregoing.
"Loan Documents" means this Agreement, each Note, each Issuer Document, each of the Collateral Documents, the Environmental Liabilities Agreement, the Fee Letter, each Request for Credit Extension, each Joinder Agreement and any other note, security agreement, pledge agreement, mortgage, deed of trust, deed to secure debt, any guarantee of the Obligations, collateral assignments, control agreement, subordination agreement (including any subordination agreement relating to any Subordinated Debt) and other Contractual Obligations, certificates, filings (including financing statements) and recordings executed, delivered or filed in connection with this Agreement or any other Loan Document, including any amendments, supplements, renewals, extensions, restatements or replacements thereof, executed between or among any one or more of the Loan Parties or Alon USA and the Administrative Agent or the Lenders or executed by any one or more of the Loan Parties or Alon USA for the benefit of Administrative Agent and/or the Lenders.
"Loan Management Service" means any treasury and/or loan management service offered by Wells Fargo and in effect for the Operating Account through which loans and payments thereon may be initiated automatically from time to time as permitted pursuant to the terms of this Agreement, including but not limited to Stagecoach Sweep® ‑ Credit Sweep; provided, however, that any of the Administrative Agent, the Swingline Lender, Wells Fargo or any Borrower at any time may terminate the Loan Management Service in its Sole Discretion by giving notice to each of the Administrative Agent, the Swingline Lender, Wells Fargo and the Borrowers.
"Loan Notice" means a notice of a Revolving Credit Loan Borrowing, a Swingline Borrowing, and/or a Term Loan Borrowing, which shall be substantially in the form of Exhibit H.
"Loan Parties" means, collectively, the Borrowers and the Guarantors other than Alon USA.
"Loss" means any casualty or Condemnation.
"Loss Proceeds" means all Insurance Proceeds or awards with respect to any Loss.
"Margin Stock" shall have the meaning accorded to such term in Regulation U, T or X of the Board of Governors of the Federal Reserve System, as amended.
"Material Adverse Effect" means, a material adverse change in, or a material adverse effect on, (a) the Borrowers and their Subsidiaries taken as a whole, (b) the business, results of operations, condition (financial or otherwise), assets or liabilities (actual or contingent) of the Borrowers and their Subsidiaries taken as a whole, (c) the ability of any of the Loan Parties or Alon USA to perform any of its respective obligations under the Loan Documents, (d) the rights and remedies of the Administrative Agent, the LC Issuer or the Lenders under any of the Loan Documents or (e) the legality, validity, binding effect or enforceability of any of the Loan Documents.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 21
42575.100083 EMF_US 48981686v14

"Maturity Date" means March 14, 2019.
"Maximum Liability" shall have the meaning set forth in Section 13.01(b).
"Maximum Revolving Credit Loan Commitment" means Ten Million Dollars ($10,000,000), as such amount may be reduced from time to time in accordance with Section 2.01(b). Each Lender's Pro Rata Share of the initial Maximum Revolving Credit Loan Commitment is set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
"Maximum Term Loan Commitment" means One Hundred Ten Million Dollars ($110,000,000). Each Lender's Pro Rata Share of the Maximum Term Loan Commitment is set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
"Maximum Rate" shall have the meaning set forth in Section 15.10.
"Money" shall have the meaning accorded to such term in the UCC.
"Mortgage" means any fee or leasehold mortgage or deed of trust, assignment of leases and rents and fixture filing, including any amendments, amendments and restatements, modifications, supplements, renewals, extensions replacements thereof, executed by any Borrower or Subsidiary for the benefit of the Administrative Agent, as agent for the Secured Parties and relating to any Property, and such term also includes any amendment, restatement, modification or other supplement from time to time to any "Mortgage" (as defined in the Existing Credit Agreement) previously executed in connection with the Existing Credit Agreement.
"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.
"Net Cash Proceeds" means, if in connection with (a) an asset disposition, cash proceeds net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by any Borrower or Subsidiary in connection therewith (in each case, paid to non‑Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Liens hereunder), if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP established in connection therewith, (b) the issuance or incurrence of Indebtedness, cash proceeds net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, or (c) an equity issuance, cash proceeds net of underwriting discounts and commissions and other reasonable costs paid to non‑Affiliates in connection therewith.
"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.
"Non-Mortgaged Properties" means, collectively, the Leasehold Properties not encumbered by Mortgages.
"Non-Paying Borrower" shall have the meaning set forth in Section 13.01(d).

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 22
42575.100083 EMF_US 48981686v14

"Note(s)" means (a) individually, each promissory note made by the Borrowers in favor of a Lender evidencing Revolving Credit Loans, Term Loans or Swingline Loans, as applicable, made by such Lender, substantially in the forms attached hereto as Exhibit I‑1, I‑2 and I‑3, and (b) collectively, all of the foregoing, as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Obligations" means all advances to, and debts, liabilities, obligations of, any Loan Party or Alon USA arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit or other obligations and liabilities of any Loan Party or Alon USA to the Administrative Agent, LC Issuer or any Lender (or in the case of any Derivative Contract or Secured Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, including, without limitation, each Loan Party's obligations to pay (or reimburse the Administrative Agent, the LC Issuer and Lenders for) all reasonable costs and expenses (including reasonable Attorney Costs) incurred by the Administrative Agent, the LC Issuer or Lenders in obtaining, maintaining, protecting and preserving their interest in the Collateral or its security interest therein, foreclosing, retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or in exercising their rights hereunder or as secured party under the UCC, any other applicable Law or Loan Document, and including, without limitation, interest and fees that accrue after the commencement by or against any Loan Party or Alon USA of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that "Obligations" of a Loan Party or Alon USA shall not include any Excluded Swap Obligations of such Loan Party or Alon USA.
"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.
"Operating Account" means the Designated Account or any other deposit account which the Borrowers, the Swingline Lender and the Administrative Agent agree shall be the Operating Account.
"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation or certificate of formation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and limited liability company agreement or operating agreement; (c) with respect to any trust, the declaration of trust, trust agreement or other applicable agreement of formation or governance of such trust; and (d) with respect to any partnership, joint venture, business trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, document, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
"Other Taxes" means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document.
"Outstanding Amount" means, (a) with respect to Revolving Credit Loans, Swingline Loans and Term Loans, as applicable, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Swingline Loans and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 23
42575.100083 EMF_US 48981686v14

Term Loans, as the case may be, occurring on or prior to such date, and (b) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.
"Parent" has the meaning specified in the introductory paragraph hereto.
"Patriot Act" shall have the meaning set forth in Section 15.22.
"Participant" shall have the meaning specified in Section 15.07(e).
"Participant Register" shall have the meaning set forth in Section 15.07(f).
"Paying Borrower" shall have the meaning set forth in Section 13.01(d).
"Payment Date" means (a) the last day of each calendar quarter (the first such Payment Date being March 31, 2014), and (b) the Maturity Date.
"Payment Intangibles" shall have the meaning accorded to such term in the UCC.
"PBGC" means the Pension Benefit Guaranty Corporation.
"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute or, in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
"Permitted Distributions" shall have the meaning specified in Section 7.06.
"Permitted Liens" shall have the meaning specified in Section 7.01.
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Personal Property Lease" means any lease of equipment or other personal property deemed an operating lease under GAAP consistently applied.
"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
"Post-Closing Fee Property" means each Fee Property owned by a Borrower as of the Closing Date and identified as a "Post-Closing Fee Property" on Exhibit E attached hereto (which Fee Properties have not been appraised by the Administrative Agent as of the Closing Date).
"Principal Agreement" or "Principal Agreements" means (a) any contract or other agreement, written or oral, of any Loan Party involving monetary liability of or to any such Person in an amount in excess of $4,000,000 per annum or (b) any other contract or agreement, written or oral, of any Loan Party or any of

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 24
42575.100083 EMF_US 48981686v14

its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect, and in any event (and notwithstanding the foregoing) includes, without limitation, the Southland Licensing Agreement and the Alon Distributor Sales Agreement.
"Pro Rata Share" means, with respect to each Lender, as to each applicable type of Commitment (i.e., Term Loan Commitment or Revolving Credit Loan Commitment), at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the applicable type of Commitment of such Lender at such time and the denominator of which is the aggregate amount of the applicable type of Commitments of all Lenders at such time; provided that if the commitment of each Lender to make Loans and the obligations of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 10.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The parties acknowledge that a Lender may have a different Pro Rata Share for different types of Commitments and may, in fact, have a Pro Rata Share of zero percent (0%) as to one or more types of Commitments. Whenever the term "Pro Rata Share" is used herein, it shall mean the applicable Lender's applicable Pro Rata Share, as the context requires, such determination to be made by the Administrative Agent in its Sole Discretion.
"Proceeds" shall include Insurance Proceeds, Loss Proceeds, "proceeds", "products" and "commingled goods" within the meaning accorded to such term in the UCC.
"Promissory Notes" shall have the meaning accorded to such term in the UCC.
"Property" or Properties" means, individually, a (a) Fee Property, or (b) Leasehold Property, and, collectively, any two (2) or more of the foregoing.
"Qualified ECP Guarantor" means, in respect of any Swap Obligation, any Loan Party or Alon USA that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an Eligible Contract Participant and can cause another Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
"Real Estate Collateral Requirements" means, with respect to each Fee Property other than Store No. 218, each of the following:
(a)    evidence that counterparts of the Mortgage for such Fee Property have been duly executed, acknowledged and delivered and that such Mortgage is in form suitable for filing or recording in all appropriate filing or recording offices in order to create a valid first and subsisting mortgage Lien on the property described therein in favor of the Administrative Agent to secure the Obligations and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid in full or an amount sufficient to pay any such taxes and fees in full has been deposited with the Administrative Agent or Title Company;
(b)    a fully paid American Land Title Association Lender's Extended Coverage title insurance policy (or marked commitment to issue the same) (the "Mortgage Policy") with customary endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring each Mortgage to be a valid first and subsisting mortgage Lien on the property described therein, free

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 25
42575.100083 EMF_US 48981686v14

and clear of all defects (including, but not limited to, filed mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other customary affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable;
(c)    an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the applicable Mortgage Policy in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off‑site improvements, the location of any recorded easements, parking spaces, recorded rights of way, building set‑back lines and other dimensional regulations and the existence of any encroachments, either by such improvements or on such property, and other matters that would be disclosed by an accurate survey complying with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and the National Society of Professional Surveyors in 2005;
(d)    engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent and the Required Lenders;
(e)    a flood insurance policy in an amount equal to the lesser of the maximum amount secured by the applicable Mortgage or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to the Administrative Agent that none of the improvements located on such land is located in a flood hazard area;
(f)    evidence reasonably satisfactory to the Administrative Agent of the insurance required by the terms of the applicable Mortgage and this Agreement, in each case reflecting the Administrative Agent on behalf of the Secured Parties as mortgagee, additional insured or lender loss payee, as applicable;
(g)    an appraisal of such Fee Property complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisal shall be from a Person and in form and reasonably acceptable to the Administrative Agent and the Required Lenders and all of which appraisals shall reflect an aggregate fair market value of all such Fee Properties which are subject to a valid first and subsisting mortgage Lien as referred to in clause (a) above of at least $169,500,000;
(h)    to the extent not included in the applicable Mortgage Policy, evidence reasonably satisfactory to the Administrative Agent (i) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over such property or any portion thereof, and (ii) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked "paid" by the appropriate authority, or an amount sufficient to pay any such taxes and fees in full has been deposited with the Administrative Agent or Title Company;
(i)    a local counsel opinion from counsel in the State in which the property is located addressed to the Administrative Agent, the Lenders and the other Secured Parties regarding the enforceability of the Mortgage and such other customary matters as reasonably requested by the Administrative Agent and its counsel;

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 26
42575.100083 EMF_US 48981686v14

(j)    evidence that the grant deed with respect to the applicable property has been duly executed, acknowledged and delivered and has been filed or recorded, or is in form suitable for filing or recording, in the appropriate filing or recording office and that all filing, documentary stamp, intangible and recording taxes and fees have been paid in full or an amount sufficient to pay such taxes and fees in full has been deposited with the Administrative Agent or Title Company;
(k)    a zoning compliance letter with respect to the property in scope, form and substance satisfactory to the Administrative Agent;
(l)    evidence that all applicable consents, licenses and permits with respect to the acquisition of the property and the business to be conducted thereon have been obtained by the applicable Borrower or Subsidiary, or applications have been submitted therefor, together with evidence of payment of all fees with respect to such applications, in each case satisfactory to the Administrative Agent;
(m)    (i) "Life of Loan" Federal Emergency Management Agency Standard Flood Hazard determinations, and (ii) notices, in the form required under the Flood Insurance  Laws, about special flood hazard area status and flood disaster assistance duly executed by each applicable Loan Party; and
(n)    evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting mortgage Lien (subject to Permitted Liens) on such Fee Property has been taken.
"Recipient" means (a) the Administrative Agent, (b) the LC Issuer, (c) the Swingline Lender, or (d) any Lender, as applicable.
"Reduction Amount" is defined in Section 2.04(d).
"Reference Period" means, as of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).
"Refinancing Conditions" means, with respect to the extension, renewal, replacement or refinancing of any Indebtedness, satisfaction of each of the following conditions:

(a)    the principal amount of such Indebtedness is not increased at the time of such extension, renewal, replacement or refinancing;
(b)    the final maturity date and weighted average life of such extension, renewal, replacement or refinancing shall not be prior to or shorter than that applicable to the Indebtedness prior to such extension, renewal, replacement or refinancing; and
(c)    any extension, renewal, replacement or refinancing of any Subordinated Debt shall be (i) on subordination terms at least as favorable to the Administrative Agent and the Lenders, (ii) no more restrictive on any Loan Party than the Subordinated Debt being extended, renewed, replaced or refinanced and (iii) in an amount not less than the amount outstanding at the time of such extension, renewal, replacement or refinancing.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 27
42575.100083 EMF_US 48981686v14

"Register" shall have the meaning set forth in Section 15.07(c).
"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
"Reinvestment Period" shall have the meaning set forth in Section 2.04(c)(v).
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person's Affiliates.
"Release Date" shall have the meaning set forth in Section 12.11.
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
"Request for Credit Extension" means (a) with respect to a Borrowing, a Loan Notice, and with respect to Swingline Borrowings, any request initiated through the Loan Management Service, and (b) with respect to an LC Credit Extension, a Letter of Credit Application.
"Required Lenders" means, as of any date of determination, Lenders having in the aggregate more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Loan Commitments plus (b) the aggregate outstanding principal amount of the Term Loans, or if the Commitments of each Lender to make Loans has been terminated pursuant to Section 10.02, Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender's risk participation in LC Obligations and Swingline Loans being deemed "held" by such Lender for purposes of this definition); provided that (i) at all times during which there are two or more Lenders, "Required Lenders" must include at least two Lenders, and (ii) the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
"Requirement of Law" or "Requirements of Law" means any License, Judgment, Consent or Other Action, requirement, direction, policy or procedure of any Law.
"Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher one-hundredth of one percent (0.01%)) which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System, or its successor.
"Responsible Officer" means, with respect to any Loan Party or Alon USA, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or vice president of such Person, or if such Person is a limited liability company, any of the foregoing officers of such limited liability company, the manager of such limited liability company or a Responsible Officer of the member(s) of such limited liability company, as applicable, or if such Person is a trust, the trustee or trustees of such trust. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or Alon USA shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other Equity Interest of any Borrower or Subsidiary, or any

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 28
42575.100083 EMF_US 48981686v14

payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other Equity Interest or of any option, warrant or other right to acquire any such Capital Stock or other Equity Interest.
"Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings set forth in Section 2.01, and shall include the Existing Revolving Credit Loans.
"Revolving Credit Loan Borrowing" means a borrowing of Revolving Credit Loans made by the applicable Lenders pursuant to Section 2.01.
"Revolving Credit Loan Commitment" means, as to each applicable Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.01 and to purchase participations in LC Obligations and Swingline Loans in an aggregate principal amount at any one time outstanding not to exceed the product of (a) such Lender's Pro Rata Share, times (b) the Maximum Revolving Credit Loan Commitment.
"Sale-Leaseback Transaction" means a transaction in which any Borrower or Subsidiary sells a Fee Property to a third party and simultaneously leases the same back from such third party.
"Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ ofac/programs/, or as otherwise published from time to time.
"Sanctioned Person" means (a) a Person named on the list of "Specially Designated Nationals and Blocked Persons" maintained by OFAC available at http://www.ustreas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
"Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between any one or more of the Borrowers and any Cash Management Bank (including but not limited to any Cash Management Agreement with respect to the Loan Management Service), as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Secured Parties" means (a) the Administrative Agent, (b) the Lenders (including the Swingline Lender), (c) the LC Issuer, (d) any Lender or Affiliate of any Lender that is a party to any Derivative Contract (provided that such Lender was a Lender at the time such Derivative Contract was entered into) with any Borrower or Subsidiary, (e) any Lender or Affiliate of any Lender that is owed any Cash Management Obligation (provided that such Lender was a Lender at the time such Cash Management Obligation arose), and (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party or Alon USA under any Loan Document.
"Securities Accounts" shall have the meaning accorded to such term in the UCC.
"Securities Entitlements" shall have the meaning accorded to such term in the UCC.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 29
42575.100083 EMF_US 48981686v14

"Security Agreement" means that certain Security Agreement executed by the Borrowers and GTS in favor of the Administrative Agent, for the benefit of the Secured Parties, dated as of the date hereof, as the same may be amended, restated, modified or otherwise supplemented from time to time.
"Skinny's" has the meaning specified in the introductory paragraph hereto.
"Software" shall have the meaning accorded to such term in the UCC.
"Sole Discretion" means, with respect to any decision or action (including granting of any consent or approval), the discretion to make or take or fail to take or make any decision or action with or without any reason, taking into account such factors, if any, as the decision maker or action taker determines (including self‑interest), and any decision or action may be subject to any such conditions or no conditions as the decision maker or action taker determines and shall be final and conclusive.
"Southland" means 7-Eleven, Inc., a Texas corporation formerly known as The Southland Corporation, owner of the "7-Eleven (R)" tradename and trademark.
"Southland Licensing Agreement" means that certain Area Licensing Agreement dated June 2, 1993, between Southwest Convenience Stores, Inc. and Southland, as amended by that certain (a) Amendment to Area Licensing Agreement and Consent to Assignment dated December 20, 1996, (b) Amendment No. 2 to Area License Agreement dated August 14, 1997, (c) Confidentiality and Non-Use Agreement dated August 7, 2000, among Southland, Alon USA and Alon USA Interests, LLC, (d) Second Transfer and Confidentiality Agreement dated May 4, 2001, between Southland and Alon Israel Oil Company, Ltd., and (e) Amendment No. 3 to Area License Agreement dated August 20, 2008.
"Southwest" has the meaning specified in the introductory paragraph hereto.
"Store No. 218" means the Fee Property owned by Southwest located at 19765 US Highway 287 in Harold, Texas and known as store number 218.
"Subordinated Debt" means any Indebtedness of a Borrower or Subsidiary which is subordinated in right of payment to the Obligations pursuant to agreements, documents and instruments in form and substance, and containing terms and provisions, satisfactory to the Administrative Agent and the Required Lenders.
"Subordinated Debt Documents" means any and all agreements, documents and instruments evidencing or governing any Subordinated Debt or executed in connection therewith.
"Subsidiary" of a Person (the "parent") means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, by the parent. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of each Borrower.
"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 30
42575.100083 EMF_US 48981686v14

"Swingline Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, and (b) the date of termination of the Revolving Credit Loan Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions pursuant to Section 10.02.
"Swingline Borrowing" means a borrowing of a Swingline Loan pursuant to Section 2.13.
"Swingline Lender" means Wells Fargo in its capacity as provider of Swingline Loans, or any successor swing line lender hereunder.
"Swingline Loan" has the meaning specified in Section 2.13(a).
"Swingline Sublimit" means an amount equal to the lesser of (a) the Maximum Revolving Credit Loan Commitment less the total amount of all Letters of Credit issued under the Letter of Credit Sublimit and (b) $2,000,000; provided, however, that so long as no Default or Event of Default exists and is continuing, the amount of any Letter of Credit that is Cash Collateralized shall not be counted for purposes of calculation of the Swingline Sublimit. The Swingline Sublimit is part of, and not in addition to, the Revolving Credit Loan Commitments.
"Synthetic Lease" means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP consistently applied and as a loan or financing for U.S. income tax purposes.
"Taxes" means all present or future taxes, levies imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Taxes and Other Charges" means all taxes, assessments and other governmental charges, ground rents or other rents, rates and charges, excises, levies, fees and other charges (public or private) which may be assessed, levied, confirmed or imposed on, or in respect of or be a lien upon the Collateral, the Pledged Collateral, a Property or the Business or any part thereof or any interest therein.
"Term Loan" and "Term Loans" shall mean (a) the Initial Term Loan(s) and (b) if applicable, the Incremental Term Loan(s).
"Term Loan Commitment" means, as to each applicable Lender, (a) its obligation to make Term Loans to the Borrowers pursuant to Section 2.02 in an aggregate principal amount not to exceed the product of (i) such Lender's Pro Rata Share, times (ii) the Maximum Term Loan Commitment and/or (b) its obligation, if applicable, to make Incremental Term Loans to the Borrowers pursuant to Section 2.14.
"30/360 Basis" means on the basis of a 360‑day year consisting of 12 months of 30 days each.
"Title Company" means Republic Title of Texas, Inc., located at 2626 Howell Street, 10th Floor, Dallas, Texas 75204, or such other title company satisfactory to the Administrative Agent in its Sole Discretion.
"Total Debt to Appraised Real Estate Value Ratio" means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated Funded Indebtedness outstanding on such date minus (ii) the lesser of (A) unencumbered cash and Cash Equivalents in excess of $5,000,000 and (B) $12,000,000, to (b) the then most recent appraised value of all land, buildings, improvements and permanent equipment constituting

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 31
42575.100083 EMF_US 48981686v14

Fee Properties (other than Store No. 218) which are Convenience and Gas Stations and as to which the Administrative Agent has a valid first and subsisting mortgage Lien (subject only to Permitted Liens) and which satisfies all of the other Real Estate Collateral Requirements, which appraised value shall be determined pursuant to the appraisals received by the Administrative Agent on or before the Closing Date in accordance with clause (g) of the definition of the term "Real Estate Collateral Requirements" or, if and to the extent more recent, the appraisals requested by and delivered to the Administrative Agent pursuant to Section 6.22 of this Agreement.
"Total Outstandings" means the aggregate Outstanding Amount of all Loans and all LC Obligations.
"Transfer" shall have the meaning set forth in Section 6.19.
"UCC" means the Uniform Commercial Code as in effect from time to time as adopted in the State of New York.
"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
"United States" and "U.S." mean the United States of America.
"Unreimbursed Amount" has the meaning specified in Section 2.11(c)(i).
"Unused Fee Rate" means the corresponding percentage per annum as set forth below based on the Lease Adjusted Leverage Ratio:

Pricing Level	Lease Adjusted Leverage Ratio	Unused Fee Rate
I	Greater than or equal to 4.00 to 1.00	0.50%
II	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	0.45%
III	Greater than or equal to 3.00 to 1.00, but less than 3.50 to 1.00	0.40%
IV	Less than 3.00 to 1.00	0.35%
The Unused Fee Rate shall initially be based upon Pricing Level I until the first Calculation Date occurring after the completion of the first full fiscal quarter after the Closing Date (which Calculation Date, for the avoidance of doubt, is ten (10) Business Days after August 14, 2014) and thereafter shall be determined and adjusted from time to time in the same manner as the Applicable Margin is determined and adjusted from time to time.
"U.S. Borrower" means any Borrower that is a U.S. Person.
"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 32
42575.100083 EMF_US 48981686v14

"U.S. Tax Compliance Certificate" shall have the meaning set forth in Section 3.01(f).
"Wells Fargo" means Wells Fargo Bank, National Association and its successors.
"Withholding Agent" means any Borrower or the Administrative Agent, as applicable.
Section 1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i)    The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term "including" is by way of example and not limitation and shall be deemed to be followed by the phrase "without limitation."
(iv)    The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03.    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
(b)    In the event any Accounting Changes shall occur and such changes affect financing covenants, standards or terms in this Agreement, then the Borrowers shall promptly notify the Administrative Agent and the Lenders of such Accounting Changes and the Borrowers and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrowers shall be the same as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrowers and the Required Lenders (i) all financial covenants, standards and terms in this

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 33
42575.100083 EMF_US 48981686v14

Agreement shall be calculated and/or construed as if such Accounting Changes had not been made and (ii) if so requested by the Administrative Agent, the Borrowers shall provide pro forma calculations for such financial covenants, standards and terms in this Agreement after giving effect to such Accounting Changes in each Compliance Certificate.
Section 1.04.    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding‑up if there is no nearest number).
Section 1.05.    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
Section 1.07.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.
ARTICLE II
THE COMMITMENTS AND BORROWINGS
Section 2.01.    Commitment to Make Revolving Credit Loans.
(a)    Subject to the terms and conditions set forth herein, each Lender having a Pro Rata Share of the Revolving Credit Loan Commitment in excess of zero percent (0%) severally agrees to make loans (each, individually, a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Borrowers from time to time, on any Business Day during the Availability Period (but in no event more frequently than four (4) times during any calendar month) in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Loan Commitment; provided, however, that after giving effect to any Revolving Credit Loans, (i) the aggregate Outstanding Amounts in respect of all Revolving Credit Loans, Swingline Loans and LC Obligations shall not exceed the Maximum Revolving Credit Loan Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the aggregate Outstanding Amount of all LC Obligations plus such Lender's Pro Rata Share of the aggregate Outstanding Amount of all Swingline Loans shall not exceed such Lender's Revolving Credit Loan Commitment, unless, in each case, the Borrowers have provided Cash Collateral in accordance with Section 2.12 in the amount of the excess LC Obligations. Within the limits of each Lender's Revolving Credit Loan Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. As of the Closing Date, each Existing Revolving Credit Loan shall constitute, for all purposes of this Agreement and the other Loan Documents, a Revolving Credit Loan issued and outstanding hereunder.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 34
42575.100083 EMF_US 48981686v14

(b)    The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Loan Commitments (and the Maximum Revolving Credit Loan Commitment) at any time or (ii) portions of the Revolving Credit Loan Commitments (and the Maximum Revolving Credit Loan Commitment), from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof. Any such reduction shall be applied to the Revolving Credit Loan Commitment of each applicable Lender according to its Pro Rata Share of the Revolving Credit Loan Commitments. All revolving credit commitment fees accrued to the effective date of any termination of the Revolving Credit Loan Commitments shall be paid on the effective date of such termination.
Section 2.02.    Commitment to Make Term Loans. Subject to the terms and conditions set forth herein, each Lender having a Pro Rata Share of the Term Loan Commitment in excess of zero percent (0%) severally agrees to make loans (each, individually, a "Term Loan" and, collectively, the "Term Loans") to the Borrowers on the Closing Date, in an aggregate amount not to exceed such Lender's Pro Rata Share of the Maximum Term Loan Commitment. No amounts paid or prepaid with respect to Term Loans may be reborrowed. As of the Closing Date, each of the Existing Term Loans shall constitute, for all purposes of this Agreement and the other Loan Documents, a Term Loan issued and outstanding hereunder.
Section 2.03.    Borrowings of Revolving Credit Loans and Term Loans.
(a)    Each Revolving Credit Loan and Term Loan shall be made upon the Borrowers' irrevocable notice to the Administrative Agent, which may be given by telephone or in writing. Each such notice must be received by the Administrative Agent not later than 10:00 a.m. three (3) Business Days prior to the requested date of any Borrowing in the case of a Borrowing bearing interest based upon the Adjusted LIBO Rate or not later than 10:00 a.m. one (1) Business Day prior to the requested date of any Borrowing in the case of a Borrowing bearing interest based upon the Base Rate. Each telephonic notice by the Borrowers pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Each Revolving Credit Loan Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and each Term Loan Borrowing shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Revolving Credit Loans and/or Term Loans, as applicable (which shall be a Business Day), (ii) the principal amount of the Revolving Credit Loans and/or Term Loans, as applicable, to be borrowed, and (iii) whether the requested Borrowing shall bear interest based upon the Adjusted LIBO Rate or the Base Rate and, in the case of a Borrowing based upon the Adjusted LIBO Rate, the Interest Period elected by the Borrowers for such Borrowing.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Revolving Credit Loans and/or Term Loans, as applicable. Each applicable Lender shall make the amount of its Revolving Credit Loan and/or Term Loans, as applicable, available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 10:00 a.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the Designated Account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 35
42575.100083 EMF_US 48981686v14

each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers; provided, however, that if, on the date the Loan Notice with respect to any Borrowing is given by the Borrowers, there are LC Borrowings outstanding, then the proceeds of such Borrowing first shall be applied to the repayment in full of all such LC Borrowings and second shall be made available to the Borrowers as provided above.
(c)    Any Incremental Term Loans (if any) shall be made pursuant to, and in accordance with, Section 2.14.
Section 2.04.    Prepayments.
(a)    Permitted Prepayments of Revolving Credit Loans. The Borrowers may, upon written notice to the Administrative Agent, from time to time on any Business Day voluntarily prepay any Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. one (1) Business Day prior to the date on which such prepayment of Revolving Credit Loans is anticipated, and (ii) any prepayment of any Revolving Credit Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date of any such repayment of Revolving Credit Loans and amount of such prepayment. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Revolving Credit Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.10, each such prepayment shall be applied to the Revolving Credit Loans of the applicable Lenders in accordance with their respective applicable Pro Rata Shares.
(b)    Permitted Prepayments of Term Loans. The Borrowers may, upon written notice to the Administrative Agent, from time to time on any Business Day voluntarily prepay any Term Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. one Business Day prior to the date on which such prepayment of Term Loans is anticipated, and (ii) any prepayment of any Term Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date of any such repayment of Term Loans, whether such prepayment is of the Initial Term Loans, the Incremental Term Loans (if any) or a combination thereof, and amount of such prepayment allocable to each. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of Term Loans shall be applied to the outstanding Term Loans in inverse order of maturity. Any prepayment of a Term Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.10, each such prepayment shall be applied to the Term Loans of the applicable Lenders in accordance with their respective applicable Pro Rata Shares.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 36
42575.100083 EMF_US 48981686v14

(c)    Mandatory Prepayments.
(i)    If for any reason the aggregate Outstanding Amounts in respect of all Revolving Credit Loans, Swingline Loans and LC Obligations at any time exceed the Maximum Revolving Credit Loan Commitment then in effect (including, without limitation, as a result of any permanent reduction of the Maximum Revolving Credit Loan Commitment), the Borrowers shall immediately prepay Revolving Credit Loans and Swingline Loans and/or Cash Collateralize the LC Obligations, in an aggregate amount equal to such excess, any such prepayment of Revolving Credit Loans to be applied to the Revolving Credit Loan Commitments which have been exceeded (in accordance with each Lender's Pro Rata Share thereof).
(ii)    [Reserved].
(iii)    On the Business Day following receipt by any Borrower or Subsidiary of the Net Cash Proceeds of any Disposition of any Property of any Borrower or Subsidiary (other than Dispositions of Properties expressly permitted under Section 7.05(f) which are replaced as required by Section 7.05(f), provided that, if not so replaced in a timely manner as required by Section 7.05(f), the Net Cash Proceeds shall be applied to prepay the Obligations in accordance with this Section 2.04(c)(iii)), the Borrowers shall prepay the Obligations in an amount equal to the greater of (A) 100% of such Net Cash Proceeds of such Disposition and (B) 105% of the Allocated Loan Amount for any Property that is the subject of such Disposition, such prepayment to be applied as set forth in Section 2.04(d). The provisions of this Section 2.04(c)(iii) shall not be deemed to be implied consent to any transaction otherwise prohibited by the terms and conditions of this Agreement.
(iv)    If any Borrower issues Equity Interests (excluding, for the avoidance of doubt, any capital contribution to any Borrower by Alon USA and its Subsidiaries and/or the issuance of any Equity Interests to Alon USA and its Subsidiaries by any Borrower) or any Borrower or Subsidiary issues any Indebtedness (other than Indebtedness permitted by Section 7.03), the Borrowers shall prepay the Obligations in an amount equal to (A) in the case of the issuance of any Equity Interests, 75% of the Net Cash Proceeds of such issuance and (B) in the case of the issuance of any such Indebtedness, 100% of the Net Cash Proceeds of such issuance, in each case no later than the Business Day following the date of receipt of such Net Cash Proceeds as set forth in Section 2.04(d). The provisions of this Section 2.04(c)(iv) shall not be deemed to be implied consent to any transaction otherwise prohibited by the terms and conditions of this Agreement.
(v)    In the event of any Loss with respect to any Property, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Loss Proceeds, such prepayment to be applied as set forth in Section 2.04(d); provided that (A) so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with such Loss Proceeds which are reinvested in similar replacement assets or in capital expenditures for existing or new Properties so long as such reinvestment is commenced no later than one hundred eighty (180) days, and is completed no later than three hundred sixty (360) days, after receipt of such Loss Proceeds (such 360-day period is hereinafter called the "Reinvestment Period"), (B) the Reinvestment Period may be extended in the sole discretion of the Administrative Agent if, at the end of such Reinvestment Period, the applicable Borrower or Subsidiary has commenced and is diligently pursuing such

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 37
42575.100083 EMF_US 48981686v14

reinvestment, and (C) any portion of the applicable Loss Proceeds not actually reinvested during the Reinvestment Period shall be prepaid in accordance with this Section 2.04(c)(v).
(vi)    If for any reason the aggregate Outstanding Amounts in respect of all Swingline Loans at any time exceed the Swingline Sublimit, the Borrowers shall immediately prepay Swingline Loans in an aggregate amount equal to such excess.
(d)    Application of Mandatory Prepayments. Each prepayment pursuant to Section 2.04(c)(iii), (iv) and (v) shall be applied, first, to the outstanding Term Loans (and shall be allocated to the Initial Term Loans and the Incremental Term Loans, if any, on a pro rata basis based upon the then outstanding principal amounts thereof) in inverse order of maturity and, second, to the outstanding Revolving Credit Loans, Swingline Loans, LC Borrowings and LC Obligations as follows: first, shall be applied to the LC Borrowings, second, shall be applied to Swingline Loans, third, shall be applied ratably to the outstanding Revolving Credit Loans, and, fourth, shall be used to Cash Collateralize the remaining LC Obligations; and, the amount remaining, if any, after the prepayment in full of all LC Borrowings, Swingline Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining LC Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrowers for use in the ordinary course of their business, and the Maximum Revolving Credit Loan Commitment shall be automatically and permanently reduced by the Reduction Amount. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party or Alon USA) to reimburse the LC Issuer or the applicable Lenders, as applicable. After giving effect to any reduction of the Revolving Credit Loan Commitments, if the Letter of Credit Sublimit exceeds the amount of the Maximum Revolving Credit Loan Commitment or if the Swingline Sublimit exceeds the amount of the Maximum Revolving Credit Loan Commitment less the sum of all Letters of Credit issued, such sublimit shall automatically be reduced by such excess.
(e)    Loan Management Service Initiated Prepayments. Provided that the Loan Management Service has been approved for use as described in Section 2.13, then upon activation of such Loan Management Service for the Operating Account, the Borrowers agree that prepayments of the Swingline Loans will be initiated by the Swingline Lender and/or Wells Fargo (including by any automated initiation pursuant to the Loan Management Service) and debited from the Operating Account on each Business Day in an amount equal to the lesser of (i) the Outstanding Amount of any Swingline Loans on such Business Day, and (ii) the Collected Balance, with the amount of such prepayment to be made to the Swingline Lender in accordance with this Agreement. If any of the Administrative Agent, the Swingline Lender, Wells Fargo or any Borrower terminates the Loan Management Service, the Borrowers may continue to make voluntary prepayments of Swingline Loans at any time from time to time in whole or in part upon notice to the Swingline Lender and the Administrative Agent.
Section 2.05.    Repayment of Loans.
(a)    On Maturity Date. In addition to any other payments due under this Agreement, the Borrowers shall repay to the Administrative Agent for the account of the applicable Lenders on the Maturity Date the aggregate Outstanding Amount of all Loans and LC Obligations on such date.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 38
42575.100083 EMF_US 48981686v14

(b)    Term Loans Required Amortization. In addition to any other payments due under this Agreement, on the Payment Date occurring on March 31, 2014, and on each Payment Date thereafter, the Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, as a principal reduction of the Term Loans, an amount equal to the Amortization Payment Amount. Notwithstanding the principal amortization payments provided for herein, any outstanding principal balance of the Term Loans on the Maturity Date shall be fully due and payable on said date. No principal balance reduction of the Term Loans may be reborrowed.
(c)    [Reserved.]
(d)    Repayment of Swingline Loans. The Borrowers shall repay each Swingline Loan as set forth in Section 2.13.
(e)    Repayment of Incremental Term Loans. The Borrowers shall repay the aggregate outstanding principal amount of the Incremental Term Loans (if any) as determined pursuant to, and in accordance with, Section 2.14.
Section 2.06.    Interest.
(a)    Subject to the provisions of subsection (b) below, interest on all Loans will accrue and be charged on the Outstanding Amount thereof, from time to time, at the applicable Interest Rate. All calculations of interest for Base Rate Loans when the Base Rate is determined by the prime rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other calculations of interest shall be computed on an Actual/360 Basis (which results in more interest being paid than if computed on a 30/360 Basis or on the basis of a 365/366 day year). Notwithstanding that interest on the Term Loans accrues on Actual/360 Basis, principal and interest (prior to the Term Loan balloon payment at maturity) may, in the Administrative Agent's Sole Discretion, be determined on a 30/360 Basis. Notwithstanding the foregoing, if any date on which the Interest Rate for any Eurodollar Rate Loans is to be set or reset, as provided above, falls on a day that the LIBO Rate is not published, the Administrative Agent may, in its Sole Discretion, reset the Interest Rate on such date using the LIBO Rate most recently published prior to the applicable date on which the Interest Rate is being set or reset.
(b)    If the Administrative Agent has not received on any date on which any payment is due (whether by acceleration or otherwise) the full amount due on such date, in addition to any other amounts payable hereunder, the Borrowers shall pay to the Administrative Agent, promptly on demand, a late payment charge ("Late Payment Charge") in an amount equal to the product of (i) the difference between (A) the amount due on any such due date and (B) the amount actually received on such due date, multiplied by (ii) five percent (5%).
(c)    (i) Automatically upon the occurrence and during the continuance of any Event of Default described in subsections (a), (f) or (g) of Section 10.01 and (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all Obligations outstanding hereunder shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d)    Interest on all Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 39
42575.100083 EMF_US 48981686v14

in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e)    Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.06(a), bear interest for one day.
Section 2.07.    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.11 and any other amounts due under this Agreement and any other Loan Documents:
(a)    Revolving Credit Commitment Fee. On each Payment Date, the Borrowers shall pay to the Administrative Agent for the account of each Lender having a Pro Rata Share of the Revolving Credit Loan Commitment in excess of zero percent (0%) in accordance with its applicable Pro Rata Share, a revolving credit commitment fee at a rate per annum equal to the Unused Fee Rate of the positive difference, if any, of (i) the Maximum Revolving Credit Loan Commitment, minus (ii) the average daily Outstanding Amount of all Revolving Credit Loans (excluding the Outstanding Amount of all Swingline Loans) during the period from the then most‑recent prior Payment Date until the day immediately preceding the applicable Payment Date. The revolving credit commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Closing Date, and on the Maturity Date.
(b)    Fee Letter. The Borrowers shall pay to the Administrative Agent or Wells Fargo (as applicable, as specified in the Fee Letter) for its own account or for the account of the Lenders (as applicable, as specified in the Fee Letter), fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(c)    Actual/360. All computations of fees shall be made on an Actual/360 Basis (which results in more fees being paid than if computed on a 30/360 Basis).
Section 2.08.    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, type, amount and maturity of its Loans and payments with respect thereto.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 40
42575.100083 EMF_US 48981686v14

(b)    In addition to the accounts and records referred to in subsection (a), each applicable Lender and the Administrative Agent shall maintain, in accordance with its usual practice, accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
Section 2.09.    Payments Generally.
(a)    All payments to be made by the Borrowers, any other Loan Party or Alon USA shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein or as otherwise agreed by the Administrative Agent, all payments by the Borrowers, any other Loan Party or Alon USA hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, or the Swingline Lender, as applicable, via wire transfer of cash and in immediately available funds not later than 12:00 p.m. noon on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment (other than payments of Swingline Loans) in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent or the Swingline Lender, as applicable, after 12:00 p.m. noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(b)    If any payment to be made by the Borrowers, any other Loan Party or Alon USA shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(c)    Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent or the LC Issuer hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent or the LC Issuer in immediately available funds, then:
(i)    if any Borrower failed to make such payment, each Lender or the LC Issuer, as the case may be, severally shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or the LC Issuer, as the case may be, severally in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or the LC Issuer, as the case may be, severally to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to any Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 41
42575.100083 EMF_US 48981686v14

Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Term Loan or Revolving Credit Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon any Borrower, and any such Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans to fund participations in Letter of Credits and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.10.    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it or the participation in LC Obligations or Swingline Loans held by it any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans and subparticipations in LC Obligations and Swingline Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans and participations in LC Obligations and Swingline Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 15.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off, but subject to Section 15.09) with respect to such participation as fully as if such Lender were the direct creditor of the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 42
42575.100083 EMF_US 48981686v14

Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.11.    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the LC Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.11, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit which have been properly made and in accordance with the terms and requirements of the applicable Letter of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (x) the aggregate Outstanding Amounts in respect of all Revolving Credit Loans, Swingline Loans and LC Obligations shall not exceed the Maximum Revolving Credit Loan Commitment, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all LC Obligations, plus such Lender's Pro Rata Share of the aggregate Outstanding Amount of all Swingline Loans, shall not exceed such Lender's Revolving Credit Loan Commitment, and (z) the Outstanding Amount of the LC Obligations shall not exceed the Letter of Credit Sublimit, unless, in each case, the Borrowers have provided Cash Collateral in accordance with Section 2.12 in the amount of the excess LC Obligations. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.
(ii)    The LC Issuer shall not issue any Letter of Credit, if:
(A)    the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 43
42575.100083 EMF_US 48981686v14

(iii)    The LC Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing the Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the LC Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of the LC Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the LC Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars;
(E)    any Lender is at that time a Defaulting Lender, unless (1) the LC Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the LC Issuer (in its Sole Discretion) with the Borrowers or such Lender to eliminate the LC Issuer's actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the LC Issuer has actual or potential Fronting Exposure, as it may elect in its Sole Discretion or (2) such Defaulting Lender's participation in LC Obligations has been reallocated among the Non-Defaulting Lenders pursuant to Section 3.07(a)(iv); or
(F)    a Default or Event of Default exists.
(iv)    The LC Issuer shall not amend any Letter of Credit if the LC Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The LC Issuer shall be under no obligation to amend any Letter of Credit if (A) the LC Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The LC Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article XII with respect to any acts taken or omissions suffered by the LC Issuer in connection with

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 44
42575.100083 EMF_US 48981686v14

Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article XII included the LC Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Issuer.
(vii)    Notwithstanding anything to the contrary stated herein, and provided no Default or Event of Default exists and is continuing, Letters of Credit that are Cash Collateralized will not be counted against the Maximum Revolving Credit Loan Commitment or the Letter of Credit Sublimit.
(b)    Procedures for Issuance and Amendment of Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of any Borrower, delivered to the LC Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the LC Issuer and the Administrative Agent not later than 10:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the LC Issuer may agree in a particular instance in their Sole Discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H)  such other matters as the LC Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the LC Issuer may require. Additionally, each Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the LC Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the LC Issuer will provide the Administrative Agent with a copy thereof. Unless the LC Issuer has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Issuer a risk

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 45
42575.100083 EMF_US 48981686v14

participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.
(iii)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the LC Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the LC Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 12:00 p.m. on the date of any payment by the LC Issuer under a Letter of Credit, the Borrowers shall reimburse the LC Issuer through the Administrative Agent in an amount equal to the amount of such drawing, if the Borrowers shall have received notice of such payment by the LC Issuer prior to 10:00 a.m., or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 p.m. on (1) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (2) the Business Day immediately following the day that the Borrowers receives such notice, if such notice is not received prior to such time on the day of receipt (each such date, an "Honor Date"). If the Borrowers fail to so reimburse the LC Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Loan Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Loans, but subject to the amount of the unutilized portion of the Revolving Credit Loans and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the LC Issuer or the Administrative Agent pursuant to this Section 2.11(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.11(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the LC Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.11(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the LC Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Loan Borrowing because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the LC Issuer an LC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 46
42575.100083 EMF_US 48981686v14

Administrative Agent for the account of the LC Issuer pursuant to Section 2.11(c)(ii) shall be deemed payment in respect of its participation in such LC Borrowing and shall constitute an LC Advance from such Lender in satisfaction of its participation obligation under this Section 2.11.
(iv)    Until each Lender funds its Revolving Credit Loan or LC Advance pursuant to this Section 2.11(c) to reimburse the LC Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the LC Issuer.
(v)    Each Lender's obligation to make Revolving Credit Loans or LC Advances to reimburse the LC Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.11(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.11(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowers of a Loan Notice). No such making of an LC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the LC Issuer for the amount of any payment made by the LC Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the LC Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.11(c) by the time specified in Section 2.11(c)(ii), then, without limiting the other provisions of this Agreement, the LC Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the LC Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the LC Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the LC Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Revolving Credit Loan included in the relevant Borrowing or LC Advance in respect of the relevant LC Borrowing, as the case may be. A certificate of the LC Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the LC Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's LC Advance in respect of such payment in accordance with Section 2.11(c), if the Administrative Agent receives for the account of the LC Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 47
42575.100083 EMF_US 48981686v14

distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the LC Issuer pursuant to Section 2.11(c)(i) is required to be returned under any of the circumstances described in Section 15.06 (including pursuant to any settlement entered into by the LC Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the LC Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Borrowers to reimburse the LC Issuer for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the applicable Borrower's instructions or other irregularity, the Borrowers will immediately notify the LC Issuer. Each

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 48
42575.100083 EMF_US 48981686v14

Borrower shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of LC Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.11(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the LC Issuer, and the LC Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the LC Issuer's willful misconduct or gross negligence or the LC Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Applicability of ISP. Unless otherwise expressly agreed by the LC Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit.
(h)    Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "Letter of Credit Fee") for the non-Cash Collateralized portion of each Letter of Credit equal to the Applicable Margin for Borrowings based upon the Adjusted LIBO Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the LC Issuer pursuant to this Section 2.11 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.11(a)(iii)(E), with the balance of such fee, if any, payable to the LC Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 49
42575.100083 EMF_US 48981686v14

Section 1.07. Letter of Credit Fees shall be (i) due and payable on each Payment Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Documentary and Processing Charges Payable to LC Issuer. The Borrowers shall pay directly to the LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
Section 2.12.    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or the LC Issuer (i) if the LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, the Borrowers shall, in the case of clause (i), immediately Cash Collateralize the then Outstanding Amount of such LC Borrowing and, in the case of clause (ii), immediately Cash Collateralize the then Outstanding Amount of all LC Obligations. At any time that there shall exist a Defaulting Lender and any Fronting Exposure as a result of such Defaulting Lender cannot be reallocated pursuant to Section 3.07(a)(iv), then, immediately upon the request of the Administrative Agent, the Swingline Lender or the LC Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover any Fronting Exposure that cannot be reallocated pursuant to Section 3.07(a)(iv) and any Cash Collateral provided by the Defaulting Lender. Upon the request of the Administrative Agent, the Swingline Lender or the LC Issuer, if as a result of any decrease in the Maximum Revolving Credit Loan Commitment or the Letter of Credit Sublimit, (i) the aggregate Outstanding Amounts in respect of all Revolving Credit Loans, Swingline Loans and LC Obligations exceed the Maximum Revolving Credit Loan Commitment, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all LC Obligations and Swingline Loans exceed such Lender's Revolving Credit Loan Commitment, or (iii) the Outstanding Amount of the LC Obligations exceed the Letter of Credit Sublimit, the Borrowers shall, in each case, immediately Cash Collateralize the amount of such excess LC Obligations in the amount of such excess. If at any time the Outstanding Amount of the LC Obligations exceeds the Letter of Credit Sublimit, then upon the request of the Administrative Agent or the LC Issuer the Borrowers shall immediately Cash Collateralize the amount of such excess LC Obligations.
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non‑interest bearing deposit or other accounts at Wells Fargo or one or more of its Affiliates. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 50
42575.100083 EMF_US 48981686v14

Administrative Agent, for the benefit of the Administrative Agent, the LC Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.12(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.12 or Sections 2.04, 2.11, 10.02, or 10.03 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific LC Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including pursuant to a reallocation of such Defaulting Lender's participation of LC Obligations under Section 3.07(a)(iv) or by the termination of Defaulting Lender status of the applicable Lender) or (ii) the Administrative Agent's good faith determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party or Alon USA shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.12 may be otherwise applied in accordance with Section 10.03), and (B) the Person providing Cash Collateral and the LC Issuer or the Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
Section 2.13.    Swingline Loans.
(a)    The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.13, may in its Sole Discretion make loans (each such loan, a "Swingline Loan") to the Borrowers from time to time on any Business Day during the Swingline Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and LC Obligations of the Lender acting as Swingline Lender, may exceed the amount of such Lender's Revolving Credit Loan Commitment; provided, however, that after giving effect to any Swingline Loan, (i) aggregate Outstanding Amounts in respect of the Revolving Credit Loans, Swingline Loans and LC Obligations shall not exceed the Maximum Revolving Credit Loan Commitment, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all LC Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swingline Loans shall not exceed such Lender's Revolving Credit Loan Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 51
42575.100083 EMF_US 48981686v14

Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.13, prepay under Section 2.04, repay under Section 2.05 and reborrow under this Section 2.13. Each Swingline Loan shall be a Base Rate Loan. Immediately upon the making of a Swingline Loan, each Lender with a Revolving Credit Loan Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swingline Loan.
(b)    Borrowing Procedures.
(i)    If (A) Wells Fargo and the applicable Borrower that is the account holder of the Operating Account agree pursuant to the applicable account documentation governing the Operating Account that such Borrower may use the Loan Management Service, and (B) the Administrative Agent and the Swingline Lender consent to the use of such Loan Management Service with respect to the Swingline Loans, then upon activation of such Loan Management Service for the Operating Account, the Borrowers agree that Swingline Borrowings may be initiated by the Borrowers, the Swingline Lender and/or Wells Fargo (including by any automated initiation pursuant to the Loan Management Service) and credited to the Operating Account as of the end of each Business Day, subject to availability of Swingline Loans as provided in this Section 2.13 and the other terms and conditions set forth in this Agreement. Neither the Swingline Lender nor Wells Fargo shall have any obligation to initiate or make any Swingline Borrowings through the Loan Management Service if a Default or an Event of Default exists, or would result from such proposed Swingline Loan or from the application of the proceeds thereof. In the event any Swingline Loan is made through the Loan Management Service during the existence of a Default or an Event of Default, in addition to any other rights and remedies provided under this Agreement and the other Loan Documents, the Borrowers agree to repay such Swingline Loan promptly upon demand by the Administrative Agent or the Swingline Lender. If any of the Administrative Agent, the Swingline Lender, Wells Fargo or any Borrower terminates the Loan Management Service, the Borrowers may continue to request Swingline Loans as provided in Section 2.13(b)(ii) to the extent the Borrowers are otherwise allowed to request Swingline Loans pursuant to the terms of this Agreement.
(ii)    In addition to the means of requesting Swingline Loans provided in Section 2.13(b)(i), Swingline Borrowings may be made upon the Borrowers' irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone, but in no event more frequently than four (4) times during any calendar month pursuant to this Section 2.13(b)(ii). Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000 or a whole multiple of $25,000 in excess thereof, and (B) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrowers. Promptly after receipt by the Swingline Lender of any telephonic Loan Notice pursuant to this Section 2.13(b)(ii), the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 52
42575.100083 EMF_US 48981686v14

telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.13(a), or (2) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Loan Notice, make the amount of its Swingline Loan available to the Borrowers by crediting the Operating Account in immediately available funds.
(c)    Repayment and Refinancing of Swingline Loans.
(i)    Swingline Loans shall be either (A) repaid in full by the Borrowers on the first to occur of (1) the fifteenth day after funding such Swingline Loan, (2) demand by Swingline Lender, and (3) through prepayment initiated through the Loan Management Service as set forth in Section 2.04(e), or (B) refinanced as set forth in this Section 2.13(c).
(ii)    The Swingline Lender at any time in its Sole Discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swingline Lender to so request on their behalf), that each Lender with a Revolving Credit Loan Commitment make a Revolving Credit Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.03 (other than delivery of a Loan Notice executed by the Borrowers), without regard to the minimum and multiples specified therein for the principal amount of Revolving Credit Loans, but subject to the unutilized portion of the Maximum Revolving Credit Loan Commitment and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.13(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(iii)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Credit Loan Borrowing in accordance with Section 2.13(c)(ii), the request for Revolving Credit Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders with a Revolving Credit Loan Commitment fund its risk participation in the relevant Swingline Loan and each Lender's payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.13(c)(ii) shall be deemed payment in respect of such participation.
(iv)    If any Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 53
42575.100083 EMF_US 48981686v14

(iii), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Revolving Credit Loan included in the relevant Revolving Credit Loan Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.
(v)    Each Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.13(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.13(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swingline Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Swingline Lender.
(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 15.06 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrowers for interest on the Swingline Loans. Until each Lender funds its Revolving Credit Loan or risk participation pursuant to this Section 2.13 to refinance such Lender's Pro Rata Share of any Swingline Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swingline Lender.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 54
42575.100083 EMF_US 48981686v14

(f)    Payments Directly to Swingline Lender. The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. At any time that the Loan Management Service is in effect, each Borrower authorizes the Administrative Agent, the Swingline Lender and Wells Fargo to effect the prepayment or payment of Swingline Loans through the Loan Management Service. The authorization set forth herein shall not affect the obligation of the Borrowers to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the Administrative Agent, the Swingline Lender or Wells Fargo does not debit such account.
Section 2.14.    Incremental Term Loans.
(a)    At any time after the Closing Date and on or before March 14, 2018, the Borrowers may, by written notice to the Administrative Agent elect to request the establishment of one or more incremental term loan commitments (any such incremental term loan commitment, an "Incremental Term Loan Commitment") to make an incremental term loan (any such incremental term loan, an "Incremental Term Loan"); provided that (i) the total aggregate amount of all Incremental Term Loan Commitments shall not exceed $30,000,000, and (ii) the total aggregate amount of all Incremental Term Loan Commitments made effective at any one time shall not be less than the minimum principal amount of $5,000,000. Each such notice shall specify the date (each, an "Incremental Term Loan Effective Date") on which the Borrowers propose that any Incremental Term Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent. The Borrowers may invite any Lender, any Affiliate of any Lender, any Approved Fund and/or any other Person reasonably satisfactory to the Administrative Agent to provide an Incremental Term Loan Commitment (any such Person, an "Incremental Term Loan Lender"). Any Incremental Term Loan Lender offered or approached to provide all or a portion of any Incremental Term Loan Commitment may elect or decline, in its Sole Discretion, to provide such Incremental Term Loan Commitment. Any Incremental Term Loan Commitment shall become effective as of the Incremental Term Loan Effective Date applicable thereto; provided that:
(A)    no Default or Event of Default shall exist on such Incremental Term Loan Effective Date before or after giving effect to (1) any Incremental Term Loan Commitment, (2) the making of any Incremental Term Loan pursuant thereto and (3) the consummation of any transaction to be funded in whole or in part thereby or in connection therewith;
(B)    the Administrative Agent and the Lenders shall have received from the Borrowers a Compliance Certificate demonstrating that the Borrowers will be in compliance on a pro forma basis with each of the financial covenants set forth in Article XIV both before and after giving effect to (1) any Incremental Term Loan Commitment, (2) the making of any Incremental Term Loan pursuant thereto and (3) the consummation of any transaction to be funded in whole or in part thereby or in connection therewith;
(C)    the proceeds of any Incremental Term Loans shall be used for the purposes specified in Section 7.09(e);
(D)    each Incremental Term Loan Commitment (and the Incremental Term Loans made thereunder) shall constitute Obligations of the Borrowers and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 55
42575.100083 EMF_US 48981686v14

shall be secured and guaranteed with the other Credit Extensions on a pari passu basis;
(E)    (1)    each Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loans and the Borrowers, but will not in any event have a shorter average life to maturity than the remaining average life to maturity of the Initial Term Loans or a maturity date earlier than the Maturity Date and, unless otherwise agreed by the Administrative Agent, the maturity date of each Incremental Term Loan shall be the Maturity Date;
(2)    the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Term Loan Lenders and the Borrowers on the applicable Incremental Term Loan Effective Date; provided that if the Applicable Margin in respect of any Incremental Term Loan exceeds the Applicable Margin for the Initial Term Loans by more than 0.50%, then the Applicable Margin for the Initial Term Loans shall be increased so that the Applicable Margin in respect of the Initial Term Loans is equal to the Applicable Margin for the Incremental Term Loan minus 0.50%; provided further in determining the Applicable Margin(s) applicable to each Incremental Term Loan and the Applicable Margin(s) for the Initial Term Loans, (x) original issue discount ("OID") or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrowers to the Lenders under such Incremental Term Loan or the Initial Term Loans in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity) and (y) customary arrangement or commitment fees payable to the Lead Arranger (or its affiliates) in connection with the Initial Term Loans or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded (it being understood that the effects of any and all interest rate floors shall be included in determining Applicable Margin(s) under this provision); and
(3)    except as provided above, all other terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 2.14, be identical to the terms and conditions applicable to the Initial Term Loans;
(F)    any Incremental Term Loan Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loans and the Incremental Term Loans); and
(G)    the Incremental Term Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrowers, the Administrative Agent and the applicable Incremental Term Loan

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 56
42575.100083 EMF_US 48981686v14

Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14); and
(H)    the Borrowers shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party and Alon USA authorizing such Incremental Term Loan) reasonably requested by the Administrative Agent in connection with any such transaction.
(b)    (i)    The Incremental Term Loans shall be deemed to be Term Loans; provided that all Incremental Term Loans made pursuant to the same Incremental Term Loan Commitment shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.
(ii)    The Incremental Term Loan Lenders shall be included in any determination of the Required Lenders and the Incremental Term Loan Lenders will not constitute a separate voting class for any purposes under this Agreement.
(c)    On any Incremental Term Loan Effective Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Term Loan Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrowers in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 57
42575.100083 EMF_US 48981686v14

ARTICLE III
Section 3.01.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower or other Loan Party or Alon USA hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if any Borrower or other Loan Party or Alon USA shall be required by applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Person shall make such deductions and (iii) such Person shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)    Payment of Other Taxes by the Borrowers, etc. Without limiting the provisions of Section 3.01(a) above, the Borrowers and the other Loan Parties or Alon USA (as applicable) shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Indemnification by the Borrowers, etc. Each of the Borrowers and the other Loan Parties and Alon USA shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Recipient (with a copy to the Administrative Agent if such Recipient is not the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.
(d)    Indemnification of the Administrative Agent. Each Recipient (other than the Administrative Agent) shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Recipient (but only to the extent that any Loan Party or Alon USA has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties and Alon USA to do so), (ii) any Taxes attributable to such Recipient's failure to comply with the provisions of Section 15.07(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Recipient, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Recipient by the Administrative Agent shall be conclusive absent manifest error. Each Recipient hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Recipient from any other source against any amount due to the Administrative Agent under this Section 3.01(d).

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 58
42575.100083 EMF_US 48981686v14

The agreements in this Section 3.01(d) shall survive the resignation and/or replacement of the Administrative Agent.
(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party or Alon USA to a Governmental Authority, such Person shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 59
42575.100083 EMF_US 48981686v14

and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 60
42575.100083 EMF_US 48981686v14

Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its Sole Discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    For purposes of this Section 3.01, the term "Lender" includes the LC Issuer and the Swingline Lender and the term "applicable Law" includes FATCA.
(i)    Survival. Each party's obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment or discharge of all obligations under any Loan Document.
Section 3.02.    Illegality. In the event that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Loans, or to determine or charge interest rates based upon the LIBO Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make such Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice (but subject to Section 2.04(b) above), all Eurodollar Rate Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, all Eurodollar Rate Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Eurodollar Rate Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans. Each Lender agrees to designate a different Lending Office if such designation

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 61
42575.100083 EMF_US 48981686v14

will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Section 3.03.    Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Interest Rate based upon the Adjusted LIBO Rate for any period for any Loans, or that the Interest Rate with respect to any period for any Loans does not adequately and fairly reflect the cost to the Lenders of funding such Loans, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Loans at the Interest Rate based upon the Adjusted LIBO Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, and, until any such notice is revoked, any request for Loans at the Interest Rate based upon the Adjusted LIBO Rate will be deemed to be a request for a Borrowing of Loans in the amount specified therein at an Interest Rate equal to the Base Rate plus the Applicable Margin (until such time as such notice may be revoked, at which time the applicable Interest Rate shall again be equal to the Applicable Margin plus the Adjusted LIBO Rate) Upon receipt of such notice, the Borrowers may revoke any pending request for any Borrowing.
Section 3.04.    Increased Cost and Reduced Return; Capital Adequacy.
(a)    If, as a result of any Change in Law or such Lender's or the LC Issuer's compliance therewith, there shall be any increase in the cost to such Lender or the LC Issuer of agreeing to make or making, funding or maintaining Loans at the Interest Rate based upon the Adjusted LIBO Rate or if issuing or in participating in any Letter of Credit, or a reduction in the amount received or receivable by such Lender or the LC Issuer in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or LC Issuer), and (ii) reserve requirements utilized in the determination of the Adjusted LIBO Rate), then from time to time upon demand of such Lender or the LC Issuer (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender or the LC Issuer, as the case may be, such additional amounts as will compensate such Lender or the LC Issuer for such increased cost or reduction.
(b)    If any Lender or the LC Issuer determines that any Change in Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) or the LC Issuer therewith, has the effect of reducing the rate of return on the capital of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer as a consequence of such Lender's or the LC Issuer's obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity), then from time to time upon demand of such Lender or the LC Issuer (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender or the LC Issuer such additional amounts as will compensate such Lender or the LC Issuer, as the case may be, for such reduction.
Section 3.05.    Funding Losses. In the event of (a) the payment of any principal of any Eurodollar Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan into a Base Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 3.08(b), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 62
42575.100083 EMF_US 48981686v14

deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
Section 3.06.    Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent, the LC Issuer or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent, the LC Issuer or such Lender may use any reasonable averaging and attribution methods.
Section 3.07.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 15.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the LC Issuer and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 2.12; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the LC Issuer's future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 2.12; sixth, to the payment of any amounts owing to the Lenders, the LC Issuer or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 63
42575.100083 EMF_US 48981686v14

court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Loan Commitments without giving effect to Section 3.07(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.07(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any revolving credit commitment fee for any period during which such Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees pursuant to Section 2.11(h) for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.12.
(C)    With respect to any revolving credit commitment fee or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each LC Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer's or Swingline Lender's Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Revolving Credit Loan Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 64
42575.100083 EMF_US 48981686v14

notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Fronting Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Credit Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the LC Issuer and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 3.07(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.
(c)    New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the LC Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 3.08.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or Section 3.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender becomes a Defaulting Lender hereunder, then the Borrowers may, at their sole expense and effort, upon notice

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 65
42575.100083 EMF_US 48981686v14

to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 15.07), all its interests, rights (other than its rights to payment pursuant to Section 3.04 and Section 3.01) and obligations under this Agreement and related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.04, such assignment will result in a reduction in such compensation or such payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 3.09.    Survival. All of the obligations of the Borrowers and other Loan Parties under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
Section 4.01.    Conditions of Borrowing. The obligation of the LC Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or Alon USA (as applicable), and each other Person party thereto, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)    executed counterparts of this Agreement, each of the Collateral Documents (including, without limitation, the Guaranty, the Security Agreement and the Mortgages) and the other applicable Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Loan Parties;
(ii)    a Note executed by the Borrowers in favor of each Lender that requests a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party and Alon USA as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties and Alon USA is duly organized or formed, that the Borrowers and each other Loan Party or Alon USA executing any of the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 66
42575.100083 EMF_US 48981686v14

Loan Documents is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and that each Loan Party is solvent after giving effect to the Obligations, the Liens of the Administrative Agent, on behalf of the Secured Parties, the Closing Date Special Dividend and all other transactions contemplated hereunder to occur on or about the Closing Date;
(v)    a favorable opinion or opinions of counsel to the Loan Parties and Alon USA, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit L and such other matters concerning the Loan Parties and Alon USA and the Loan Documents as the Required Lenders may reasonably request;
(vi)    a certificate of a Responsible Officer of each Loan Party and Alon USA either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Person and the validity against such Person of the Loan Documents to which it is a party, which consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(vii)    a certificate signed by a Responsible Officer of each Borrower certifying that the conditions specified in Sections 4.01 and 4.02 have been satisfied;
(viii)    evidence that all Insurance Requirements have been met and that all insurance required to be maintained pursuant thereto has been obtained and is in effect;
(ix)    evidence that all Real Estate Collateral Requirements have been met as of the Closing Date, including but not limited to receipt of updated appraisals and environmental reports in form and substance satisfactory to the Administrative Agent;
(x)    receipt of (A) pro forma combined and combining balance sheets of the Borrowers and their Subsidiaries as of the Closing Date and pro forma combined and combining financial statements (including balance sheets and related statements of income or operations, shareholders' equity and cash flow) of the Borrowers and their Subsidiaries for the calendar year 2013, in each case giving pro forma effect to this Agreement, the Closing Date Special Dividend and all other transactions to occur on or about the Closing Date (including, without limitation, all fees and expenses payable on or about the Closing Date) in form and substance reasonably satisfactory to the Administrative Agent, and (B) the Borrowers' and their Subsidiaries financial projections and related supporting information and documentation, in form and substance reasonably satisfactory to the Administrative Agent, evidencing that such projections are reasonable, have a sufficiently high probability of being achieved and will result in compliance with the financial covenants set forth in Article XIV hereof;
(xi)    receipt and review of each Principal Agreement, together with a certification from a Responsible Officer of the Loan Parties that (a) such Principal Agreement is in full force and effect on the Closing Date and (b) no Loan Party is in default thereunder or not in compliance with any material term or provision thereof;
(xii)    a copy of all Subordinated Debt Documents relating to any Subordinated Debt in existence as of the Closing Date; and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 67
42575.100083 EMF_US 48981686v14

(xiii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.
(b)    All accrued and unpaid interest on the Existing Revolving Credit Loans and the Existing Term Loans shall have been paid in full, all accrued and unpaid fees under the Existing Credit Agreement (including under the "Fee Letter" specified therein) shall have been paid in full, any unreimbursed costs or expenses payable under the existing Credit Agreement shall have been paid in full, and any fees or expenses required to be paid under or in connection with this Agreement on or before the Closing Date shall have been paid in full (all or any portion of which amounts may be paid with a portion of the proceeds of Loans to be advanced hereunder on the Closing Date).
(c)    Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent required to be paid hereunder to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs required to be paid hereunder incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent) (all or any portion of which Attorney Costs may be paid with a portion of the proceeds of Loans to be advanced hereunder on the Closing Date).
(d)    The Administrative Agent shall have received information provided by the Loan Parties and Alon USA required by the Patriot Act, including the identity of each Loan Party and Alon USA, the name and address of each Loan Party and Alon USA and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Loan Parties and Alon USA in accordance with the Patriot Act.
(e)    No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's Sole Discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.
(f)    There shall not have occurred any Material Adverse Effect.
Section 4.02.    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension, is subject to the following conditions precedent:
(a)    The representations and warranties of each Borrower and each other Loan Party and Alon USA contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects, except for any representation or warranty that is qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation or warranty that is qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects as of such earlier date, and except that, for purposes of this Section 4.02, the representations and warranties contained

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 68
42575.100083 EMF_US 48981686v14

in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent, and, if applicable, the LC Issuer or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension submitted by the Borrowers (and each other request, or deemed request, for any Loans pursuant to the terms of this Agreement, including but not limited to, any Swingline Loans initiated through the Loan Management Service) shall be deemed to be a representation and warranty that the conditions specified in Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each of the Loan Parties represents and warrants to the Administrative Agent, the LC Issuer and the Lenders that:
Section 5.01.    Existence, Qualification and Power. Each Loan Party and Alon USA (a) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and, subject to clause (d) below, carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where any Property or Collateral is located and in each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect), and (d) has all licenses reasonably necessary for the operation of each individual Convenience and Gas Station at each Property and for the conduct of the Business as a whole, except for any licenses which the failure to have or possess could not reasonably be expected to have a Material Adverse Effect.
Section 5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party and Alon USA of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (with the passage of time, giving of notice or otherwise) (a) contravene or Conflict with the terms of any of such Person's Organizational Documents; (b) Conflict with or result in any breach or contravention in any material respect of, or the creation of any Lien (except Liens in favor of the Lenders created by the Loan Documents) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
Section 5.03.    No Consent or Other Action. No Consent or Other Action which has not been obtained by, from, with or to any other Person is required prior to or otherwise in connection with (a) any Borrower's or any of its Subsidiaries' ownership of any Property or Collateral or the conduct of the Business, except, in the case of the conduct of the Business, for those Consents or Other Actions which, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect, (b) any Loan Party's or Alon USA's execution and delivery of, and performance of its

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 69
42575.100083 EMF_US 48981686v14

obligations under, the Loan Documents, (c) the Grant of any Lien granted hereby or by any other Loan Document, or (d) the validity, enforceability, perfection or priority of any Lien created hereby or by any other Loan Document, except for the filing of the Financing Statements with the Filing Offices and the recording of the Mortgages and except to the extent perfection is required by other means by the Loan Documents.
Section 5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party or Alon USA that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each such Loan Party or Alon USA, enforceable against each Person that is party thereto in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors.
Section 5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements fairly present the financial condition of Alon USA and its Subsidiaries (including, without limitation, the Parent and the Borrowers and their Subsidiaries) as of the date thereof and their results of operations for the period covered thereby and show all material indebtedness and other liabilities, direct or contingent, of Alon USA and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited combined and combining balance sheets of the Borrowers and their Subsidiaries dated as of September 30, 2013, and the related combined and combining statements of income and statements of cash flow for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Schedule 5.05 sets forth all material indebtedness of the Borrowers and their Subsidiaries as of the Closing Date, including any liabilities for taxes and Subordinated Debt (which Subordinated Debt is specifically designated as such on Schedule 5.05). No Borrower or Subsidiary is a party to, or has any obligation under, any Derivative Contract, except for Derivative Contracts required pursuant to Section 6.26.
(d)    Since December 31, 2012, and since September 30, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Section 5.06.    Litigation. As of the Closing Date, Schedule 5.06 sets forth all Litigation pending or, to the knowledge of any Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, any other Loan Party, any of their respective Subsidiaries or against any of their respective properties, assets, Business or any Property, or revenues, or affecting or pertaining to this Agreement or any other Loan Document, or any of the transactions contemplated hereby. None of the Litigation identified on Schedule 5.06, individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect. There is no Litigation pending or, to the knowledge of any Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, any other Loan Party, any of their respective Subsidiaries or against any of their respective

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 70
42575.100083 EMF_US 48981686v14

properties, assets, Business or any Property, or revenues that is not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or affecting or pertaining to this Agreement or any other Loan Document, or any of the transactions contemplated hereby.
Section 5.07.    No Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 5.08.    Ownership of Property; Liens.
(a)    As of the Closing Date, the applicable Borrower (i) is the sole record owner of a fee simple interest in each Fee Property as listed on Exhibit E, and (ii) is the sole record owner of a leasehold or ground leasehold, as applicable, interest in each Leasehold Property as listed on Exhibit G, in each case subject only to Permitted Liens. As of the Closing Date, except as may be disclosed on Exhibit E, none of the Fee Properties owned by any Borrower are subject to any lease or similar conveyance of any interest in any such Fee Property. None of the Permitted Liens referred to in clause (k) of Section 7.01 will materially and adversely affect the ability of any Loan Party to pay in full the Obligations, the use of any Property for the use currently being made thereof or the operation or value of any Property.
(b)    Each Borrower, each Subsidiary and each other Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens other than Permitted Liens. The personal property of the Borrowers and their Subsidiaries is subject to no Liens, other than Permitted Liens. The Collateral is sufficient to enable the Borrowers to operate the Business at each Property and at the Borrowers' address set forth in Schedule 15.02.
(c)    Except for the filings reflected on the UCC searches delivered to the Administrative Agent in connection with this Agreement ("Current Filings"), as of the Closing Date, there is no financing statement (or similar statement, agreement, pledge, deed to secure debt, deed of trust, mortgage, notice or registration), Lien or Judgment filed with, registered, indexed or recorded in any Governmental Authority (or intended so to be), directly or indirectly, identifying or encumbering or covering or involving any personal property Collateral or any Principal Agreement, none of which filings could have a Material Adverse Effect.
Section 5.09.    Environmental Compliance. The Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties. The Borrowers and their Subsidiaries have not received any notices of any violations of existing Environmental Laws that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.10.    Insurance. The Borrowers and their Subsidiaries are in compliance with the Insurance Requirements.
Section 5.11.    Taxes. Each Loan Party has filed, or caused to be filed, in a timely manner all Federal, state and other material Tax returns and reports required to be filed, and has paid all Federal, state

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 71
42575.100083 EMF_US 48981686v14

and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. All information in any such Tax returns, reports and declarations is complete and accurate in all material respects. There are no Liens on any properties or assets of any Borrower, any of its Subsidiaries or any other Loan Party imposed or arising as a result of the delinquent payment or the nonpayment of any Taxes. There are no applicable Taxes and Other Charges payable by any Loan Party, the Administrative Agent, the LC Issuer or any Lender in connection with the execution and delivery of any Loan Documents by the Borrowers or any other Loan Party which have not been paid by such Loan Party.
Section 5.12.    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as may be disclosed in a closing certificate delivered by the Borrowers to the Administrative Agent on the Closing Date, each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
Section 5.13.    Loan Party Information; Subsidiaries, Etc.
(a)    The legal names, federal taxpayer identification numbers, states of formation and mailing addresses, as applicable, for each of the Loan Parties and Alon USA are accurately set forth in the Loan Documents.
(b)    Except as disclosed in part (a) of Schedule 5.13 (or as permitted pursuant to Section 7.04) no Borrower has merged, consolidated, acquired all or substantially all of the assets of any Person or used any other name (whether in connection with the Business or the Collateral or for other business, obtaining credit or financing or otherwise) in the last six years. Neither of the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 72
42575.100083 EMF_US 48981686v14

Borrowers has any Subsidiaries other than those in existence as of the Closing Date which are specifically disclosed in part (b) of Schedule 5.13 or those formed or acquired after the Closing Date in accordance with Section 7.04, and neither of the Borrowers has any equity Investments in any other Person other than those specifically disclosed in part (c) of Schedule 5.13.
Section 5.14.    Purpose of Borrowings; Margin Regulations; Investment Company Act.
(a)    The Borrowers do not intend to use all or any portion of any Borrowing to purchase or carry any securities, including, without limitation, Margin Stock. None of the proceeds of any Borrowing will be used, directly or indirectly, for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or other security or for any other purpose which might cause any Borrowing to be considered a "purpose credit" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, as amended. Each Borrower intends to use the proceeds of each Borrowing solely for the lawful purposes described in Section 7.09(d).
(b)    Neither any Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(c)    Neither any Borrower, any Person Controlling Borrower nor any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.
Section 5.15.    Disclosure. Each Loan Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party or Alon USA to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 5.16.    Compliance with Laws. Each Loan Party is in compliance in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or properties except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 5.17.    Business and Location. As of the Closing Date, each Borrower, under its respective legal name, is engaged in the Business at the Properties with the addresses set forth on Exhibits E and G for such Borrower or at such Borrower's address set forth in Schedule 15.02. As of the Closing Date, Schedule 5.17 contains a complete and accurate list of businesses, if any, conducted by any of the Borrowers or the Subsidiaries other than their Business. All Collateral (other than motor vehicles), including all writings relating thereto and records thereof, books of record or account, employees, business, offices and operations are located at, and all operation with respect there to are conducted out of, the related Properties or such Borrower's chief executive office. Each Borrower's chief executive office address is 12700 Park Central Drive, Suite 1600, Dallas, Texas 75251.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 73
42575.100083 EMF_US 48981686v14

Section 5.18.    Transactions with Affiliates. Except as set forth on Schedule 5.18, as of the Closing Date, neither any Borrower nor any of its Subsidiaries is currently a party to any transaction of any kind with any Affiliate of any Borrower. Each of the transactions listed on Schedule 5.18 was entered into in the ordinary course of such Borrower's or Subsidiary's (as applicable) business, pursuant to written agreements that are on fair and reasonable terms substantially as favorable to such Borrower or Subsidiary (as applicable) as were obtainable by such Borrower or Subsidiary (as applicable) at the time in a comparable arm's length transaction with a Person other than an Affiliate.
Section 5.19.    Financing Statements; Perfected Security Interest. The execution and delivery of each of the Collateral Documents (other than the Guaranty) creates a valid Lien in the Collateral and the Proceeds thereof which has attached and is enforceable. The Filing Offices are the only offices where financing statements are required to be filed in order to perfect such security interest in all Filing Collateral. Upon filing of the applicable Financing Statement in the applicable Filing Office, the Lien of the Administrative Agent, on behalf of the Secured Parties, in all Filing Collateral shall be a perfected, first priority security interest. Upon the Administrative Agent's possession or control of Collateral other than Filing Collateral, the Lien therein of the Administrative Agent, on behalf of the Secured Parties, will be a perfected, first priority security interest.
Section 5.20.    [Reserved].
Section 5.21.    No Further Disposition. Other than with respect Permitted Liens or Dispositions permitted by this Agreement, the Borrowers have not entered into any agreement or understanding or taken, permitted or suffered to exist any action (including the filing of a financing statement, agreement, pledge, deed to secure debt, deed of trust or mortgage, notice or registration) or event (whether by operation of law or otherwise) for the purpose of, or that may have the effect of, directly or indirectly, Granting or permitting any Lien on or Disposing of any Collateral, any interest therein or rights pertaining thereto.
Section 5.22.    Principal Agreements. As of the Closing Date, every Principal Agreement currently in effect is listed on Schedule 5.22, and the Borrowers have provided the Administrative Agent with a true, correct and complete copy of each of such Principal Agreement. Each Loan Party is in good standing under, and in compliance with, the Principal Agreements to which it is a party. Each Loan Party has not been, and is not, in Conflict with or under, any of the Principal Agreements to which it is a party. Each Loan Party has no knowledge of any claim of (or basis of any claim of) any such Conflict or of any termination or nonrenewal of any Principal Agreement to which it is a party (except as may be permitted pursuant to Section 6.20). Each of the Principal Agreements listed on Schedule 5.22 was entered into in the ordinary course of a Loan Party's business, pursuant to written agreements and on fair and reasonable terms and, to the extent the same is with an Affiliate, on terms substantially as favorable to the applicable Loan Party as were obtainable by such Loan Party at the time in a comparable arm's length transaction with a Person other than an Affiliate.
Section 5.23.    Capitalization; Solvency. All of the issued and outstanding Capital Stock of each Borrower or Subsidiary is directly and beneficially owned and held by the Persons for each such entity (and in the percentages) listed on Exhibit D, and all of such Capital Stock has been duly authorized and is fully paid and non‑assessable, free and clear of all Liens. After giving effect to the contribution rights set forth in Article XIII and the Contribution Agreement, each Loan Party (a) is solvent after giving effect to the Obligations, the Liens of the Administrative Agent, on behalf of the Secured Parties, and the other transactions contemplated hereunder and (b) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. After giving effect to the contribution rights set forth in Article

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 74
42575.100083 EMF_US 48981686v14

XIII and the Contribution Agreement, the assets and properties of each Loan Party, at a fair valuation and at their present fair salable value, are greater than the Indebtedness of such Loan Party, and including any subordinated and contingent liabilities computed at the amount which, to the best of such Loan Party's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.
Section 5.24.    Intellectual Property; Licenses, Etc. The Borrowers and their Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of the Business (including, as of the Closing Date, those trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses (by store or unit location) and other intellectual property rights listed on Schedule 5.24), in each case without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.25.    [Reserved].
Section 5.26.    Compliance with OFAC Rules and Regulations. None of the Loan Parties or Alon USA or, to any Loan Party's knowledge, any Affiliate of any Loan Party (a) is a Sanctioned Person, (b) has any assets in Sanctioned Countries, or (c) derives any operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Borrowing hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country. Alon USA has implemented and maintains in effect policies and procedures designed to ensure compliance by Alon USA and its Subsidiaries (including, without limitation, the Loan Parties) and their respective directors, officers and employees with Anti-Corruption Laws and applicable sanctions imposed by United States Governmental Authorities, and each of Alon USA and its Subsidiaries (including, without limitation, the Loan Parties) and their respective officers and employees and, to the knowledge of each Loan Party, its directors are in compliance with Anti-Corruption Laws and such sanctions in all material respects.
Section 5.27.    Foreign Assets Control Regulations, Etc. None of the Loan Parties or Alon USA is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. None of the Loan Parties or Alon USA is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties or Alon USA (i) is a blocked person described in Section 1 of the Anti‑Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
Section 5.28.    Employee Relations. No Loan Party is party to any collective bargaining agreement, and no labor union has been recognized as the representative of the employees of any Loan Party, in each case except as set forth on Schedule 5.28. None of the Loan Parties knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 75
42575.100083 EMF_US 48981686v14

Section 5.29.    Burdensome Provisions. As of the Closing Date, the Loan Parties do not anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority currently in effect will be so burdensome as to have a Material Adverse Effect. No Subsidiary is party to any agreement, document or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to the owner(s) of its Capital Stock or to transfer any of its assets or properties to such owner(s), in each case other than existing under or by reason of the Loan Documents or applicable Law.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Loans, any Letter of Credit or other Obligations are outstanding or any Lender has any obligation to make any Loan or the LC Issuer has any obligation to issue Letters of Credit hereunder, each of the Loan Parties shall, and each Loan Party shall cause each of its Subsidiaries to:
Section 6.01.    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers (and the Parent), the consolidated and consolidating balance sheets of (i) prior to the occurrence of an IPO, Alon USA and its Subsidiaries (including, without limitation, the Parent and the Borrowers and their Subsidiaries), and (ii) on and after the occurrence of an IPO, the Parent and its Subsidiaries (including, without limitation, the Borrowers and their Subsidiaries), in each case as of the end of such year, and the related audited consolidated and consolidating statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year, and all such financial statements shall be in reasonable detail, prepared in accordance with GAAP consistently applied, and certified, without qualification and without an expression of uncertainty as to the ability of any of Alon USA, the Parent, the Borrowers or any of their Subsidiaries to continue as going concerns, by independent certified public accountants reasonably satisfactory to the Required Lenders; the foregoing financial statements (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Alon USA posts such documents, or provides a link thereto on the its website on the Internet at www.alonusa.com.
(b)    as soon as practicable, but in any event not later than forty‑five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers, and not later than ninety (90) days after the fourth fiscal quarter of each fiscal year of the Borrowers, copies of the unaudited combined and combining balance sheets of the Borrowers and their Subsidiaries as of the end of such quarter, and the related combined and combining statements of income and statements of cash flow for such fiscal quarter and the portion of the Borrowers' fiscal year then elapsed, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to year‑end adjustments and footnote information required by GAAP consistently applied), together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year‑end adjustments and footnote information required by GAAP consistently applied);

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 76
42575.100083 EMF_US 48981686v14

(c)    simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate certified by the principal financial or accounting officer of the Borrowers and the Parent and setting forth in reasonable detail (i) computations evidencing compliance with the covenants contained in Article XIV, (ii) (A) the total number of Fee Properties and Leasehold Properties then operated by any Loan Party or owned by any Loan Party and leased to another Person and (B) the identity of any Properties that were closed, sold or otherwise disposed of, or were newly opened or acquired, in each case during such reporting period, (iii) the aggregate number of gallons of gasoline or fuel (by type) sold by any Borrower or its Subsidiary during the applicable reporting period and (iv) (A) for each Convenience and Gas Station operated by any Borrower or Subsidiary which has been in operation for less than eighteen (18) months, profit and loss statements and other financial information reasonably requested by the Administrative Agent on a summarized Convenience and Gas Station‑by‑Convenience and Gas Station basis, and (B) for each Convenience and Gas Station supplied by any Borrower or Subsidiary which has been in operation for less than eighteen (18) months, statements of volumes and other financial information reasonably requested by the Administrative Agent on a summarized Convenience and Gas Station‑by‑Convenience Gas Station basis, in each case in a form reasonably satisfactory to the Administrative Agent;
(d)    contemporaneously with the filing thereof, copies of all materials of a financial nature furnished to the holders of any direct or indirect Equity Interests in any Borrower or filed by Alon USA or any of its Subsidiaries with the Securities and Exchange Commission; the foregoing materials may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which Alon USA posts such documents or provides a link thereto on the its website on the Internet at www.alonusa.com;
(e)    on or before December 31 of each year, projections and budgets of the Borrowers and their Subsidiaries organized for the next fiscal year on a quarterly basis;
(f)    within thirty (30) days of filing, each Loan Party's Federal and state income tax returns; and
(g)    from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.
The audited financial statements furnished to the Administrative Agent hereunder shall be prepared in accordance with GAAP consistently applied and all financial statements furnished to the Administrative Agent shall be sufficiently detailed to allow the Administrative Agent to calculate the financial covenants in Article XIV.
Section 6.02.    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors), members or managers of any Loan Party by independent accountants in connection with the accounts or books of the Parent, any Borrower or any such Subsidiary, or any audit of any of them;
(b)    promptly after any Loan Party has notified the Administrative Agent of any intention by any Loan Party to treat the Loans and related transactions as being a "reportable

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 77
42575.100083 EMF_US 48981686v14

transaction" (within the meaning of Treasury Regulation Section 1.6011‑4), a duly completed copy of IRS Form 8886 or any successor form; and
(c)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; without limiting the generality of the foregoing, the Borrowers and their Subsidiaries shall deliver to the Administrative Agent, within ten (10) Business Days after the Closing Date, a list of all liquor licenses maintained, or required to be maintained, by any Borrower or Subsidiary in connection with the operation of its Properties, which list shall specify each such license by the name of the Borrower or Subsidiary which holds such license and, if applicable, the specific Property to which such license relates.
The Administrative Agent and each Lender is hereby authorized to deliver, from time to time, a copy of any financial statement or any other information relating to the business of any Loan Party or Alon USA to its affiliated corporations, representatives, agents, directors, officers, affiliates, employees and attorneys who need to know such information for the purpose of evaluating or managing the Credit Extensions. In addition, disclosure of such information may be made by the Administrative Agent or any Lender to any Person which (i) is compelled by laws, regulations, rules, orders or legal process or proceedings, (ii) is made to any Person who has signed a confidentiality agreement with the Administrative Agent with respect to the information to be disclosed, containing terms substantially similar to those contained herein, (iii) is made to the Administrative Agent's or such Lender's (as applicable) legal counsel, or to examiners, auditors and investigators having internal or regulatory authority over the Administrative Agent or such Lender (as applicable), or (iv) is made as permitted by Section 15.08. Any documents, schedules, invoices or other papers delivered to the Administrative Agent or the Lenders may (but shall not be required to) be destroyed or otherwise disposed of by the Administrative Agent or the Lenders at any time after the same are delivered to the Administrative Agent or the Lenders, except as otherwise designated by the Borrowers to the Administrative Agent or the Lenders in writing.
The Administrative Agent shall have no obligation to request the delivery, or to maintain copies, of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Loan Party or Alon USA with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.03.    Notices. Promptly notify the Administrative Agent:
(a)    of the occurrence of any Default or Event of Default;
(b)    of (i) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, without limitation, (A) breach or non‑performance of, or any default under, a Contractual Obligation of any Loan Party, or (B) any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; (ii) the commencement of, or any material development in, any material litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws; or (iii) any material loss, damage, Lien or Litigation relating to the Business, any Loan Party, the Collateral or any other property which is security for the Obligations;
(c)    of the occurrence of any ERISA Event;
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party;

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 78
42575.100083 EMF_US 48981686v14

(e)    of the occurrence of any termination, amendment, supplement or other modification of or to any Principal Agreement, any failure to comply with any material term or provision of any Principal Agreement which could reasonably be expected to result in the exercise of a material right or remedy thereunder or any default under any Principal Agreement, in each case promptly upon any Loan Party becoming aware thereof;
(f)    of any receipt of, and the contents of, any notices from any significant creditors of any Loan Party (other than notices received in the normal and ordinary course of business operations);
(g)    of any Borrower or Subsidiary providing notice to any third party operators of any Convenience and Gas Station of a breach, or potential breach, of any agreement between any Borrower or Subsidiary and any such third party operator, the effect of which would have a material impact on Consolidated EBITDA or cash flow for any Borrower or Subsidiary;
(h)    of any Loss with respect to any Collateral;
(i)    of (i) the formation or acquisition of any Subsidiary, (ii) the acquisition of any fee ownership interest in any real property, (iii) the issuance of any Capital Stock of any Borrower or Subsidiary, or (iv) any other information as the Administrative Agent may request in connection with any of the foregoing, in each case after the date of this Agreement; and
(j)    of the occurrence of any event or circumstance that requires or results in any mandatory prepayment of the Loans or any other Credit Extension or any portion thereof.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each Loan Party setting forth details of the occurrence referred to therein and stating what action any Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 6.04.    Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP consistently applied are being maintained by the applicable Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon any Loan Party's property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP consistently applied are being maintained by the applicable Loan Party; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
Section 6.05.    Preservation of Existence, Etc. (a) Except to extent permitted by Section 7.04, preserve, renew and maintain in full force and effect, and cause such other Loan Party to preserve, renew and maintain in full force and effect, its legal existence and good standing under the Laws of the jurisdiction of its organization; (b) maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered IP Rights, the non‑preservation of which could reasonably be expected to have a Material Adverse Effect.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 79
42575.100083 EMF_US 48981686v14

Section 6.06.    Maintenance of Properties. (a) Maintain, preserve and protect the Properties, the Collateral and all of its other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
Section 6.07.    Maintenance of Insurance. At the Borrowers' sole cost and expense, (a) maintain with Approved Providers insurance policies satisfying the Insurance Requirements set forth on Schedule 6.07, (b) timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect; (c) promptly deliver the insurance policies, certificates (and renewals) thereof or other evidence of compliance herewith to the Administrative Agent; and (d) promptly notify the Administrative Agent of any loss in excess of $250,000 (or, in the case of Collateral, any Loss as provided in Section 6.03(h)) covered by or claim under or notice made in connection with any such insurance policies.
Section 6.08.    Compliance with Laws. Comply, and cause each other Loan Party to comply, with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or properties, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 6.09.    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of any Loan Party, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Loan Party, as the case may be.
Section 6.10.    Inspection Rights. Permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrowers; provided, however, that such visits will be conducted no more than three (3) times per fiscal year (except during any period when an Event of Default has occurred and is continuing) and that, when an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at any time and as often as it desires and without advance notice.
Section 6.11.    Conduct of Business. Continue to engage only in the Business engaged in by the Borrowers on the Closing Date, and in businesses and activities reasonably related or incidental thereto.
Section 6.12.    Capitalization; Solvency. Continue to be adequately capitalized and solvent after giving effect to the Obligations, the security interests of the Administrative Agent, on behalf of the Secured Parties, and the other transactions contemplated hereunder (including, without limitation, the contribution rights set forth in Article XIII hereof and in the Contribution Agreement).
Section 6.13.    [Reserved].

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 80
42575.100083 EMF_US 48981686v14

Section 6.14.    Banks and Payments.
(a)    Cause (i) all Collateral Revenues and Proceeds to be deposited in the deposit account(s) with the bank(s) listed on Schedule 6.14 and (ii) all such deposit accounts listed on Schedule 6.14 (other than such deposit accounts maintained with Wells Fargo, if and to the extent that the Administrative Agent's control thereof is automatic) to be subject to a control agreement in favor of the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, and the Borrowers shall pay, and each Borrower hereby authorizes the Administrative Agent to cause to be paid, all Obligations as and when due from all amounts in any bank required to be listed on Schedule 6.14.
(b)    Upon the occurrence and during the continuance of an Event of Default, direct (and each Borrower does hereby direct) any and all transferors, distributors or payors (including insurance companies with whom such Borrower or Subsidiary maintains insurance), upon receipt of notice from the Administrative Agent (which shall only be sent upon the occurrence and during the continuance of an Event of Default), to make payment of all Collateral Revenues and Proceeds directly to the Administrative Agent, on behalf of the Lenders, and authorizes the Administrative Agent, on behalf of the Lenders, in its Sole Discretion, to hold the same in its possession as Collateral, to apply the same to repayment of the Obligations, to deposit the same into any of the accounts with the banks listed on Schedule 6.14, or to apply the same toward replacement of the Collateral. All Collateral Revenues and Proceeds whether received by the Administrative Agent, on behalf of the Lenders, or by any Borrower or Subsidiary or by any other Person, will be included in the Collateral subject to the security interest granted to the Administrative Agent, on behalf of the Lenders. Upon the occurrence and during the continuance of an Event of Default, each Borrower or Subsidiary shall (i) identify, earmark, segregate and keep separate all Collateral Revenues and Proceeds received by it, (ii) upon the Administrative Agent's request, on behalf of the Lenders, promptly account to the Administrative Agent, on behalf of the Lenders, for all Collateral Revenues and Proceeds, (iii) hold all Collateral Revenues and Proceeds received by such Borrower or Subsidiary in trust for the benefit of the Administrative Agent, on behalf of the Lenders, and shall promptly (and in any event not later than the fifth day after receipt) deliver (or cause to be delivered) the same to the Administrative Agent, on behalf of the Lenders, and into its possession in the form received by such Borrower or Subsidiary and at a time and in a manner satisfactory to the Administrative Agent, on behalf of the Lenders.
Section 6.15.    [Reserved].
Section 6.16.    Escrows. Upon the occurrence and during the continuance of a Default or an Event of Default hereunder or under the other Loan Documents, the Borrowers shall, upon written notice from the Administrative Agent, place in escrow with the Administrative Agent from time to time amounts sufficient, in the Administrative Agent's Sole Discretion, to pay, as the same come due, all taxes, insurance, rentals, and any capital expenditures required to be expended in connection with the Properties by any Borrower or Subsidiary during the term of the Loans.
Section 6.17.    Taxes. Continue (and cause each Loan Party to continue) to file in a timely manner all Federal, state and other material tax returns and reports required to be filed, and to continue (and cause each Loan Party to continue) to pay, all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, in each case except if and to the extent that the foregoing are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 81
42575.100083 EMF_US 48981686v14

in accordance with GAAP. All information in such tax returns, reports and declarations will be complete and accurate in all material respects.
Section 6.18.    Primary Depository Accounts and Treasury Management Relationship. Maintain its primary depository/disbursement accounts, treasury management relationship and securities accounts with Wells Fargo.
Section 6.19.    Transfers of Interests in Borrowers, etc. Provide the Administrative Agent and the Lenders with (a) at least thirty (30) days prior written notice of any proposed sale, exchange, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise, of any Equity Interest in any Borrower or Subsidiary or any Person hereafter owning, directly or indirectly, any Equity Interest in any Borrower or Subsidiary (or any right to acquire any Equity Interest in any Borrower or Subsidiary or any Person hereafter owning, directly or indirectly, any Equity Interest in any Borrower or Subsidiary) (each, a "Transfer"), together with such supporting documentation and other information with respect thereto as the Administrative Agent may require, and (b) written notice of the consummation of any such Transfer within five (5) days after the date thereof; provided, however, that (i) the foregoing shall not apply to any Person to whom the foregoing would otherwise apply as a result of its or his ownership of any Equity Interest in Alon USA and (ii) notwithstanding the foregoing, nothing contained in this Section 6.19 shall permit any Transfer to the extent the same is otherwise prohibited or conditioned by any other provision of this Agreement or any other Loan Document.
Section 6.20.    Principal Agreements. Renew the term of each of the Principal Agreements in accordance with the terms and provisions thereof and otherwise maintain such Principal Agreements in full force and effect unless, with respect to any Principal Agreement other than the Southland Licensing Agreement and the Alon Distributor Sales Agreement, the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that, except for the Southland Licensing Agreement and the Alon Distributor Sales Agreement which may be replaced only with the consent of the Administrative Agent, a Loan Party may determine to replace any such Principal Agreement in lieu of renewing the same. Each Loan Party agrees to fully comply, at such Loan Party's own cost and expense, with the terms of the Principal Agreements (unless, with respect to any Principal Agreement other than the Southland Licensing Agreement and the Alon Distributor Sales Agreement, the failure to do so could not reasonably be expected to have a Material Adverse Effect) and to promptly notify the Administrative Agent of any material adverse development of which such Loan Party becomes aware with regard to any of the Principal Agreements, including any claim of Conflict with or under, or written threat of nonrenewal or termination of, or knowledge of Litigation involving any of the Principal Agreements.
Section 6.21.    [Reserved.]
Section 6.22.    Appraisals. Upon the request of the Administrative Agent based on its reasonable concern that the value of one or more Fee Properties may have materially diminished since the Closing Date, provide the Administrative Agent with appraisals of the applicable Fee Properties (other than Store No. 218 so long as the Administrative Agent does not have a Lien thereon), at the sole expense of the Borrowers, from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable Law and regulations; provided, however, that (a) no more than one full narrative appraisal of a particular Fee Property may be requested during the term of this Agreement and (b) no more than two (2) desktop appraisals (which may include, at the option of the Administrative Agent, a third party site inspection) of a particular Fee Property may be requested at any time during the term of this Agreement.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 82
42575.100083 EMF_US 48981686v14

Section 6.23.    Further Assurances.
(a)    Subject to applicable Law, cause (pursuant to a Joinder Agreement or otherwise as the Administrative Agent may request) each of its Subsidiaries (excluding any foreign Subsidiary) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement to become a party to this Agreement as a Subsidiary and a Guarantor and to become obligated under this Agreement, the Guaranty, the Security Agreement and the other Loan Documents (as applicable) as such, and cause (pursuant to a Joinder Agreement or otherwise as the Administrative Agent may request) each such new Guarantor to Grant Liens to the Administrative Agent, for the benefit of the Secured Parties, in any property of such Loan Party, including any parcel of real property located in the U.S. owned by any Loan Party.
(b)    Each Borrower will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and (ii) 66% (or such greater percentage that, due to a change in applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such foreign Subsidiary's U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote and 100% of the issued and outstanding Equity Interests not entitled to vote in each foreign Subsidiary directly owned by such Borrower or any domestic Subsidiary of such Borrower, to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.
(c)    Without limiting the foregoing, each Loan Party will, and will cause each of its Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents and agreements, and will take or cause to be taken such actions, as the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.
(d)    To the extent permitted hereunder, if any Borrower or any Subsidiary contracts to acquire a fee ownership interest in real property after the date of this Agreement, it shall provide (substantially concurrently with the consummation of such acquisition or, upon the applicable Borrower's or Subsidiary's request, at such later date as may be approved by the Administrative Agent in its Sole Discretion) to the Administrative Agent a Mortgage (in form and substance satisfactory to the Administrative Agent) Granting the Administrative Agent a first priority Lien on such real property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by the Administrative Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements to satisfy the Real Estate Collateral Requirements and as otherwise reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that the requirements set forth in this Section 6.23(d) shall not apply to any real property acquired using the proceeds of Indebtedness permitted under Section 7.03(g) or (h), and such real property so acquired shall not constitute a part of the Collateral.
Section 6.24.    [Reserved.]
Section 6.25.    [Reserved.]

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 83
42575.100083 EMF_US 48981686v14

Section 6.26.    Required Derivative Contracts. Not more than thirty (30) days after the Closing Date, the Borrowers shall enter into, and maintain in effect at all times until the Maturity Date, Derivative Contracts with Persons acceptable to the Administrative Agent, with respect to not less than seventy-five percent (75%) of the aggregate principal amount of the Term Loans, and shall enter into a Collateral Assignment of Derivative Contract in form and substance satisfactory to the Administrative Agent.
Section 6.27.    Keepwell.
(a)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 6.27 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.27, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 6.27 shall remain in full force and effect until the Release Date. Each Qualified ECP Guarantor intends that this Section 6.27 constitute, and this Section 6.27 shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(b)    Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Collateral Document, shall exclude all Excluded Swap Obligations of such Guarantor.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Loans, any Letter of Credit or other Obligations are outstanding or any Lender has any obligation to make any Loan or the LC Issuer has any obligation to issue Letters of Credit hereunder, each of the Borrowers and the Subsidiaries shall not, and each Borrower shall not permit any of its Subsidiaries to, directly or indirectly:
Section 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the "Permitted Liens"):
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and listed on Schedule 7.01, provided that neither the property covered thereby nor the amount of the Indebtedness secured thereby is increased;
(c)    Liens for taxes, assessments and other governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP consistently applied;
(d)    carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendor's or other like Liens arising in the ordinary course of business which are for sums not overdue for a

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 84
42575.100083 EMF_US 48981686v14

period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, rights‑of‑way, zoning ordinances, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing Indebtedness permitted by clauses (f) and (g) of Section 7.03, provided that such Liens shall attach only to the assets subject to such Capitalized Leases or purchased with such purchase money Indebtedness, respectively;
(i)    judgment Liens in respect of Judgments that do not constitute an Event of Default under clause (h) of Section 10.01, provided that such Lien shall not secure any Indebtedness for borrowed money;
(j)    Liens securing Indebtedness permitted by clause (h) of Section 7.03 to the extent such Liens attach only to the assets acquired with such Indebtedness and do not cover any of the Collateral;
(k)    any exceptions listed on Schedule B‑1 of the title insurance policies obtained in connection with the Loans; and
(l)    (i) the security interest previously granted by Southwest to Alon USA, LP in all Branded Products (as such term is defined in the Alon Distributor Sales Agreement) purchased under the Alon Distributor Sales Agreement and all proceeds thereof and in all proceeds due to Southwest under the Credit Card Program (as such term is defined in the Alon Distributor Sales Agreement), in each case pursuant to Section 1.3.5 of the Alon Distributor Sales Agreement as in effect on the Closing Date, and (ii) the security interest previously granted by Skinny's to Alon USA, LP in all proceeds due to Skinny's under the Credit Card Program (as such term is defined in the Payment Card Program Dealer Agreement referred to below) pursuant to Section 3.4.1 of that certain Payment Card Program Dealer Agreement dated November 26, 2012, between Alon USA, LP and Skinny's as in effect on the Closing Date; provided, however, that each security interest referred to in clause (i) or clause (ii) of this clause (l) above either must be contractually (pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent) junior and subordinate in priority to the security interest of the Administrative Agent in all assets of Southwest or Skinny's (as applicable) which are subject to any such security interest referred to in this clause (l), must remain unperfected or must be perfected subsequent to such security interest of the Administrative Agent and therefore junior and subordinate to such security interest of the Administrative Agent as a matter of law.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 85
42575.100083 EMF_US 48981686v14

Section 7.02.    Investments. Make any Investments, except:
(a)    Investments held by any Borrower or Subsidiary in the form of Cash Equivalents;
(b)    Investments of any Borrower in any wholly‑owned Subsidiary of a Borrower that is a Guarantor;
(c)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(d)    Investments permitted by Section 7.03(d) and (e); and
(e)    other Investments in the aggregate amount of $1,000,000 per fiscal year.
Section 7.03.    Indebtedness. Create, incur, assume, increase, become liable on or suffer to exist any Indebtedness other than the following:
(a)    Subordinated Debt (including Subordinated Debt of any Borrower or any Subsidiary to the Parent or Alon USA) if (but only if), at the time of the incurrence thereof and after giving effect thereto, the Loan Parties are in pro forma compliance with each of the financial covenants set forth in Article XIV hereof and no Default or Event of Default has then occurred and is continuing or would result therefrom;
(b)    the Obligations (including the Guarantees thereof);
(c)    Indebtedness existing as of the Closing Date and listed on Schedule 7.03, and extensions, renewals, replacements or refinancings of any such Indebtedness that satisfy each of the Refinancing Conditions;
(d)    Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary;
(e)    Guarantees of Indebtedness not exceeding $250,000 in aggregate amount at any time outstanding;
(f)    Indebtedness incurred in the ordinary course of business in connection with Capitalized Leases that is secured (if at all) only by the assets subject to such Capitalized Leases, provided that the aggregate outstanding amount of such Indebtedness shall not exceed $4,000,000 at any time and no Default shall exist at the time of incurrence thereof or would or result therefrom;
(g)    purchase money Indebtedness representing the purchase price of Capital Expenditures that is secured (if at all) only by the assets purchased, provided that the aggregate outstanding amount of such Indebtedness shall not exceed $4,000,000 at any time and no Default shall exist at the time of incurrence thereof or would result therefrom;
(h)    Indebtedness incurred to finance the acquisition of Fee Properties which is secured only by the Fee Properties acquired with the proceeds of such Indebtedness and which is not secured by a Lien on any of the Collateral, and extensions, renewals, replacements or refinancings of any

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 86
42575.100083 EMF_US 48981686v14

such Indebtedness that satisfy each of the Refinancing Conditions, provided that the aggregate outstanding amount of such Indebtedness shall not exceed $4,000,000 at any time and no Default shall exist at the time of incurrence thereof or would result therefrom;
(i)    Derivative Contracts permitted by Section 7.14;
(j)    Indebtedness arising from Judgments that otherwise do not constitute a Default or an Event of Default; and
(k)    other Indebtedness in an aggregate amount not to exceed $2,000,000 at any time outstanding.
Section 7.04.    Fundamental Changes; Subsidiaries.
(a)    Change its name, federal taxpayer identification number or state of formation, assume a different name, or conduct its business or affairs under any other name, in each case without providing the Administrative Agent with 30 days prior written notice thereof.
(b)    Merge, dissolve, liquidate, consolidate with or into another Person, change its structure (whether by equity sale, issuance, purchase or otherwise), change its use of any item of any Property or any Collateral during the term hereof, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except, so long as no Default or Event of Default exists both before and after giving effect thereto, one or more of the Subsidiaries of a Borrower may be merged with and into a Borrower or a direct, wholly-owned Subsidiary of a Borrower (with such Borrower or directly, wholly-owned Subsidiary being the surviving entity in such merger) provided that (A) the Borrowers promptly provide written notice of such transactions to the Administrative Agent, and promptly provide such information and documentation regarding such transactions as the Administrative Agent or the Lenders reasonably request, (B) the Borrowers shall comply with the relevant provisions of the Loan Documents so that the security interests granted to the Administrative Agent pursuant to the Loan Documents in the Equity Interests of any Subsidiary of a Borrower remain in full force and effect and perfected, and (C) the Borrowers shall provide amended schedules and exhibits to the Loan Documents to reflect the effect of the transactions permitted pursuant to this Section 7.04(b), such amended schedules and exhibits to be in form and substance satisfactory to the Administrative Agent in its Sole Discretion.
(c)    Have any Subsidiaries other than those specifically disclosed in Part (b) of Schedule 5.13 or have any equity investments in any other Person other than those specifically disclosed in part (c) of Schedule 5.13, except for wholly-owned Subsidiaries of the Borrower or any other wholly-owned Subsidiary provided that the Borrower complies with Section 6.23 and Section 7.02 with respect to such newly-formed or acquired Subsidiary.
Section 7.05.    Dispositions. Make any Disposition of any Collateral or any Property, or any other property or assets of any Borrower or Subsidiary, or enter into any agreement to make any Disposition of any of the same, except:
(a)    Dispositions of assets that are worn out, obsolete or no longer used or useful in the conduct of the business of the Borrowers and their respective Subsidiaries in the Borrowers' reasonable business judgment, provided that the aggregate fair market value of such assets disposed of during any fiscal year shall not exceed $2,500,000;

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 87
42575.100083 EMF_US 48981686v14

(b)    Dispositions of inventory in the ordinary course of business;
(c)    non-exclusive licenses of intellectual property and leases and licenses of other property by a Loan Party to its customers in connection with providing products and services to such customers in the ordinary course of its business;
(d)    Dispositions to the Borrowers or any of their respective wholly-owned Subsidiaries, provided that each such Disposition shall be made expressly subject to the Administrative Agent's Liens on the assets subject thereto;
(e)    Dispositions of up to six (6) Properties during any fiscal year, provided that, to the extent required, the proceeds thereof shall be applied to the Obligations as set forth in Section 2.04(c)(iii);
(f)    Dispositions of up to ten (10) Fee Properties during any fiscal year but not to exceed twenty-five (25) Fee Properties in the aggregate during the term of this Agreement, each of which Fee Properties is replaced by a Fee Property or Fee Properties of similar value or a similar aggregate value, respectively, within six (6) months after the Disposition of such Fee Property and each of which replacement Fee Properties shall become subject to a Mortgage as required by Section 6.23(d) and a part of the Collateral;
(g)    Dispositions of Convenience and Gas Stations during any fiscal year which are not subject to a Lien created under the Loan Documents or which are subject to a Lien permitted under Section 7.01(h);
(h)    Dispositions of Properties as a result of a Loss, provided that, to the extent required, the proceeds thereof shall be applied to the Obligations as set forth in Section 2.04(c)(v); and
(i)    other Dispositions of assets having a fair market value not to exceed $1,000,000 in the aggregate during the term of this Agreement.
Section 7.06.    Restricted Payments. Directly or indirectly, declare, pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing, or issue or sell any Equity Interests, except that, so long as no Default or Event of Default exists or would result therefrom, the Borrowers may make the following Restricted Payments (each a "Permitted Distribution"):
(a)    the Closing Date Special Dividend;
(b)    a Borrower or Subsidiary may declare and pay dividends with respect to the Equity Interests issued by it solely in the form of additional Equity Interests issued by it of the same kind and type, provided that any such additional Equity Interests issued by a Subsidiary of a Borrower must be subject to a perfected, first priority security interest granted by the owner thereof to the Administrative Agent pursuant to the Loan Documents;
(c)    a Subsidiary of a Borrower may declare and pay dividends to such Borrower or to another Subsidiary of such Borrower which is the owner of the Equity Interests with respect to which such dividend is declared and paid; and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 88
42575.100083 EMF_US 48981686v14

(d)    a Borrower may declare and pay dividends with respect to the Equity Interests issued by it if (but only if), at the time of the payment thereof and after giving effect thereto, the Loan Parties are in pro forma compliance with each of the financial covenants set forth in Article XIV and no Default or Event of Default has then occurred and is continuing or would result therefrom.
Section 7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of Business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
Section 7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Borrower or Subsidiary, except in the ordinary course of business, pursuant to agreements and on fair and reasonable terms substantially as favorable to such Borrower or Subsidiary as would be obtainable by such Borrower or Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.
Section 7.09.    Use of Proceeds.
(a)    Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any securities, including Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
(b)    Use the proceeds of any Credit Extension, directly or indirectly, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or other security or for any other purpose which might cause any Loan to be considered a "purpose credit" within the meaning of Regulation U, T or X of the Board of Governors of the Federal Reserve System, as amended.
(c)    Engage, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
(d)    Use the proceeds of any Credit Extension other than for (i) Capital Expenditures, the acquisition or operation of any Property (to the extent permitted by this Agreement) and for general corporate purposes; (ii) refinancing existing Indebtedness of the Borrowers under the Existing Credit Agreement on the Closing Date, (iii) paying the Closing Date Special Dividend, and (iv) paying fees, costs and expenses payable under this Agreement or the other Loan Documents or in connection with the transactions contemplated hereby or thereby.
Section 7.10.    Sale-Leaseback Transactions. Enter into any Sale-Leaseback Transaction.
Section 7.11.    Acquisition. Acquire any direct or indirect interest in any real property other than the Properties in existence as of the Closing Date or permitted to be acquired in accordance with this Agreement, provided that, promptly upon such acquisition, the Loan Parties shall comply with all requirements of Section 6.23(d); or acquire any material personal property other than in connection with the Business and the Properties.
Section 7.12.    Principal Agreements. Except as may be otherwise permitted by Section 6.20, amend, modify, restate, terminate, substitute or replace any Principal Agreement or any term or provision thereof (or consent thereto), or fail to comply with any term or provision thereof that would cause a default

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 89
42575.100083 EMF_US 48981686v14

or allow another party thereto to exercise its rights or remedies thereunder, without the prior written consent of the Administrative Agent.
Section 7.13.    Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of a Loan Party to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to any Borrower or any Subsidiary of any Borrower or to Guarantee Indebtedness of any Borrower or any Subsidiary of any Borrower; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by this Agreement, and (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.
Section 7.14.    Derivative Contracts. Enter into any Derivative Contracts other than the Derivative Contracts required pursuant to Section 6.26.
Section 7.15.    Prepayment of Indebtedness; Subordinated Indebtedness. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise optionally or voluntarily defease or segregate funds with respect to, the Subordinated Debt or any other Indebtedness of the Borrowers (other than the Obligations), (b) make any payment, repurchase or redemption with respect to the Subordinated Debt in conflict with or violation of any subordination agreement or any other subordination provisions thereof or with respect thereto, (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Debt Documents (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (d) amend or waive any of the subordination provisions of the Subordinated Debt Documents, or (e) designate any Indebtedness (other than Obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Subordinated Debt Documents.
Section 7.16.    Accounting Changes; Organizational Documents.
(a)    Change its fiscal year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP.
(b)    Amend, modify or change any of its Organizational Documents in any manner adverse to the rights or interests of the Lenders.
ARTICLE VIII
SECURITY FOR OBLIGATIONS
Section 8.01.    Mortgages. To secure the payment and performance in full of all of the Obligations, the applicable Borrowers shall execute and deliver to the Administrative Agent Mortgages (in addition to the other Loan Documents) with respect to each Fee Property (other than Store No. 218) owned by such Borrower listed on Exhibit E and as required pursuant to Section 6.23; provided, however, that the Borrowers shall not be obligated to execute and deliver Mortgages with respect to the Post-Closing Fee Properties until the date that is 180 days after the Closing Date, and, on or before such date, the Borrowers shall execute and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 90
42575.100083 EMF_US 48981686v14

deliver to the Administrative Agent a Mortgage with respect to each of the Post-Closing Fee Properties and shall satisfy all Real Estate Collateral Requirements with respect thereto.
Section 8.02.    Security Agreement of the Borrowers and their Subsidiaries. To secure the payment and performance in full of all of the Obligations, each of the Borrowers and their Subsidiaries shall execute and deliver the Security Agreement.
Section 8.03.    Grant of Security in the Collateral. To secure the payment and performance in full of all of the Obligations, each of the Borrowers and their Subsidiaries hereby Grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest and Lien on and with respect to any and all right, title and interest of such Borrower or Subsidiary in and to the Collateral (including the Principal Agreements, franchise agreements, Licenses and Leases but, in each case, only as provided in the next sentence below), whether now owned and existing or hereafter acquired or arising; all additions and accessions thereto, substitutions therefor and replacements and improvements of or to any or all of the foregoing; and all products and Proceeds of the foregoing. In the event and to the extent that the applicable Borrower or Subsidiary now or hereafter may Grant a security interest in or other Lien on its rights under any Principal Agreement, franchise agreement, License or Lease without Conflicting with such Principal Agreement, franchise agreement, License or Lease, either because the terms of the same do not restrict such Grant, or each of the other parties thereto have consented to such Grant or applicable Law permits such Grant, or for any other reason, then such Borrower or Subsidiary hereby Grants to the Administrative Agent, for the benefit of the Secured Parties, such Lien in such Principal Agreements, franchise agreements, Licenses or Leases, whether now owned or hereafter acquired, and all Proceeds thereof. Each of the Borrowers and their Subsidiaries hereby authorizes the Administrative Agent, on behalf of the Secured Parties, to file the Financing Statements in the Filing Offices or in such other locations as the Administrative Agent, on behalf of the Secured Parties, may now or hereafter deem appropriate in its Sole Discretion.
Section 8.04.    Guaranties of the Guarantors. To Guarantee the payment and performance in full of all of the Obligations, the Borrowers shall cause each of the Guarantors to execute, and each of the Subsidiaries agrees that it will execute, a Guaranty to and in favor of the Administrative Agent, on behalf of the Secured Parties.
ARTICLE IX
SPECIAL PROVISIONS CONCERNING RIGHTS AND
DUTIES WHILE IN POSSESSION OF COLLATERAL
Section 9.01.    Borrowers' Possession. Upon and during the continuation of an Event of Default, to the extent that any Collateral shall, from time to time, be in any Borrower's or Subsidiary's possession, such Borrower or Subsidiary will hold such Collateral and all writings evidencing or relating to such Collateral in trust for the Administrative Agent, on behalf of the Secured Parties, and, upon request or as otherwise provided herein, promptly deliver the same to the Administrative Agent, in the form received and at a time and in a manner satisfactory to the Administrative Agent. With respect to the Collateral in a Borrower's or Subsidiary's possession, such Borrower or Subsidiary shall at the Administrative Agent's request take such action as the Administrative Agent in its Sole Discretion deems necessary or desirable to create, perfect and maintain the security interest of the Administrative Agent, on behalf of the Secured Parties, in any of the Collateral and to preserve the value thereof (ordinary wear and tear excepted).
Section 9.02.    Administrative Agent's Possession. With respect to all of the Collateral delivered or transferred to, or otherwise in the custody or control of (including any items in transit to or set apart for) the Administrative Agent or any of its agents or representatives, for the benefit of the Secured Parties, in

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 91
42575.100083 EMF_US 48981686v14

accordance with this Agreement, each Borrower or Subsidiary agrees that (a) such Collateral will be and be deemed to be in the sole possession of the Administrative Agent, for the benefit of the Secured Parties; (b) such Borrower or Subsidiary has no right to withdraw or substitute any such Collateral; (c) such Borrower or Subsidiary shall not take or permit any action, or exercise any voting and other rights, powers and privileges in respect of the Collateral inconsistent with the Administrative Agent's and the Secured Parties' interest therein and sole possession thereof; and (d) the Administrative Agent, for the benefit of the Secured Parties, may in its Sole Discretion and without notice, without obligation or liability except to account for property actually received by it, and without affecting or discharging the Obligations, (i) if and to the extent not prohibited by applicable Law, further transfer and segregate the Collateral in its possession; (ii) upon the occurrence and during the continuance of an Event of Default, receive Collateral Revenues or Proceeds and hold the same as a part of the Collateral and/or apply the same to the Obligations as hereinafter provided; and (iii) exchange any of the Collateral for other property upon reorganization, recapitalization or other readjustment. Following the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Secured Parties, is authorized (A) to exercise or cause its nominee to exercise all or any rights, powers and privileges (including to vote) on or with respect to the Collateral with the same force and effect as an absolute owner thereof; (B) whether any of the Obligations be due, in its (or the Lenders') name(s) or in any Borrower's or Subsidiary's name or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement that the Administrative Agent, on behalf of the Secured Parties, deems desirable with respect to, any of the Collateral; and (C) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral. Notwithstanding the rights accorded the Administrative Agent or the Secured Parties with respect to the Collateral and except to the extent provided below or required by the UCC or other applicable Law (which requirement cannot be modified, waived or excused), the Administrative Agent's (and any Secured Party's) sole duty with respect to any Collateral in its possession (with respect to custody, preservation, safekeeping or otherwise and whether under Section 9-207 of the UCC or otherwise) will be to deal with it in the same manner that such party deals with similar property owned and possessed by it. Without limiting the foregoing, the Administrative Agent (and the Secured Parties), and any of its (and their) officers, directors, members, partners, trustees, owners, debt holders, employees, representatives, agents and designees, except as otherwise required by applicable Law (1) will have no duty with respect to the Collateral or the rights granted hereunder; (2) will not be required to sell, invest, substitute, replace or otherwise dispose of the Collateral; (3) will not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral; (4) will not be liable for (or deemed to have made an election of or exercised any right or remedy on account of) any delay or failure to demand, collect or realize upon any of the Collateral; and (5) will have no obligation or liability in connection with the Collateral or arising under this Agreement except as may be imposed by applicable Law. Each Borrower or Subsidiary agrees that such standard of care is reasonable and appropriate under the circumstances.
ARTICLE X
EVENTS OF DEFAULT AND REMEDIES
Section 10.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrowers or any other Loan Party fail to pay (i) the principal amount of any Loan or other Credit Extension when due and as required to be paid herein, or (ii) any amount of any Obligation or other amount due hereunder (inclusive of interest, fees, expenses or other amounts but exclusive of principal referred to in clause (i) preceding) within three (3) Business Days after the due date thereof; or

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 92
42575.100083 EMF_US 48981686v14

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.03(a), 6.05, 6.07, 6.18, 6.19, 6.26, Article VII or Article XIV; or
(c)    Other Defaults. Any Loan Party or Alon USA fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for twenty (20) days after receipt of knowledge or written notice of such failure; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or Alon USA herein, in any other Loan Document, or in any agreement, document or instrument delivered in connection herewith or therewith shall be incorrect or misleading, in any material respect, when made or deemed made; or
(e)    Cross-Default. Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) (or, with respect to any Derivative Contract, the Hedge Termination Value) of more than $4,000,000, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(f)    Insolvency Proceedings, Etc. Alon USA or any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Alon USA or any Loan Party or any of their respective Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 93
42575.100083 EMF_US 48981686v14

(h)    Judgments. There is entered against any Loan Party or any of their respective Subsidiaries (i) a final Judgment or order for the payment of money in an aggregate amount exceeding $4,000,000 (to the extent not covered by independent third‑party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non‑monetary final Judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such Judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such Judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,500,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,500,000; or
(j)    Invalidity of Loan Documents or Liens. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or Alon USA contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party or Alon USA denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; any Collateral Document shall for any reason fail or cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or a security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof; or any subordinated creditor under any of the Subordinated Debt Documents shall challenge the validity or enforceability of any of the subordination provisions thereof; or
(k)    Change of Control. There occurs any Change of Control.
Section 10.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, subject to Section 12.12, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(c)    require that the Borrowers Cash Collateralize the LC Obligations (in an amount equal to 105% of the then Outstanding Amount thereof);
(d)    exercise on behalf of itself, the Lenders and the LC Issuer all rights and remedies available to it, the Lenders and the LC Issuer under the Loan Documents or applicable Law, which shall include, without limitation, the rights, powers and remedies (i) granted to secured parties under

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 94
42575.100083 EMF_US 48981686v14

the UCC or other applicable Uniform Commercial Code; (ii) granted to the Administrative Agent or the Lenders under any other applicable Law; and (iii) granted to the Administrative Agent or the Lenders under this Agreement, the Notes or any other Loan Document or any other agreement between any Loan Party or Alon USA and the Administrative Agent or the Lenders;
(e)    without any Loan Party's assent, without advertisements or notices of any kind (except for the notice specified in Section 10.04 below regarding notice required in connection with a public or private sale), or demand of performance or other demand, or obligation or liability (except to account for amounts actually received) to or upon any Loan Party or any other Person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith, directly or through its agents or representatives, (i) disclose such default and other matters (including the name of any Loan Party or Alon USA) in connection therewith to any Person in the Administrative Agent's and the Lenders' reasonable discretion; (ii) to the extent permitted by applicable Law, enter any Property, with or without the assistance of other Persons or legal process; (iii) require the Borrowers and their Subsidiaries to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to the Administrative Agent, its agents or representatives, for the benefit of the Lenders, the Collateral, at any place and time designated by the Administrative Agent or the Lenders; (iv) take possession of, operate, render unusable, remove from any location, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, that the Administrative Agent or the Lenders in their Sole Discretion deem appropriate, to protect, maintain, preserve and realize upon, the Collateral and any products and proceeds thereof, in whole or in part; (v) exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, lease, license, pledge, transfer, negotiate (including endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) of the Collateral or any part thereof; and (vi) without regard to the sufficiency of the security for repayment of the Obligations and without notice to any Loan Party (except to the extent required by applicable Law), or any showing of insolvency, fraud or mismanagement on the part of any Loan Party and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and without regard to the then value of the Collateral, the Administrative Agent and the Lenders shall be entitled to the ex parte appointment of a receiver or receivers for the protection, control and management of the Collateral. Except to the extent prohibited by applicable Law, any such disposition may be in one or more public or private sales, at or upon an exchange, board or system or in the State where any Collateral or any Property is located or elsewhere, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions as it deems appropriate, with the right of the Administrative Agent and/or the Lenders to the extent permitted by Law upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption of or in any Loan Party (such rights, claims and equity of redemption, if any, hereby being expressly waived). If any of the Collateral is sold or leased by the Administrative Agent, on behalf of the Lenders, upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefore is finally collected by the Administrative Agent, for the benefit of the Lenders. In the event the Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, except to the extent prohibited by applicable Law, each Borrower or Subsidiary waives the posting of any bond which might otherwise be required. Notwithstanding that the Administrative Agent or any Lender, whether in its own behalf and/or on behalf of another or others, may, except to the extent prohibited by applicable Law, continue to hold the Collateral and regardless of the value thereof, or any delay or failure to dispose thereof, unless and then only

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 95
42575.100083 EMF_US 48981686v14

to the extent that the Administrative Agent or any such Lender proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC or other applicable Uniform Commercial Code, the Borrowers shall be and remain liable for the payment in full of any balance of the Obligations and expenses at any time unpaid. Without limiting the foregoing, upon any Loan Party's failure to abide by and comply with its obligations under Article VI hereof, in addition to its other rights and remedies, the Administrative Agent, on behalf of the Lenders, may (but is not required to), in its Sole Discretion and to the extent it deems necessary, advisable or appropriate, take or cause to be taken such actions or things to be done (including the payment or advancement of funds, or requiring advancement of funds to be held by the Administrative Agent, for the benefit of the Lenders, to fund such obligations, including taxes or insurance) as may be required hereby (or necessary or desirable in connection herewith) to correct such failure (including causing the Collateral to be maintained or insurance protection required hereby to be procured and maintained) and any and all costs and expenses incurred (including reasonable attorneys' fees and disbursements) in connection therewith shall be included in the Borrowers' Obligations and shall be immediately due and payable and bear interest at the Default Rate;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party or Alon USA under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent, the LC Issuer or any Lender.
All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in the Administrative Agent's or the Required Lenders' (as applicable) Sole Discretion, alternatively, successively or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party or Alon USA of this Agreement or any of the other Loan Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising, any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be, a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of the Administrative Agent, the LC Issuer or the Lenders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.
Section 10.03.    Application of Funds. After the exercise of remedies provided for in Section 10.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including amounts payable under Article III and reasonable Attorney Costs) payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such, and including, without limitation, all costs and expenses (including trustee fees, court costs and reasonable Attorney Costs) incurred in connection with any collection, receipt, recovery, appropriation, foreclosure or realization, or from any use, operation, sale, assignment, lease, pledge, transfer, delivery or disposition of all or any of the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 96
42575.100083 EMF_US 48981686v14

Collateral, or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of said Collateral or in any way relating to the rights of the Administrative Agent and the Lenders under this Agreement;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the LC Issuer (including amounts payable under Article III and reasonable Attorney Costs), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, LC Borrowings and other Obligations, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and the LC Borrowings, and payment obligations then owing under any Derivative Contracts with any Hedge Bank, and any Secured Cash Management Agreement, ratably among the Lenders, the LC Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the LC Issuer, to Cash Collateralize that portion of the LC Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to the terms of this Agreement;
Sixth, to payment of any other Obligations payable to the Administrative Agent, any Lender or any other Secured Party, ratably among them in proportion to the amounts described in this clause Sixth payable to them; and
Seventh, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Sections 2.11(c) and 2.12, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Derivative Contracts with a Hedge Bank shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be; provided, however, that the foregoing requirements shall not apply to Wells Fargo and its Affiliates. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XII for itself and its Affiliates as if a "Lender" party hereto.
Notwithstanding the foregoing, amounts received from any Loan Party that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations owing to a Lender or an Affiliate

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 97
42575.100083 EMF_US 48981686v14

of a Lender (it being understood that, in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this sentence, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to the foregoing clauses "second" through "sixth" above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Obligations described in such foregoing clauses above by the Lenders and their Affiliates that are the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to such foregoing clauses).
Section 10.04.    Required Notice of Sale. In exercising its rights, powers and remedies as secured party, the Administrative Agent, on behalf of the Secured Parties, agrees to give the Borrowers ten (10) days' notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Loan Party agrees that such period and notice is commercially reasonable under the circumstances.
ARTICLE XI
RIGHT TO CURE; POST‑DEFAULT POWER OF ATTORNEY
Section 11.01.    Right to Cure. The Administrative Agent, on behalf of the Lenders, may, at its option but without any obligation to do so, after an Event of Default that is continuing, cure any default by any Loan Party under any Contractual Obligation, including, without limitation, the Principal Agreements, franchise agreements, Licenses and Leases, or pay or bond on appeal any judgment entered against any Loan Party; discharge taxes or other Liens at any time levied on or existing with respect to the Collateral; and pay any amount, incur any expense or perform any act which, in the Administrative Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of the Administrative Agent or the Lenders with respect thereto. The Administrative Agent may add any amounts so expended to the Obligations, such amounts to be repayable by the Borrowers on demand. The Administrative Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by the Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly. No payment made or other action taken by the Administrative Agent shall be deemed to cure or waive any Default or Event of Default and any such payment or other action shall be without prejudice to any right of the Administrative Agent and the Lenders (or any one or more of them, as applicable) to assert any Default or Event of Default hereunder and to proceed accordingly.
Section 11.02.    Power of Attorney. Each Loan Party hereby irrevocably constitutes and appoints, effective on and after the occurrence of an Event of Default, the Administrative Agent, acting through any officer or agent thereof, with full power of substitution, as such Loan Party's true and lawful attorney‑in‑fact with full irrevocable power and authority in such Loan Party's place and stead and in such Borrower's or Subsidiary's name or in its own name, from time to time in the Administrative Agent's Sole Discretion, to receive, open and dispose of mail addressed to such Loan Party, to take any and all action, to do all things, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including financing statements, and writings to correct any error or ambiguity in any Loan Document), applications and registrations (including registrations and licenses for securities, copyrights, patents and trademarks), checks, drafts, acceptances, money orders or other evidence of payment or proceeds, which may be or become necessary or desirable in the Sole Discretion of the Administrative Agent to accomplish the terms, purposes and intent of, or to fulfill such Loan Party's obligations under, this Agreement and the other Loan Documents, including the right to enter into any control agreements on behalf of such Loan Party

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 98
42575.100083 EMF_US 48981686v14

as described in Section 6.14, to appear in and defend any action or proceeding brought with respect to the Collateral or any Property, and to bring any action or proceeding, in the name and on behalf of such Loan Party, which the Administrative Agent, in its Sole Discretion, deems necessary or desirable to protect its interest in the Collateral or any Property. This power is coupled with an interest and is irrevocable. THIS POWER DOES NOT AND SHALL NOT BE CONSTRUED TO AUTHORIZE ANY CONFESSION OF JUDGMENT. Each Loan Party hereby releases the Administrative Agent, the Lenders and their respective officers, directors, members, partners, trustees, debt holders, employees, representatives, agents and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except and only to the extent the same results from the applicable released party's own gross negligence or willful misconduct as determined pursuant to a final non‑appealable order of a court of competent jurisdiction.
ARTICLE XII
ADMINISTRATIVE AGENT
Section 12.01.    Appointment and Authorization of the Administrative Agent. Each of the Lenders and the LC Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such actions and powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (including in its capacity as an existing or as a potential Hedge Bank or Cash Management Bank) and the LC Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the LC Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, the LC Issuer or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Section 12.02.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney‑in‑fact that it selects in the absence of its gross negligence or willful misconduct.
Section 12.03.    Liability of Administrative Agent. No Agent‑Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 99
42575.100083 EMF_US 48981686v14

or participant or the LC Issuer for any recital, statement, representation or warranty made by any Loan Party or Alon USA or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or Alon USA or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent‑Related Person shall be under any obligation to any Lender or participant or the LC Issuer to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Alon USA or any Affiliate thereof.
Section 12.04.    Reliance by Administrative Agent.
(a)    The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or Alon USA), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 12.05.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders or the LC Issuer, unless the Administrative Agent shall have received written notice from a Lender, the LC Issuer or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders and the LC Issuer of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article X; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders or the LC Issuer.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 100
42575.100083 EMF_US 48981686v14

Section 12.06.    Credit Decision; Disclosure of Information by Administrative Agent. Each of the Lenders and the LC Issuer acknowledges that no Agent‑Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or Alon USA or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent‑Related Person to any Lender or the LC Issuer as to any matter, including whether Agent‑Related Persons have disclosed material information in their possession. Each of the Lenders and the LC Issuer represents to the Administrative Agent that it has, independently and without reliance upon any Agent‑Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and Alon USA and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each of the Lenders and the LC Issuer also represents that it will, independently and without reliance upon any Agent‑Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties and Alon USA. Except for notices, reports and other documents expressly required to be furnished to the Lenders or the LC Issuer by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or the LC Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or Alon USA or any of their respective Affiliates which may come into the possession of any Agent‑Related Person.
Section 12.07.    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent‑Related Person, the Swingline Lender and the LC Issuer in its capacity as such (to the extent not reimbursed by or on behalf of any Loan Party or Alon USA and without limiting the obligation of any Loan Party or Alon USA to do so), pro rata, and hold harmless each Agent‑Related Person, the Swingline Lender and the LC Issuer in its capacity as such from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent‑Related Person, the Swingline Lender or the LC Issuer in its capacity as such of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent‑Related Person's, the Swingline Lender's or the LC Issuer's, as applicable, own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out‑of‑pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent has not been reimbursed for such expenses by or on behalf of any Loan Party or Alon USA. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
Section 12.08.    Administrative Agent in its Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 101
42575.100083 EMF_US 48981686v14

generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and Alon USA and their respective Affiliates as though Wells Fargo were not the Administrative Agent hereunder and without notice to or consent of the Lenders or the LC Issuer. The Lenders and the LC Issuer acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Loan Party or Alon USA or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or Alon USA or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Wells Fargo in its individual capacity.
Section 12.09.    Successor Administrative Agent.
(a)    The Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to the Lenders, the LC Issuer and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld, conditional or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, the LC Issuer and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII and Sections 15.04 and 15.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
(b)    Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as LC Issuer and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swingline Lender, (ii) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.
(c)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 102
42575.100083 EMF_US 48981686v14

Agent and, in consultation with the Borrowers, appoint a successor administrative agent. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
Section 12.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party or Alon USA, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party or Alon USA) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the LC Issuer and the Administrative Agent under Sections 2.07 and 15.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 15.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer in any such proceeding.
Section 12.11.    Collateral Matters. The Lenders, the LC Issuer and each of the other Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (a) upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations not then due which survive the termination of this Agreement and for which no notice of a claim has been received by any Loan Party, the Administrative Agent or any Lender and for which no claim is, in the good faith judgment of the Administrative Agent, reasonably anticipated to be made), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the LC Issuer have been made) (the "Release Date"), (b) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (c) in accordance with any provision for the release thereof provided for in this

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 103
42575.100083 EMF_US 48981686v14

Agreement or the other Loan Documents, or (d) subject to Section 15.01, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property.
No Secured Party which is a party to any Secured Cash Management Agreement or Derivative Contract with any Loan Party that obtains the benefits of Section 10.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Derivative Contracts unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party to such agreements, as the case may be; provided, however, that the foregoing notice requirements shall not apply to Wells Fargo and its Affiliates.
Section 12.12.    Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, the Administrative Agent shall, if (a) so requested (or consented to) by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of any Loan Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property). The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
Section 12.13.    Other Agents; Lead Arranger and Syndication Agent. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE XIII
JOINT AND SEVERAL LIABILITY
Section 13.01.    Joint and Several Liability. Each of the Loan Parties covenants and agrees as follows:
(a)    Each and every representation, warranty, covenant or agreement of the Borrowers or of the Loan Parties (as applicable) contained herein shall be, and shall be deemed to be, the joint and several representation, warrant, covenant and agreement of each of the Borrowers or each of

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 104
42575.100083 EMF_US 48981686v14

the Loan Parties, respectively. In addition, the indebtedness, liabilities and obligations of the Borrowers shall be, and shall be deemed to be, the joint and several indebtedness, liabilities and obligations of each of the Borrowers and all of such Borrowers. The value of the consideration received and to be received by each Borrower is reasonably worth at least as much as the liability and obligation of each Borrower hereunder.
(b)    The provisions of this Agreement are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under this Agreement would otherwise be held or determined to be avoidable, invalid or unenforceable on account of such Borrower's liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Borrowers, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Borrower's "Maximum Liability"). This Section 13.01(b) with respect to the Maximum Liability of the Borrowers is intended solely to preserve the rights of the Administrative Agent and the Lenders hereunder to the maximum extent not subject to avoidance under applicable law, and neither any Borrower nor any other Person or entity shall have any right or claim under this Section 13.01(b) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Borrowers hereunder shall not be rendered voidable under applicable Law.
(c)    Each of the Borrowers agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Borrower, and may exceed the aggregate Maximum Liability of all other Borrowers, without impairing such Borrower or affecting the rights and remedies of the Administrative Agent or any Lender hereunder. Nothing in this Section 13.01(c) shall be construed to increase any Borrower's obligations hereunder beyond its Maximum Liability.
(d)    In the event any Borrower (the "Paying Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Agreement, the other Borrower (the "Non‑Paying Borrower") shall contribute to such Paying Borrower an amount equal to such Non‑Paying Borrower's Applicable Percentage of such payment or payments made, or losses suffered, by the Paying Borrower. For the purposes hereof, the Non‑Paying Borrower's "Applicable Percentage" with respect to any such payment or loss by the Paying Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) the Non‑Paying Borrower's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if the Non‑Paying Borrower's Maximum Liability has not been determined, the aggregate amount of all monies received by the Non‑Paying Borrower from the other Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Borrowers hereunder as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Borrower, the aggregate amount of all monies received by such Borrower from the other Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 13.01(d) shall be affect any Borrower's several liability for the entire amount of the Obligations (up to such Borrower's Maximum Liability). Each of the Borrowers covenants and agrees that its right to receive any contribution under this Agreement from a Non‑Paying Borrower shall be subordinate and junior in right of payment to all the Obligations. The provisions of this Section 13.01(d) are for the benefit

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 105
42575.100083 EMF_US 48981686v14

of the Administrative Agent, the Lenders and the Borrowers and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
(e)    Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by the other Borrower because of, inter alia, their combined ability to bargain with other Persons, including, without limitation, their ability to receive the credit extensions under this Agreement and the other Loan Documents, which would not have been available to an individual Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of the other Borrower as contemplated by this Agreement and the other Loan Documents.
(f)    Until all Obligations have been paid and satisfied in full in cash and all Commitments hereunder are terminated, no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower or (ii) a payment made by any Guarantor, shall entitle such Borrower, by subrogation or otherwise, to any payment from any other Borrower or from or out of any other Borrower's property and such Borrower shall not exercise any right or remedy against any other Borrower or any property or any other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.
(g)    Any notice given by one Borrower hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by the Administrative Agent or the Lenders to any one Borrower hereunder or pursuant to any other Loan Documents in accordance with the terms hereof shall constitute notice to each and every Borrower. The knowledge of one Borrower shall be imputed to all Borrowers, and any consent by one Borrower shall constitute the consent of and shall bind all Borrowers.
(h)    This Section 13.01 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.01 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 13.01 shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
This Agreement is a primary and original obligation of each of the Borrowers and each of the Borrowers shall be liable for all existing and future Obligations of any other Borrower as fully as if such Obligations were directly incurred by such Borrower.
(i)    Each Borrower further agrees that is obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to the other Borrower pursuant to any Law presently in force or hereafter enacted.
ARTICLE XIV
FINANCIAL COVENANTS
Each of the Borrowers covenants and agrees that, so long as any Loans, any Letter of Credits or other Obligations are outstanding or any Lender has any obligation to make any Loan or the LC Issuer has any obligation to issue any Letter of Credit hereunder:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 106
42575.100083 EMF_US 48981686v14

Section 14.01.    Maximum Lease Adjusted Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending on March 31, 2014, in each period described below, the Lease Adjusted Leverage Ratio for the Reference Period then ended shall not exceed the ratio set forth below opposite such period:

Period:	Maximum Lease Adjusted Leverage Ratio:
March 31, 2014 through and including December 31, 2014	4.75 to 1.00
March 31, 2015 through and including December 31, 2015	4.50 to 1.00
March 31, 2016 through and including December 31, 2016	4.25 to 1.00
March 31, 2017 through and including December 31, 2017	4.00 to 1.00
March 31, 2018 and thereafter	3.50 to 1.00

Section 14.02.    Maximum Total Debt to Appraised Real Estate Value Ratio. As of the end of any fiscal quarter, commencing with the fiscal quarter ending on December 31, 2014, in each period described below, the Total Debt to Appraised Real Estate Value Ratio for the Reference Period then ended shall not exceed the ratio set forth below opposite such period:

Period:	Maximum Total Debt to Appraised Real Estate Value Ratio:
December 31, 2014 through and including December 2016	0.85 to 1.00
December 31, 2017 and thereafter	0.75 to 1.00

Section 14.03.    Minimum Fixed Charge Coverage Ratio. As of the end of any fiscal quarter, commencing with the fiscal quarter ending on March 31, 2014, the Fixed Charge Coverage Ratio for the Reference Period then ended shall not be less than 1.40 to 1.00.
Section 14.04.    Minimum Adjusted Fixed Charge Coverage Ratio. As of the end of any fiscal quarter, commencing with the fiscal quarter ending on March 31, 2014, the Adjusted Fixed Charge Coverage Ratio for the Reference Period then ended shall not be less than 1.25 to 1.00.
ARTICLE XV
MISCELLANEOUS
Section 15.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party or Alon USA therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party(ies) or Alon USA, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 107
42575.100083 EMF_US 48981686v14

(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (other than a mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) below in this Section 15.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
(e)    change Section 2.10 or Section 10.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(f)    except as may result from any Incremental Term Loan Borrowing made pursuant to and in accordance with Section 2.14, change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of the Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
(g)    other than as permitted pursuant to the Loan Documents, release all or substantially all of the Collateral or other collateral securing the Loans or release the Liens created by the Mortgages on the Properties or release any Guarantor from the Guaranty executed by such Guarantor without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent shall, unless in writing and signed by Lead Arranger in addition to the Administrative Agent and the Lenders required above, affect the rights or duties of Lead Arranger under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 108
42575.100083 EMF_US 48981686v14

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 15.01) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.14 (including, without limitation, as applicable, (A) to permit the Incremental Term Loans to share ratably in the benefits of this Agreement and the other Loan Documents and (B) to include the Incremental Term Loan Commitments or outstanding Incremental Term Loans in any determination of (1) Required Lenders or (2) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender's Commitment or any increase in any Lender's Pro Rata Share, in each case, without the written consent of such affected Lender.
Section 15.02.    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower or Guarantor, the LC Issuer, the Swingline Lender or the Administrative Agent, to the address, facsimile number or telephone number specified for such Person on Schedule 15.02 or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number or telephone number specified for such Lender on Schedule 15.02 or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the Borrowers, the LC Issuer, the Swingline Lender and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by the Administrative Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder. All telephonic notices to and other communications with the Administrative Agent and/or the Swingline Lender may be recorded by the Administrative Agent and/or the Swingline Lender, and each of the parties hereto hereby consents to such recording.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents and/or executed signature pages thereto may be transmitted by facsimile or other electronic imaging means. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually‑signed originals and shall be binding on all Loan Parties, Alon USA, the Administrative Agent, the other agents party to this Agreement, the LC Issuer and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually‑signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 109
42575.100083 EMF_US 48981686v14

(c)    Reliance by Administrative Agent, LC Issuer and Lenders. The Administrative Agent, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Loan Party or Alon USA even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent‑Related Person, the LC Issuer and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party or Alon USA, except to the extent that, as to any Agent-Related Person, such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person.
Section 15.03.    No Waiver; Cumulative Remedies. No failure by any Lender, the LC Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 15.04.    Attorney Costs, Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all out‑of‑pocket costs and expenses incurred in connection with the syndication, negotiation, preparation, due diligence, execution and delivery of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all out‑of‑pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, preservation or exercise of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and all other out‑of‑pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the LC Issuer or any Lender. All amounts due under this Section 15.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment, satisfaction and discharge of all other Obligations.
Section 15.05.    Indemnification by the Loan Parties. Whether or not the transactions contemplated hereby are consummated, each of the Loan Parties, jointly and severally, agrees to indemnify and hold harmless each Agent‑Related Person, each Lender, the LC Issuer, their respective Affiliates and the directors, officers, employees, counsel, agents and attorneys‑in‑fact of each of the foregoing Persons (collectively the "Indemnitees"), in each case from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, document or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan, Letter of Credit or the

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 110
42575.100083 EMF_US 48981686v14

use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to any Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, any website or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 15.05 shall be payable within thirty (30) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the Swingline Lender or the LC Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
Section 15.06.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party or Alon USA is made to the Administrative Agent, the LC Issuer or any Lender, or the Administrative Agent or any Lender exercises its right of set‑off, and such payment or the proceeds of such set‑off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the LC Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set‑off had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Administrative Agent, upon demand, its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 15.07.    Successors and Assigns.
(a)    Conditions to Assignment by the Lenders. Except as provided herein, each Lender may assign, to one or more commercial banks, other financial institutions or other Persons, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including participations in LC Obligations and Swingline Loans) at the time owing to it); provided that (i) no such assignment may be made to an individual or a Loan Party or Alon USA or an Affiliate of a Loan Party or Alon USA, (ii) each of (A) the Administrative Agent, (B) the LC Issuer and the Swingline Lender with respect to any assignment of Revolving Credit Loan Commitments, and (C) unless an Event of Default shall have occurred and be continuing, the Borrowers shall have given their prior written consent to such assignment, which consents will not be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Borrowers, the Administrative Agent, the LC Issuer or the Swingline Lender shall not be required in connection with any assignment by a Lender to (1) an existing Lender; (2) an Affiliate of such Lender, provided that if such Lender or Affiliate is (or would, if it were a Lender, be) a Foreign

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 111
42575.100083 EMF_US 48981686v14

Lender, such Person has complied with the requirements set forth in Section 3.01(f) (as though it were a Lender) prior to such assignment, or (3) an Approved Fund, (iii) each assignment shall be in a minimum amount of (A) in the case of a Revolving Credit Loan Commitment or a Revolving Credit Loan, $1,000,000 or (B) in the case of a Term Loan, $5,000,000 (or, in either case if less, such Lender's entire Commitment and Loans including participations in LC Obligations and Swingline Loans) or such lesser amount consented to by the Administrative Agent, and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Assumption, together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall (unless otherwise consented to by the Administrative Agent) be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.07(c), be released from its obligations under this Agreement.
(b)    Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:
(i)    other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;
(ii)    the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other agreement, document or instrument furnished pursuant hereto or thereto;
(iii)    such assignee confirms that it has received a copy of this Agreement (together with any amendments thereto), together with copies of the most recent financial statements referred to in Section 5.05 and Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;
(iv)    such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, the LC Issuer, the Swingline Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 112
42575.100083 EMF_US 48981686v14

(v)    such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;
(vi)    such assignee agrees that it will perform in accordance with this Agreement and the other Loan Documents all of the obligations that by the terms thereof are required to be performed by it as a Lender;
(vii)    such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption; and
(viii)    such assignee acknowledges that it has complied with the provisions of Section 15.15 to the extent applicable.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500 (provided that only one such fee shall be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender).
(d)    New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender if required by such assignee Lender.
(e)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent or any other Person, sell participations to any Person (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participation in LC Obligations and Swingline Loans) owing to it); provided that (i) no Participant shall be an individual or a Loan Party or Alon USA or an Affiliate of a Loan Party or Alon USA, (ii) each such participation shall be in an amount of not less than (A) in the case of a Revolving Credit Loan Commitment or a Revolving Credit Loan, $1,000,000 or (B) in the case of a Term Loan, $5,000,000, (iii) such Lender's obligations under this Agreement shall remain unchanged, and (iv) the Borrowers, the Guarantors, the Administrative Agent, the LC Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement, document or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 113
42575.100083 EMF_US 48981686v14

this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement, document or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 15.01 that directly affects such Participant.
(f)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other Obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Ineligible Assignees. Notwithstanding anything to the contrary contained herein, in no event shall any Lender make an assignment pursuant to Section 15.07(a) preceding or sell a participation pursuant to Section 15.07(e) preceding to (i) any Loan Party or Alon USA or any Affiliate of any of the foregoing, (ii) any individual, or (iii) or any Defaulting Lender or any of its Subsidiaries.
(h)    Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 15.05 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 15.07 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (i) any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 and (ii) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 15.07. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers, the Guarantors, the Administrative Agent, the Swingline Lender or the LC Issuer hereunder.
(i)    Assignment by Borrowers. Neither any Borrower nor any other Loan Party nor Alon USA shall assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of each of the Lenders.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 114
42575.100083 EMF_US 48981686v14

(j)    Syndication. Each Borrower hereby agrees to assist and cooperate with the Lead Arranger in efforts to implement and complete any syndication of the Commitments and the Loans hereunder, including, but not limited to, promptly preparing and providing materials and information reasonably deemed necessary by the Lead Arranger to successfully complete and otherwise facilitate such syndication, including, without limitation, all projections and other materials required to be delivered pursuant to Section 5.05 and Section 6.01. Each Borrower and each of its directors, officers, employees and agents shall, at the reasonable request of the Lead Arranger, meet with potential lenders and provide such additional information as such Persons may reasonably request. Notwithstanding the foregoing, the Lead Arranger shall not be required to pursue a syndication of the Loans and the Commitments hereunder. The terms of the Fee Letter shall survive the Closing Date.
(k)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuer, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 15.07(k), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 15.08.    Confidentiality. Each of the Administrative Agent, the LC Issuer and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, back-up servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as Collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding any Loan Party, the Loans and/or the Loan Documents in connection with

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 115
42575.100083 EMF_US 48981686v14

ratings issued with respect to an Approved Fund, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the LC Issuer or any Lender on a nonconfidential basis from a source other than a Borrower. For purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the LC Issuer or any Lender on a nonconfidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent, the LC Issuer and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011‑4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent, the LC Issuer or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such Person normally makes available in the course of its business of assigning identification numbers.
Section 15.09.    Set Off. In addition to any rights and remedies of the Lenders or the LC Issuer provided by law, upon the occurrence and during the continuance of any Event of Default, each of the Lenders and the LC Issuer is authorized at any time and from time to time, without prior notice to any Loan Party or Alon USA, any such notice being waived by the Loan Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or the LC Issuer to or for the credit or the account of any Loan Party or Alon USA against any and all Obligations owing to such Lender or the LC Issuer hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or the LC Issuer or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender and the LC Issuer agrees promptly to notify the Borrowers and the Administrative Agent after any such set‑off and application made by such Lender or the LC Issuer; provided, however, that the failure to give such notice shall not affect the validity of such set‑off and application. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the LC Issuer, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer, the Swingline Lender

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 116
42575.100083 EMF_US 48981686v14

or their respective Affiliates may have. Each Lender, the LC Issuer and the Swingline Lender agree to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 15.10.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 15.11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 15.12.    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties regarding the subject matter hereof and thereof and supersedes all prior agreements, written or oral, regarding such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent, the LC Issuer or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Upon the execution and delivery of this Agreement by all parties hereto, all obligations of Wells Fargo under the commitment letter dated January 24, 2014, among Wells Fargo and the Borrowers shall automatically terminate.
Section 15.13.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other agreement, document or instrument delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the LC Issuer and each Lender, regardless of any investigation made by the Administrative Agent, the LC Issuer or any Lender or on their behalf and notwithstanding that the Administrative Agent, the LC Issuer or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan, LC Obligation or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 15.14.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 117
42575.100083 EMF_US 48981686v14

Section 15.15.    [Reserved.]
Section 15.16.    [Reserved.]
Section 15.17.    Estoppel Certificates. The Borrowers, within ten (10) days after request by the Administrative Agent and at the Borrowers' expense, will furnish the Administrative Agent and the Lenders with a statement, duly acknowledged and certified to the best knowledge of the Borrowers, setting forth the amount of all Loans, the LC Obligations and all other Obligations and the offsets or defenses thereto, if any, all in form and substance reasonably acceptable to the Administrative Agent.
Section 15.18.    Recourse. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the liability for payment of the Loans, the LC Obligations and all other Obligations and for the payment and performance of all other agreements, covenants and obligations contained herein or in any of the other Loan Documents, shall be the full recourse obligations of the Borrowers and the Guarantors.
Section 15.19.    Governing Law; Consent to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5‑1401 OF THE GENERAL OBLIGATIONS LAW); PROVIDED THAT THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    EACH PARTY HERETO HEREBY CONSENTS, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE OTHER THAN PURSUIT OF A JUDGMENT ON A NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE ANY PROPERTY IS LOCATED TO TAKE JURISDICTION OF SUCH PROPERTY. EACH LOAN PARTY FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF EACH STATE WHERE ANY PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH PROPERTY, INCLUDING BUT NOT LIMITED TO FORECLOSURES, AND EACH LOAN PARTY AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST ANY LOAN PARTY OR THEIR RESPECTIVE PROPERTY. EACH LOAN PARTY FURTHER IRREVOCABLY WAIVES PERSONAL

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 118
42575.100083 EMF_US 48981686v14

SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER AND THE LENDERS TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY JURISDICTION. TO THE EXTENT THAT ANY LOAN PARTY HAS OR MAY HEREAFTER ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH LOAN PARTY OR SUCH LOAN PARTY'S PROPERTY, SUCH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
Section 15.20.    Waiver of Right to Trial by Jury and Other Rights. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY AND ANY RIGHT OR CLAIM TO ANY CONSEQUENTIAL DAMAGES, EXEMPLARY DAMAGES, EXPECTANCY DAMAGES, SPECIAL DAMAGES AND GENERAL DAMAGES IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO OR ANY EXERCISE BY ANY PARTY HERETO OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO ANY LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE); PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY INDEMNITEE (AS DEFINED IN SECTION 15.05 HEREOF) TO BE FULLY INDEMNIFIED IN ACCORDANCE WITH SECTION 15.05 HEREOF FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS, INCLUDING, WITHOUT LIMITATION, THOSE BASED UPON CONSEQUENTIAL DAMAGES, EXEMPLARY DAMAGES, EXPECTANCY DAMAGES, SPECIAL DAMAGES AND/OR GENERAL DAMAGES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE AND RECEIVE THE LOANS.
IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 119
42575.100083 EMF_US 48981686v14

TRANSACTIONS CONTEMPLATED HEREBY (EACH, A "CLAIM") AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:
(a)    WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBPARAGRAPH (b) BELOW, ANY CLAIM WILL BE RESOLVED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1.
(b)    THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A REFERENCE PROCEEDING: (I) NON‑JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (II) EXERCISE OF SELF‑HELP REMEDIES (INCLUDING SET‑OFF), (III) APPOINTMENT OF A RECEIVER AND (IV) TEMPORARY, PROVISIONAL OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (I) THROUGH (IV) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT.
(c)    UPON THE WRITTEN REQUEST OF ANY PARTY HERETO, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES HERETO DO NOT AGREE UPON A REFEREE WITHIN TEN DAYS OF SUCH WRITTEN REQUEST, THEN ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.
(d)    ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT THAT, WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.
(e)    THE REFEREE SHALL APPLY THE RULES OF DISCOVERY AND EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA TO THE REFERENCE PROCEEDING AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 120
42575.100083 EMF_US 48981686v14

REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.
Section 15.21.    Time of the Essence. For all payments to be made and all obligations to be performed by the Loan Parties and Alon USA under the Loan Documents, time is of the essence.
Section 15.22.    Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers, the other Loan Parties and Alon USA that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107‑56, signed into law on October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower (and, if and to the extent applicable, each other Loan Party and Alon USA), which information includes the name and address of each Borrower (and other applicable Loan Party and Alon USA) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower (and other applicable Loan Party and Alon USA) in accordance with the Patriot Act.
Section 15.23.    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement and the other Loan Documents shall not constitute a novation of any indebtedness or other obligations owing to any Lender under the Existing Credit Agreement or the other Loan Documents based on facts or events occurring or existing prior to the execution and delivery of this Agreement or such other Loan Documents. On the Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of any Borrower or Guarantor outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds, and the Lenders shall make such assignments of the Loans between and/or among themselves for appropriate consideration at par, as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder. All Liens securing the "Obligations" as defined in the Existing Credit Agreement are hereby renewed and extended to secure the Obligations. The Administrative Agent, as beneficiary under the Mortgages covering the Fee Properties located in the State of Texas and as mortgagee of the Mortgages covering the Fee Properties located in the State of New Mexico, hereby agrees and consents to the amendment and restatement of each of the "Mortgages", as such term is defined in the Existing Credit Agreement, pursuant to the applicable Mortgage executed in accordance with this Agreement.
[Remainder of Page Intentionally Left Blank.
Signature Pages Follow.]

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – Page 121
42575.100083 EMF_US 48981686v14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
THE BORROWERS:

SOUTHWEST CONVENIENCE STORES, LLC

By:    /s/ Shai Even
Name:    Shai Even
Title:    Vice President
SKINNY'S, LLC

By:    /s/ Shai Even
Name:    Shai Even
Title:    Vice President
CERTAIN GUARANTORS:
ALON BRANDS, INC.

By:    /s/ Shai Even
Name:    Shai Even
Title:    Vice President
GTS LICENSING COMPANY, INC.

By:    /s/ Shai Even
Name:    Shai Even
Title:    Vice President

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE
42575.100083 EMF_US 48981686v14

THE ADMINISTRATIVE AGENT AND THE LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Lender, LC Issuer, Swingline Lender, Syndication Agent and Lead Arranger

By:
Name:
Title:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE
42575.100083 EMF_US 48981686v14

BANK LEUMI USA

By:
Name:
Title:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE
42575.100083 EMF_US 48981686v14

SUNTRUST BANK

By:
Name:
Title:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE
42575.100083 EMF_US 48981686v14

FIFTH THIRD BANK

By:
Name:
Title:

Obligor Name: Southwest Convenience Stores, LLC and Skinny's, LLC
Obligor No.: 0262937922
SECOND AMENDED AND RESTATED CREDIT AGREEMENT – SIGNATURE PAGE
42575.100083 EMF_US 48981686v14

SCHEDULE 1.01
EXISTING LETTERS OF CREDIT

None.

SCHEDULE 1.01 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.05
INDEBTEDNESS AS OF THE CLOSING DATE
Promissory Note dated June 18, 2003, in the original principal amount of $456,092.62 issued by Southwest to FFP Properties, L.P. This Promissory Note was assigned by FFP Properties, L.P. to FFP Operating Partners, L.P., which then pledged the Promissory Note to Alon USA, LP as security for the purchase of fuel from Alon USA, LP. This Promissory Note was subsequently assigned to Alon USA, LP. The outstanding principal balance of this Promissory Note as of December 31, 2013, was $281,534.82. As of the Closing Date, this Indebtedness is unsecured.

Promissory Note dated June 18, 2003, in the original principal amount of $677,240.98, issued by Southwest to FFP Properties, L.P. (the "6/18/03 Note"). This Promissory Note was assigned by FFP Properties, L.P. to AMRESCO Commercial Finance, Inc. The outstanding principal balance of this Promissory Note as of December 31, 2013, was $370,771.32.

Subordinated Intercompany Note dated September 30, 2004, in the principal amount of $670,000.00, issued by Southwest to Alon USA, LP. The outstanding principal balance of this Subordinated Intercompany Note as of December 31, 2013, was $1,291,905.84. As of the Closing Date, this Indebtedness is unsecured.

Indebtedness to the Administrative Agent and the Lenders under the Existing Credit Agreement (as such term is defined in the Agreement).

SCHEDULE 5.05 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.06
LITIGATION

Edith Barrios v. Southwest Convenience Stores, LLC
American Arbitration Association Case Number 70 460 00482 13

Adela Castruita v. Southwest Convenience Stores and Irma Cervantes
120th District Court of El Paso County, Texas
Cause Number 2013-DCV2188

Billy Cruse v. Southwest Convenience Stores, LLC
United States District Court for the Western District of Texas, Lubbock Division
Cause Number 5-12cv-0206-C

Gina Dickson v. Skinny’s, LLC
County Court at Law #1, Taylor County, Texas
Cause Number 22,293

Dorothy Sue Horn v. Alon USA Energy, Inc., Southwest Convenience Stores, LLC and Skinny’s, LLC
32nd Judicial District Court of Nolan County, Texas
Cause Number 19,398

Berta Martinez v. Southwest Convenience Stores, LLC
County Court at Law #5, El Paso County, Texas
Cause Number 2013-DCV3899

Jose Luis Martinez v. Southwest Convenience Stores, LLC
385th Judicial District Court of Midland County, Texas
Cause Number CV49641

Norma Mora v. Southwest Convenience Stores, LLC
County Court at Law #6, El Paso County, Texas
Cause Number 2013-DCV-3446

Jack Gardner Smith v. Larance Shamon Shaw; Southern County Mutual Insurance Company; Skinny’s, LLC; Franklin Fueling Systems, Inc.; and Southwest Convenience Stores, LLC
104th Judicial District Court of Taylor County, Texas
Cause Number 12,512-B

Jesus Villa v. Southwest Convenience Stores, LLC; 7-Eleven; Southwest Convenience Stores, LLC
327th Judicial District Court of El Paso County, Texas
Cause Number 2011-413

Francisco Holguin v. Southwest Convenience Stores, LLC
346th Judicial District Court of El Paso County, Texas
Cause Number 2010-854

SCHEDULE 5.06 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.13
MERGERS, ETC., SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part (a).	Mergers, Consolidations, Acquisitions, Other Names.
None

Part (b).	Subsidiaries.
GTS Licensing Company, Inc., a Texas corporation

Part (c).	Other Equity Investments.
GTS Licensing Company, Inc., a Texas corporation

SCHEDULE 5.13 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.17
OTHER BUSINESSES

None.

SCHEDULE 5.17 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.18
TRANSACTIONS WITH AFFILIATES

Alon Distributor Sales Agreement (as such term is defined in the Agreement).

SCHEDULE 5.18 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.22
PRINCIPAL AGREEMENTS

    Alon Distributor Sales Agreement (as such term is defined in the Agreement).

Southland Licensing Agreement (as such term is defined in the Agreement).

    Distribution Service Agreement by and between Southwest, Skinny’s and Core-Mark Mid-Continent, Inc., dated January 2, 2012.

SCHEDULE 5.22 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.24
IP RIGHTS
Alon Distributor Sales Agreement (as such term is defined in the Agreement).
Southland Licensing Agreement (as such term is defined in the Agreement).

SCHEDULE 5.24 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.25
[RESERVED]

SCHEDULE 5.25 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 5.28
EMPLOYEE RELATIONS

None.

SCHEDULE 5.28 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 6.07
INSURANCE REQUIREMENTS
All hazard, flood, property, and other appropriate policies must contain a standard mortgagee's loss clause commonly accepted by private institutional investors. The mortgagee, additional insured and lender loss payee clauses on all insurance policies (where required) must name the Administrative Agent as the Lender as follows:
Wells Fargo Bank, National Association
as Administrative Agent for itself and other Lenders, ISAOA, ATIMA
1740 Broadway
Denver, CO 80274
MAC #C7300-033
Attn.: Records Management

The Borrowers shall provide written evidence to the Administrative Agent that the Borrowers maintain at closing and continue to maintain insurance at or above the levels specified herein which have been approved by the Administrative Agent at closing and shall provide the Administrative Agent with renewal certificates on current Acord forms. All policies must contain a clause which will prohibit the cancellation of the policy without thirty (30) days’ notice to Wells Fargo Bank, National Association, as Administrative Agent for itself and other Lenders, its successors and/or assigns.
All insurance coverage must comply with applicable insurance laws and the requirements of the Loan Documents.
All property damage insurance policies must provide for claims to be made on an occurrence basis. Additionally all property insurance policies must state they are subject to (i) an Agreed amount (no co-insurance requirement), (ii) acts of municipal authority coverage (building ordinance or law/increased cost of construction or demolition) if the Property is non-“conforming” with respect to zoning requirements, and (iii) containing deductibles no higher than those reflected on the certificates of insurance delivered by the Borrowers to the Administrative Agent prior to the Closing Date, which deductibles are deemed to be acceptable to the Administrative Agent.
The following are the minimum levels of insurance that must be obtained and maintained in effect, unless otherwise agreed by the Borrowers and the Administrative Agent in the event that a particular risk or coverage or an amount of insurance with respect thereto is not commercially available on reasonable terms.
The Borrowers, at their sole cost and expense, for the mutual benefit of Borrowers and the Administrative Agent, shall obtain and maintain during the entire term of the Loan the following policies of insurance:
(1)    Risk Insurance: All risks perils (as generally defined by the insurance industry) to each Property and improvements, including but not limited to the perils of fire, lightning, windstorm, hail, vandalism and collapse providing coverage in an amount not less than full replacement value.
(2)    Flood Insurance: If any Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance is made available under the National Flood Insurance Program, then flood insurance equal to the outstanding principal amount of the Loans (or such lesser amount as the Administrative Agent

SCHEDULE 6.07 – Page 1
42575.100083 EMF_US 48981686v14

shall require in its Sole Discretion) must be obtained prior to the Closing Date and maintained during the full term of the Loans.
(3)    Commercial General Liability and Excess Liability Insurance: Commercial general liability insurance and excess liability insurance, including bodily injury, death, liquor law, auto, and third-party property damage liability and excess and/or umbrella liability insurance, shall be obtained and maintained and must include all legal liability imposed upon the Borrowers and all court costs and attorneys' fees connected with the ownership, operation and maintenance of each Property and all building equipment. Commercial general liability insurance, including liquor liability, will contain minimum limits of liability of $2,000,000 per occurrence and $4,000,000 general aggregate. Excess liability insurance, including liquor liability, will contain limits of liability of $5,000,000 per occurrence and $5,000,000 general aggregate.
(4)    Statutory Workers Compensation Insurance: Statutory workers compensation insurance is required in an amount which is at least customary for employers insuring similar risks. If workers compensation insurance is maintained outside the relevant state program (non-subscriber coverage), affirmative written evidence of such coverage and that it is in compliance with the workers compensation insurance requirements.
(5)    Pollution Legal Liability Insurance: A policy will be required covering pollution legal liability on a per store basis with terms and conditions acceptable to the Administrative Agent. The policy will be non‑exclusionary and arranged by the Borrowers, at the Borrowers' expense.
(6)    Underground Storage Tank Insurance (UST Compliance Policy): A policy of insurance which satisfies the financial responsibility requirements of The Resource Conservation and Recovery Act (RCRA) for underground storage tanks containing fuels or hazardous materials shall be required by the Administrative Agent; provided, however, that this requirement may also be satisfied by providing the Administrative Agent with such other evidence as may be required of owner/operators to demonstrate compliance with Petroleum UST Financial Responsibility Requirements pursuant to federal and state regulations.
(7)    Allocation of Premiums. If a blanket policy is utilized that covers more Properties than are involved in this transaction, then a premium must be allocated to the Properties that the insurance company will accept as payment to keep the portion of the policy relating to the Properties in effect if the owner does not pay its total premium payment.
In addition to the insurance coverage specifically required herein, the Borrowers shall obtain and maintain such other insurance as may from time to time be reasonably required by the Administrative Agent in order to protect its or the Lenders' Collateral, provided same are customarily required by institutional owners or lenders for similar properties in the general vicinity of the Property and the same are commercially available on reasonable terms; provided further, that this provision shall in no event be interpreted to require, or allow the Administrative Agent to require or procure at the Borrowers’ expense, business interruption coverage.

SCHEDULE 6.07 – Page 2
42575.100083 EMF_US 48981686v14

SCHEDULE 6.14
BANKS
Wells Fargo Bank, National Association, Account No. xxx-xxxXXXX (the account number is on file with the Administrative Agent)
Bank Leumi USA, Account No. xxxxxxXXXX (the account number is on file with the Administrative Agent)

SCHEDULE 6.14 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 7.01
EXISTING LIENS
Liens evidenced by the UCC-1 financing statements set forth on the following table:

Debtor	Secured Party	Filing No. at Texas Secretary of State	Filing Date	Collateral
Southwest	U.S. Bancorp Oliver-Allen Technology Leasing	05-0015741134	05/19/05	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0022605730	07/03/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0024126578	07/18/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0026958301	08/12/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0029871409	09/08/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0034431679	10/21/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	08-0035165078	10/28/08	Leased equipment
Southwest	Banc of America Leasing & Capital, LLC	09-0005590038	02/26/09	Leased equipment
Southwest	ComCo-OneWorld, Inc.	10-0010100275	04/09/10	Transaction Tracking Software Module
Skinny's	Automated Copy Systems, Inc.	12-0016470445	05/23/12	Copier
Skinny's	Orion Food Systems, LLC	12-0040488451	12/31/12	3 Tier Warmer
Right of first refusal in favor of Southland pursuant to Southland Licensing Agreement, whereby Southland has the right of first refusal to purchase the business or ownership of Southwest (or any part thereof) in the event that Southwest receives a bona fide offer for the purchase of such interest or any part thereof.
Deed of Trust and Assignment of Leases and Rents dated June 18, 2003, executed by Southwest, as grantor, and FFP Properties, L.P., as beneficiary, creating a Lien on Store No. 218 to secure the 6/18/03 Note (as such term is defined in Schedule 5.05). Such deed of trust and such 6/18/03 Note were assigned by FFP Properties, L.P. to AMRESCO Commercial Finance, Inc.

SCHEDULE 7.01 – Solo Page
42575.100083 EMF_US 48981686v14

SCHEDULE 7.03
PERMITTED INDEBTEDNESS
Indebtedness in existence on the Closing Date and listed on Schedule 5.05

SCHEDULE 7.03 – Solo Page
42575.100083 EMF_US 48981686v14